                                                                   EXHIBIT 10.47

                                 LOAN AGREEMENT

                          Dated as of October 17, 2003

                                     Between

                          MHC CREEKSIDE ESTATES, L.L.C.

                                   as Borrower

                                       and

                              BANK OF AMERICA, N.A.

                                    as Lender


                                TABLE OF CONTENTS

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ARTICLE 1 DEFINITIONS; PRINCIPLES OF CONSTRUCTION................................................      1

   SECTION 1.1.       DEFINITIONS................................................................      2
   SECTION 1.2.       PRINCIPLES OF CONSTRUCTION.................................................     15

ARTICLE 2 GENERAL TERMS..........................................................................     16

   SECTION 2.1.       LOAN COMMITMENT; DISBURSEMENT TO BORROWER..................................     16
   SECTION 2.2.       LOAN PAYMENTS..............................................................     16
   SECTION 2.3.       LATE PAYMENT CHARGE........................................................     17
   SECTION 2.4.       PREPAYMENT; DEFEASANCE.....................................................     18
   SECTION 2.5.       SUBSTITUTION OF PROPERTIES ................................................     22
   SECTION 2.6.       PAYMENTS AFTER DEFAULT.....................................................     29
   SECTION 2.7.       USURY SAVINGS..............................................................     29

ARTICLE 3 CONDITIONS PRECEDENT...................................................................     29

   SECTION 3.1.       REPRESENTATIONS AND WARRANTIES; COMPLIANCE WITH CONDITIONS.................     30
   SECTION 3.2.       DELIVERY OF LOAN DOCUMENTS; TITLE INSURANCE; REPORTS; LEASES...............     30
   SECTION 3.3.       RELATED DOCUMENTS..........................................................     31
   SECTION 3.4.       ORGANIZATIONAL DOCUMENTS...................................................     31
   SECTION 3.5.       OPINIONS OF BORROWER'S COUNSEL.............................................     31
   SECTION 3.6.       ANNUAL BUDGET..............................................................     32
   SECTION 3.7.       TAXES AND OTHER CHARGES....................................................     32
   SECTION 3.8.       COMPLETION OF PROCEEDINGS..................................................     32
   SECTION 3.9.       PAYMENTS...................................................................     32
   SECTION 3.10.      TRANSACTION COSTS..........................................................     32
   SECTION 3.11.      NO MATERIAL ADVERSE CHANGE.................................................     32
   SECTION 3.12.      LEASES AND RENT ROLL.......................................................     33
   SECTION 3.13.      INTENTIONALLY DELETED......................................................     33
   SECTION 3.14.      INTENTIONALLY DELETED......................................................     33
   SECTION 3.15.      INTENTIONALLY DELETED......................................................     33
   SECTION 3.16.      TAX LOT....................................................................     33
   SECTION 3.17.      PHYSICAL CONDITIONS REPORT.................................................     33
   SECTION 3.18.      MANAGEMENT AGREEMENT.......................................................     33
   SECTION 3.19.      APPRAISAL..................................................................     33
   SECTION 3.20.      FINANCIAL STATEMENTS.......................................................     33
   SECTION 3.21.      INTENTIONALLY DELETED......................................................     33
   SECTION 3.22.      FURTHER DOCUMENTS..........................................................     33

ARTICLE 4 REPRESENTATIONS AND WARRANTIES.........................................................     34

   SECTION 4.1.       ORGANIZATION...............................................................     34
   SECTION 4.2.       STATUS OF BORROWER.........................................................     34
   SECTION 4.3.       VALIDITY OF DOCUMENTS......................................................     34
   SECTION 4.4.       NO CONFLICTS...............................................................     35
   SECTION 4.5.       LITIGATION.................................................................     35
   SECTION 4.6.       AGREEMENTS.................................................................     35
   SECTION 4.7.       SOLVENCY...................................................................     35
   SECTION 4.8.       FULL AND ACCURATE DISCLOSURE...............................................     36
   SECTION 4.9.       NO PLAN ASSETS.............................................................     36
   SECTION 4.10.      NOT A FOREIGN PERSON.......................................................     36
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   SECTION 4.11.      ENFORCEABILITY.............................................................     36
   SECTION 4.12.      BUSINESS PURPOSES..........................................................     37
   SECTION 4.13.      COMPLIANCE.................................................................     37
   SECTION 4.14.      FINANCIAL INFORMATION......................................................     37
   SECTION 4.15.      CONDEMNATION...............................................................     38
   SECTION 4.16.      UTILITIES AND PUBLIC ACCESS; PARKING.......................................     38
   SECTION 4.17.      SEPARATE LOTS..............................................................     38
   SECTION 4.18.      ASSESSMENTS................................................................     38
   SECTION 4.19.      INSURANCE..................................................................     38
   SECTION 4.20.      USE OF PROPERTY............................................................     38
   SECTION 4.21.      CERTIFICATE OF OCCUPANCY; LICENSES.........................................     39
   SECTION 4.22.      FLOOD ZONE.................................................................     39
   SECTION 4.23.      PHYSICAL CONDITION.........................................................     39
   SECTION 4.24.      BOUNDARIES.................................................................     39
   SECTION 4.25.      LEASES AND RENT ROLL.......................................................     40
   SECTION 4.26.      FILING AND RECORDING TAXES.................................................     41
   SECTION 4.27.      MANAGEMENT AGREEMENT.......................................................     41
   SECTION 4.28.      ILLEGAL ACTIVITY...........................................................     41
   SECTION 4.29.      CONSTRUCTION EXPENSES......................................................     41
   SECTION 4.30.      PERSONAL PROPERTY..........................................................     41
   SECTION 4.31.      TAXES......................................................................     41
   SECTION 4.32.      PERMITTED ENCUMBRANCES.....................................................     42
   SECTION 4.33.      FEDERAL RESERVE REGULATIONS................................................     42
   SECTION 4.34.      INVESTMENT COMPANY ACT.....................................................     42
   SECTION 4.35.      RECIPROCAL EASEMENT AGREEMENTS.............................................     42
   SECTION 4.36.      NO CHANGE IN FACTS OR CIRCUMSTANCES; DISCLOSURE............................     43
   SECTION 4.37.      INTELLECTUAL PROPERTY......................................................     43
   SECTION 4.38.      SURVEY.....................................................................     43
   SECTION 4.39.      EMBARGOED PERSON...........................................................     43
   SECTION 4.40.      PATRIOT ACT................................................................     44
   SECTION 4.41.      GROUND LEASE REPRESENTATIONS...............................................     45
   SECTION 4.42.      OPERATING LEASE REPRESENTATIONS............................................     45
   SECTION 4.43.      SURVIVAL...................................................................     45

ARTICLE 5 BORROWER COVENANTS.....................................................................     45

   SECTION 5.1.       EXISTENCE; COMPLIANCE WITH LEGAL REQUIREMENTS..............................     45
   SECTION 5.2.       MAINTENANCE AND USE OF PROPERTY............................................     46
   SECTION 5.3.       WASTE......................................................................     46
   SECTION 5.4.       TAXES AND OTHER CHARGES....................................................     46
   SECTION 5.5.       LITIGATION.................................................................     47
   SECTION 5.6.       ACCESS TO PROPERTY.........................................................     47
   SECTION 5.7.       NOTICE OF DEFAULT..........................................................     47
   SECTION 5.8.       COOPERATE IN LEGAL PROCEEDINGS.............................................     47
   SECTION 5.9.       PERFORMANCE BY BORROWER....................................................     47
   SECTION 5.10.      AWARDS; INSURANCE PROCEEDS.................................................     48
   SECTION 5.11.      FINANCIAL REPORTING........................................................     48
   SECTION 5.12.      ESTOPPEL STATEMENT.........................................................     51
   SECTION 5.13.      LEASING MATTERS............................................................     51
   SECTION 5.14.      PROPERTY MANAGEMENT........................................................     53
   SECTION 5.15.      LIENS......................................................................     54
   SECTION 5.16.      DEBT CANCELLATION..........................................................     54
   SECTION 5.17.      ZONING.....................................................................     54
   SECTION 5.18.      ERISA......................................................................     54
   SECTION 5.19.      NO JOINT ASSESSMENT........................................................     55
   SECTION 5.20.      RECIPROCAL EASEMENT AGREEMENTS.............................................     55
   SECTION 5.21.      ALTERATIONS................................................................     55
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   SECTION 5.22.      TAX CREDITS................................................................     56
   SECTION 5.23.      GOLF COURSE PROPERTIES ....................................................     56
   SECTION 5.24.      GROUND LEASES..............................................................     56

ARTICLE 6 ENTITY COVENANTS.......................................................................     56

   SECTION 6.1.       SINGLE PURPOSE ENTITY/SEPARATENESS.........................................     56
   SECTION 6.2.       CHANGE OF NAME, IDENTITY OR STRUCTURE......................................     59
   SECTION 6.3.       BUSINESS AND OPERATIONS....................................................     60
   SECTION 6.4.       INDEPENDENT DIRECTOR.......................................................     60

ARTICLE 7 NO SALE OR ENCUMBRANCE.................................................................     61

   SECTION 7.1.       TRANSFER DEFINITIONS.......................................................     61
   SECTION 7.2.       NO SALE/ENCUMBRANCE........................................................     61
   SECTION 7.3.       PERMITTED TRANSFERS........................................................     62
   SECTION 7.4.       LENDER'S RIGHTS............................................................     62
   SECTION 7.5.       ASSUMPTION.................................................................     63
   SECTION 7.6.       PARTIAL ASSUMPTIONS .......................................................     65
   SECTION 7.7.       ASSUMPTIONS IN CONNECTION WITH CERTAIN TRANSFERS TO AFFILIATES.............     65
   SECTION 7.8.       ADDITIONAL PERMITTED TRANSFERS.............................................     68
   SECTION 7.9.       GROUND LEASES TO AFFILIATES................................................     68

ARTICLE 8 INSURANCE; CASUALTY; CONDEMNATION; RESTORATION.........................................     69

   SECTION 8.1.       INSURANCE..................................................................     69
   SECTION 8.2.       CASUALTY...................................................................     72
   SECTION 8.3.       CONDEMNATION...............................................................     72
   SECTION 8.4.       RESTORATION................................................................     73

ARTICLE 9 RESERVE FUNDS..........................................................................     77

   SECTION 9.1.       REQUIRED REPAIRS...........................................................     77
   SECTION 9.2.       REPLACEMENTS...............................................................     77
   SECTION 9.3.       INTENTIONALLY DELETED......................................................     77
   SECTION 9.4.       REQUIRED WORK .............................................................     77
   SECTION 9.5.       RELEASE OF RESERVE FUNDS...................................................     79
   SECTION 9.6.       TAX AND INSURANCE RESERVE FUNDS............................................     81
   SECTION 9.7.       EXCESS CASH................................................................     82
   SECTION 9.8.       TERRORISM RESERVE..........................................................     82
   SECTION 9.9.       RESERVE FUNDS GENERALLY....................................................     82

ARTICLE 10 CASH MANAGEMENT.......................................................................     84

   SECTION 10.1.      LOCKBOX ACCOUNT AND CASH MANAGEMENT ACCOUNT................................     84
   SECTION 10.2.      DEPOSITS AND WITHDRAWALS...................................................     85
   SECTION 10.3.      SECURITY INTEREST..........................................................     88
   SECTION 10.4.      DEFINITIONS................................................................     88
   SECTION 10.4.      OFFICE IN THE CITY WHERE THE LOCKBOX ACCOUNT IS MAINTAINED, WITH RESPECT
                      TO LOCKBOX BANK (IN BOTH INSTANCES, EXCLUDING SATURDAYS AND SUNDAYS).......     88

ARTICLE 11 EVENTS OF DEFAULT; REMEDIES...........................................................     89

   SECTION 11.1.      EVENT OF DEFAULT...........................................................     89
   SECTION 11.2.      REMEDIES...................................................................     91

ARTICLE 12 ENVIRONMENTAL PROVISIONS..............................................................     92

   SECTION 12.1.      ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES...............................     92
   SECTION 12.2.      ENVIRONMENTAL COVENANTS....................................................     93
   SECTION 12.3.      LENDER'S RIGHTS............................................................     93
   SECTION 12.4.      OPERATIONS AND MAINTENANCE PROGRAMS........................................     94

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   SECTION 12.5.      ENVIRONMENTAL DEFINITIONS..................................................     94
   SECTION 12.6.      INDEMNIFICATION............................................................     94

ARTICLE 13 SECONDARY MARKET......................................................................     96

   SECTION 13.1.      TRANSFER OF LOAN...........................................................     96
   SECTION 13.2.      DELEGATION OF SERVICING....................................................     96
   SECTION 13.3.      DISSEMINATION OF INFORMATION...............................................     96
   SECTION 13.4.      COOPERATION................................................................     97
   SECTION 13.5.      SECURITIZATION INDEMNIFICATION.............................................     99
   SECTION 13.6.      INTENTIONALLY DELETED......................................................    101

ARTICLE 14 INDEMNIFICATIONS......................................................................    101

   SECTION 14.1.      GENERAL INDEMNIFICATION....................................................    101
   SECTION 14.2.      MORTGAGE AND INTANGIBLE TAX INDEMNIFICATION................................    102
   SECTION 14.3.      ERISA INDEMNIFICATION......................................................    102
   SECTION 14.4.      SURVIVAL...................................................................    102

ARTICLE 15 EXCULPATION...........................................................................    102

   SECTION 15.1.      EXCULPATION................................................................    102

ARTICLE 16 NOTICES...............................................................................    104

   SECTION 16.1.      NOTICES....................................................................    104

ARTICLE 17 FURTHER ASSURANCES....................................................................    105

   SECTION 17.1.      REPLACEMENT DOCUMENTS......................................................    105
   SECTION 17.2.      RECORDING OF MORTGAGE, ETC.................................................    105
   SECTION 17.3.      FURTHER ACTS, ETC..........................................................    106
   SECTION 17.4.      CHANGES IN TAX, DEBT, CREDIT AND DOCUMENTARY STAMP LAWS....................    106
   SECTION 17.5.      EXPENSES...................................................................    107

ARTICLE 18 WAIVERS...............................................................................    108

   SECTION 18.1.      REMEDIES CUMULATIVE; WAIVERS...............................................    108
   SECTION 18.2.      MODIFICATION, WAIVER IN WRITING............................................    108
   SECTION 18.3.      DELAY NOT A WAIVER.........................................................    108
   SECTION 18.4.      TRIAL BY JURY..............................................................    108
   SECTION 18.5.      WAIVER OF NOTICE...........................................................    109
   SECTION 18.6.      REMEDIES OF BORROWER.......................................................    109
   SECTION 18.7.      WAIVER OF MARSHALLING OF ASSETS............................................    109
   SECTION 18.8.      WAIVER OF STATUTE OF LIMITATIONS...........................................    110
   SECTION 18.9.      WAIVER OF COUNTERCLAIM.....................................................    110
   SECTION 18.10.     GRADSKY WAIVERS............................................................    110
   SECTION 18.11.     CROSS-DEFAULT; CROSS COLLATERALIZATION; WAIVER OF MARSHALLING OF ASSETS ...    110
   SECTION 18.12.     CONTRIBUTION AND WAIVERS ..................................................    110

ARTICLE 19 GOVERNING LAW.........................................................................    110

   SECTION 19.1.      CHOICE OF LAW..............................................................    110
   SECTION 19.2.      SEVERABILITY...............................................................    110
   SECTION 19.3.      PREFERENCES................................................................    110

ARTICLE 20 MISCELLANEOUS.........................................................................    111

   SECTION 20.1.      SURVIVAL...................................................................    111
   SECTION 20.2.      LENDER'S DISCRETION........................................................    111
   SECTION 20.3.      HEADINGS...................................................................    111
   SECTION 20.4.      COST OF ENFORCEMENT........................................................    111
   SECTION 20.5.      SCHEDULES INCORPORATED.....................................................    111
   SECTION 20.6.      OFFSETS, COUNTERCLAIMS AND DEFENSES........................................    112
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SECTION 20.7.      NO JOINT VENTURE OR PARTNERSHIP; NO THIRD PARTY BENEFICIARIES.................    112
SECTION 20.8.      PUBLICITY.....................................................................    113
SECTION 20.9.      CONFLICT; CONSTRUCTION OF DOCUMENTS; RELIANCE.................................    113
SECTION 20.10.     ENTIRE AGREEMENT..............................................................    114
SECTION 20.11.     TAX DISCLOSURE................................................................    114
SECTION 20.12.     EXECUTION BY BORROWER PRINCIPAL...............................................    114

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT, dated as of October 17, 2003 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "AGREEMENT"), between BANK OF AMERICA, N.A., having an address at Bank of America Corporate Center, 214 North Tryon Street, Charlotte, North Carolina 28255 (together with its successors and/or assigns, "LENDER") and MHC CREEKSIDE ESTATES, L.L.C., a Delaware limited liability company, having an address at c/o Manufactured Home Communities, Inc., Two North Riverside Plaza, Suite 800, Chicago, Illinois 60606 (together with its successors and/or assigns, "BORROWER").

                                    RECITALS:

         Borrower desires to obtain the Loan (defined below) from Lender.

         Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (defined below).

         In consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

                                    ARTICLE 1

                     DEFINITIONS; PRINCIPLES OF CONSTRUCTION

         SECTION 1.1. DEFINITIONS

         For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

         "ACCEPTABLE ACCOUNTANT" shall mean a "Big Four" accounting firm or other independent certified public accountant acceptable to Lender.

         "ACQUIRED PROPERTY" shall have the meaning set forth in Section 5.11(c)(i)(A) hereof.

         "ACQUIRED PROPERTY STATEMENTS" shall have the meaning set forth in
Section 5.11(c)(i)(A) hereof.

         "ACT" shall have the meaning set forth in Section 6.1(c) hereof.

         "ACT OF TERROR" shall have the meaning set forth in Section 9.8 hereof.

         "ADVISORY AGREEMENT" shall have the meaning set forth in Section 13.3 hereof.

         "AFFILIATE" shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

         "AFFILIATED LOANS" shall mean a loan made by Lender to a parent, subsidiary or such other entity affiliated with Borrower or Borrower Principal.

         "AFFILIATED MANAGER" shall have the meaning set forth in Section 7.1 hereof.

         "AFFILIATE TRANSFER PORTION OF THE PROPERTY" shall have the meaning set forth in Section 7.7 hereof.

         "AFFILIATE TRANSFEREE" shall have the meaning set forth in Section 7.7 hereof.

         "ALTA" shall mean American Land Title Association, or any successor thereto.

         "ALTERATION THRESHOLD" means five percent (5%) of the original principal amount of the Loan.

         "ANNEX" shall have the meaning set forth in Section 4.40 hereof.

         "APPRAISAL" shall mean an appraisal prepared in accordance with the requirements of applicable regulations issued pursuant to Chapter 34A, Title 12, U.S. Code prepared by an independent third party appraiser holding an MAI designation, who is State licensed or State certified if required under the laws of the State where the Property is located, who meets the requirements of applicable regulations issued pursuant to Chapter 34A, Title 12, U.S. Code, and who is otherwise satisfactory to Lender.

         "ASSIGNMENT OF MANAGEMENT AGREEMENT" shall mean that certain Assignment and Subordination of Management Agreement dated the date hereof among Lender, Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

         "AWARD" shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Property.

         "BASIC CARRYING COSTS" shall mean, with respect to the Property, the sum of the following costs for the relevant fiscal year or payment period: (i) taxes, (ii) Insurance Premiums, and (iii) if applicable, any ground rent.

         "BORROWER ACCOUNT" shall have the meaning set forth on Schedule 3 attached hereto.

         "BORROWER PRINCIPAL" shall mean Manufactured Home Communities, Inc., a Maryland corporation.

         "BORROWER PRINCIPAL AFFILIATE" shall have the meaning set forth in
Section 2.5 hereof.

         "BUSINESS DAY" shall mean a day on which Lender is open for the conduct of substantially all of its banking business at its office in the city in which the Note is payable (excluding Saturdays and Sundays).

         "CASH MANAGEMENT ACCOUNT" shall have the meaning set forth in Section 10.1(a) hereof.

         "CASH MANAGEMENT PERIOD" shall mean the existence and continuance of an Event of Default.

         "CASUALTY" shall have the meaning set forth in Section 8.2.

         "CLOSING DATE" shall mean the date of the funding of the Loan.

         "CONSTANT MONTHLY PAYMENT AMOUNT" shall mean the monthly payment of interest and principal due on each Scheduled Payment Date as set forth in
Section 2.2(b) hereof.

         "CONTROL" shall have the meaning set forth in Section 7.1 hereof.

         "CONDEMNATION" shall mean a temporary or permanent taking by any Governmental Authority as the result, in lieu or in anticipation, of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

         "CONDEMNATION PROCEEDS" shall have the meaning set forth in Section 8.4(b).

         "CREDITORS RIGHTS LAWS" shall mean with respect to any Person any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts or debtors.

         "DEBT" shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, this Agreement, the Mortgage or any other Loan Document.

         "DEBT SERVICE" shall mean, with respect to any particular period of time, scheduled principal and/or interest payments under the Note.

         "DEBT SERVICE COVERAGE RATIO" shall mean, as of any date of determination, for the applicable period of calculation, the ratio, as determined by Lender, of (i) Net Operating Income to (ii) the aggregate amount of Debt Service which would be due for the same period. The Debt Service Coverage Ratio shall be determined by Lender at the end of each calendar quarter throughout the term of the Loan.

         "DEFEASED NOTE" shall have the meaning set forth in Section 2.4(c)(i)(D) hereof.

         "DEFAULT" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

         "DEFAULT RATE" shall mean, with respect to the Loan, a rate per annum equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) four percent (4%) above the Note Rate.

         "DEFEASANCE COLLATERAL" shall have the meaning set forth in Section 2.4(b)(i)(D)(2) hereof.

         "DEFEASANCE SECURITY AGREEMENT" shall have the meaning set forth in
Section 2.4(b)(i)(D)(2) hereof.

         "DISCLOSURE DOCUMENT" shall have the meaning set forth in Section 13.5 hereof.

         "ELIGIBLE ACCOUNT" shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

         "ELIGIBLE INSTITUTION" shall mean either (i) the entity set forth on
Schedule 1, attached hereto or (ii) a depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short term unsecured debt obligations or commercial paper of which are rated at least "A-1+" by S&P, "P-1" by Moody's and "F-1+" by Fitch in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least "AA" by Fitch and S&P and "Aa2" by Moody's).

         "EMBARGOED PERSON" shall the meaning set forth in Section 4.39.

         "ENVIRONMENTAL INDEMNITY" shall mean, in the event such indemnity was executed in connection with the closing of the Loan, an Environmental Indemnity Agreement, dated as of the date hereof, executed by Borrower and Borrower Principal in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

         "ENVIRONMENTAL LAW" shall have the meaning set forth in Section 12.5 hereof.

         "ENVIRONMENTAL LIENS" shall have the meaning set forth in Section 12.5 hereof.

         "ENVIRONMENTAL PROBLEM" shall have the meaning set forth in Section
12.6 hereof.

         "ENVIRONMENTAL REPORT" shall have the meaning set forth in Section 12.5 hereof.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statutes thereto and applicable regulations issued pursuant thereto in temporary or final form.

         "EVENT OF DEFAULT" shall have the meaning set forth in Section 11.1 hereof.

         "EXCHANGE ACT" shall mean the Securities and Exchange Act of 1934, as amended.

         "EXCHANGE ACT FILING" shall have the meaning set forth in Section 5.11(c) hereof.

         "EXCESS CASH RESERVE ACCOUNT" shall have the meaning set forth in
Section 9.7 hereof.

         "EXCESS CASH RESERVE FUNDS" shall have the meaning set forth in Section
9.7 hereof.

         "FITCH" shall mean Fitch, Inc.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

         "GOVERNMENTAL AUTHORITY" shall mean any court, board, agency, department, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, municipal, city, town, special district or otherwise) whether now or hereafter in existence.

         "HAZARDOUS MATERIALS" shall have the meaning set forth in Section 12.5 hereof.

         "IMPROVEMENTS" shall have the meaning set forth in the granting clause of the Mortgage.

         "INDEMNIFIED PARTIES" shall mean (a) Lender, (b) any prior owner or holder of the Loan or Participations in the Loan, (c) any servicer or prior servicer of the Loan, (d) any Investor or any prior Investor in any Securities,
(e) any trustees, custodians or other fiduciaries who hold or who have held a full or partial interest in the Loan for the benefit of any Investor or other third party, (f) any receiver or other fiduciary appointed in a foreclosure or other Creditors Rights Laws proceeding, (g) any officers, directors, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates or subsidiaries of any and all of the foregoing, and (h) the heirs, legal representatives, successors and assigns of any and all of the foregoing (including, without limitation, any successors by merger, consolidation or acquisition of all or a substantial portion of the Indemnified Parties' assets and business), in all cases whether during the term of the Loan or as part of or following a foreclosure of the Mortgage.

         "INDEPENDENT DIRECTOR" shall have the meaning set forth in Section 6.4(a).

         "INSOLVENCY OPINION" shall mean a bankruptcy non-consolidation opinion, which such opinion shall be provided by outside counsel acceptable to Lender and, if the Loan has been securitized, the Rating Agencies and shall otherwise be in form, scope and substance acceptable to Lender and, if the Loan has been securitized, the Rating Agencies.

         "INSURANCE CERTIFICATES" shall have the meaning set forth in Section
8.1 hereof.

         "INSURANCE PREMIUMS" shall have the meaning set forth in Section 8.1(b) hereof.

         "INSURANCE PROCEEDS" shall have the meaning set forth in Section 8.4(b) hereof.

         "INTEREST SHORTFALL" shall have the meaning set forth in Section 2.4(h) hereof.

         "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

         "INVESTOR" shall have the meaning set forth in Section 13.3 hereof.

         "I/O MONTHLY PAYMENT AMOUNT" shall have the meaning set forth in
Section 2.2(b) hereof.

         "ISSUER GROUP" shall have the meaning set forth in Section 13.5(b) hereof.

         "ISSUER PERSON" shall have the meaning set forth in Section 13.5(b) hereof.

         "LAUNDRY LEASE" shall have the meaning set forth in Section 4.25 hereof.

         "LEASE" shall have the meaning set forth in the Mortgage.

         "LEGAL REQUIREMENTS" shall mean all statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Property or any part thereof, or the construction, use, alteration or operation thereof, whether now or hereafter enacted and in force, and all permits, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to the Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

         "LIEN" shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting Borrower, the Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

         "LLC AGREEMENT" shall have the meaning set forth in Section 6.1(c).

         "LOAN" shall mean the loan made by Lender to Borrower pursuant to this Agreement.

         "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Note, the Mortgage, the Environmental Indemnity, (if applicable) the Assignment of Management Agreement, the Lockbox Agreement, and any and all other documents, agreements and certificates executed and/or delivered in connection with the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

         "LOCKBOX ACCOUNT" shall mean an Eligible Account established pursuant to the Lockbox Agreement for deposit of all Rents and other receipts from the Property.

         "LOCKBOX AGREEMENT" shall mean that certain lockbox account, deposit account or restricted account agreement among Borrower, Lender and Lockbox Bank providing for, among other things, control of the Lockbox Account.

         "LOCKBOX BANK" shall have the meaning set forth on Schedule 1, attached hereto.

         "LOCKOUT PERIOD" shall mean the period commencing on the date hereof and ending on the date which is three (3) months prior to the Maturity Date.

         "LOSSES" shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to reasonable legal fees and other costs of defense).

         "MAJOR LEASE" shall mean as to the Property (i) any Lease (other than a mobile home or recreational vehicle pad lease) which, individually or when aggregated with all other leases at the Property with the same Tenant or its Affiliate, either (A) accounts for five percent (5%) or more of the Property's aggregate Net Operating Income, or (B) demises 5,000 square feet or more of the Property's gross leasable area, (ii) any Lease which provides the Tenant thereunder any option, offer, right of first refusal or other similar entitlement to acquire all or any portion of the Property except to the extent rights of first refusal are provided to (A) Tenants occupying the Property under pad leases or (B) a homeowner's association, each solely as a result of applicable Legal Requirements, (iii) any commercial Lease or (iv) any instrument guaranteeing or providing credit support for any Lease meeting the requirements of (i), (ii) or (iii) above.

         "MANAGEMENT AGREEMENT" shall mean the management agreement entered into by and between Borrower and Manager, pursuant to which Manager is to provide management and other services with respect to the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified in accordance with the terms of this Agreement.

         "MANAGER" shall mean (i) MHCOP, (ii) MHC, (iii) any entity under the Control of either MHCOP or MHC or (iv) such other entity selected as the manager of the Property in accordance with the terms of this Agreement.

         "MATURITY DATE" shall have the meaning set forth on Schedule 1, attached hereto.

         "MAXIMUM LEGAL RATE" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

         "MEMBER" shall have the meaning set forth in Section 6.1(c) hereof.

         "MHC" shall mean Manufactured Home Communities, Inc., a Maryland corporation.

         "MHCOP" shall mean MHC Operating Limited Partnership, an Illinois limited partnership.

         "MHC SUBSIDIARY" shall have the meaning set forth in Section 7.3 hereof.

         "MONTHLY PAYMENT AMOUNT" shall having the meaning set forth in Section 2.2(b) hereof.

         "MOODY'S" shall mean Moody's Investors Service, Inc.

         "MORTGAGE" shall mean that certain first priority mortgage/deed of trust/deed to secure debt and security agreement dated the date hereof, executed and delivered by Borrower as security for the Loan and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

         "NET OPERATING INCOME" shall mean, with respect to any period of time, the amount obtained by subtracting Operating Expenses from Operating Income.

         "NET PROCEEDS" shall have the meaning set forth in Section 8.4(b) hereof.

         "NET PROCEEDS DEFICIENCY" shall have the meaning set forth in Section 8.4(b)(vi) hereof.

         "NOTE" shall mean that certain promissory note of even date herewith in the principal amount set forth on Schedule 1, attached hereto, made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

         "NOTE RATE" shall have the meaning set forth on Schedule 1, attached hereto.

         "OFFERING DOCUMENT Date" shall have the meaning set forth in Section 5.11(c)(i)(D) hereof.

         "OPERATING EXPENSES" shall mean, with respect to any period of time, the total of all expenses actually paid or payable, computed in accordance with GAAP, of whatever kind relating to the operation, maintenance and management of the Property, including without limitation, utilities, ordinary repairs and maintenance, Insurance Premiums, license fees, Taxes and Other Charges, advertising expenses, payroll and related taxes, computer processing charges, management fees equal to the greater of 4% of the Operating Income and the management fees actually paid under the Management Agreement, operational equipment or other lease payments, normalized capital expenditures equal to $50 per pad per annum, but specifically excluding depreciation and amortization, income taxes, Debt Service, any incentive fees due under the

Management Agreement, any item of expense that in accordance with GAAP should be capitalized, any item of expense that would otherwise be covered by the provisions hereof but which is paid by any Tenant under such Tenant's Lease or other agreement directly to a third party other than Borrower, and deposits into the Reserve Accounts.

         "OPERATING INCOME" shall mean, with respect to any period of time, all income, computed in accordance with GAAP, derived from the ownership and operation of the Property from whatever source, including, but not limited to, Rents (including percentage rents), utility charges, escalations, forfeited security deposits, interest on credit accounts, service fees or charges, license fees, parking fees, rent concessions or credits, and other required pass-throughs but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, interest income from any source other than the escrow accounts, Reserve Accounts or other accounts required pursuant to the Loan Documents, Insurance Proceeds (other than business interruption or other loss of income insurance), Awards, unforfeited security deposits, utility and other similar deposits, income from Tenants (under Major Leases) not paying rent, income from tenants (under Major Leases) in bankruptcy, non-recurring or extraordinary income, including, without limitation lease termination payments, and any disbursements to Borrower from the Reserve Funds.

         "ORIGINAL BORROWER" "shall have the meaning set forth in Section 2.5 hereof.

         "OTHER CHARGES" shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

         "PARTICIPATIONS" shall have the meaning set forth in Section 13.1 hereof.

         "PATRIOT ACT" shall have the meaning set forth in Section 4.40 hereof.

         "PERMITTED ENCUMBRANCES" shall mean collectively, (a) the Lien and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, (d) such other title and survey exceptions as Lender has approved or may approve in writing in Lender's reasonable discretion and (e) utility easements and other easements granted by Borrower in accordance with the terms and conditions set forth herein.

         "PERMITTED INVESTMENTS" shall mean to the extent available from Lender or Lender's servicer for deposits in the Reserve Accounts and the Lockbox Account, any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by a servicer of the Loan, the trustee under any securitization or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the date on which the funds used to acquire such investment are required to be used under this Agreement and meeting one of the appropriate standards set forth below:

         (a) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) be rated "AAA" or the equivalent by each of the Rating Agencies,
(iii) if rated by S&P, must not have an "r" highlighter affixed to their rating,
(iv) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (v) such investments must not be subject to liquidation prior to their maturity;

         (b)      Federal Housing Administration debentures;

         (c) obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an "r" highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;

         (d) federal funds, unsecured certificates of deposit, time deposits, bankers' acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an "r" highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;

         (e) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers' acceptances with maturities of not more than 365 days and issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an "r" highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;

         (f) debt obligations with maturities of not more than 365 days and at all times rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest long-term unsecured rating category; provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an "r" highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;

         (g) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that at all times is rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an "r" highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;

         (h) units of taxable money market funds or mutual funds, with maturities of not more than 365 days and which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, which funds have the highest rating available from each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) for money market funds or mutual funds; and

         (i) any other security, obligation or investment which has been approved as a Permitted Investment in writing by (i) Lender and (ii) each Rating Agency, as evidenced by a written confirmation that the designation of such security, obligation or investment as a Permitted Investment will not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities by such Rating Agency;

         provided, however, that no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments, (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of one hundred twenty percent (120%) of the yield to maturity at par of such underlying investment or (C) such obligation or security has a remaining term to maturity in excess of one (1) year.

         "PERSON" shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

         "PERSONAL PROPERTY" shall have the meaning set forth in the granting clause of the Mortgage.

         "PHYSICAL CONDITIONS REPORT" shall mean a report prepared by a company satisfactory to Lender regarding the physical condition of the Property, satisfactory in form and substance to Lender in its sole discretion.

         "POLICIES" shall have the meaning set forth in Section 8.1 hereof.

         "PROHIBITED TRANSFER" shall have the meaning set forth in Section 7.2 hereof.

         "PROPERTY" shall mean the parcel of real property, the Improvements thereon and all Personal Property owned by Borrower and encumbered by the Mortgage, together with all rights pertaining to such property and Improvements, as more particularly described in the granting clause of the Mortgage and referred to therein as the "Property".

         "PROVIDED INFORMATION" shall have the meaning set forth in Section 13.4(a) hereof.

         "QUALIFIED MANAGER" shall mean Manager or a reputable and experienced professional management organization (a) which manages, together with its affiliates, mobile home communities, exclusive of the Property containing, in the aggregate, at least one thousand five hundred (1,500) mobile home pads and/ or recreational vehicle pads or (b) (i) approved by Lender, which approval shall not have been unreasonably withheld and (ii) for which Lender shall have received written confirmation from the Rating Agencies that the employment of such manager will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current ratings issued in connection with a Securitization, or if a Securitization has not occurred, any ratings to be assigned in connection with a Securitization. In the event Manager is an Affiliated Manager, Borrower shall deliver to Lender a revised substantive non-consolidation opinion if one was delivered in connection with the closing of the Loan.

         "RATING AGENCIES" shall mean each of S&P, Moody's and Fitch, or any other nationally-recognized statistical rating agency which has been approved by Lender.

         "REA" shall mean any construction, operation and reciprocal easement agreement or similar agreement (including any separate agreement or other agreement between Borrower and one or more other parties to an REA with respect to such REA) affecting the Property or portion thereof.

         "RELEASE" shall have the meaning set forth in Section 12.5 hereof.

         "RELEASE PROPERTY" shall have the meaning set forth in Section 2.5 hereof.

         "REMIC PROHIBITION PERIOD" shall have the meaning set forth in Section 2.4(b)(iv) hereof.

         "REMIC TRUST" shall mean a "real estate mortgage investment conduit" (within the meaning of Section 860D, or applicable successor provisions, of the Code) that holds the Note.

         "RENT ROLL" shall have the meaning set forth in Section 4.24 hereof.

         "RENTS" shall have the meaning set forth in the Mortgage.

         "RENT DIRECTION LETTER" shall have the meaning set forth in Section 10.2(a) hereof.

         "REPLACEMENT RESERVE ACCOUNT" shall have the meaning set forth in
Section 9.2(b) hereof.

         "REPLACEMENT RESERVE FUNDS" shall have the meaning set forth in Section 9.2(b) hereof.

         "REPLACEMENT RESERVE MONTHLY DEPOSIT" shall have the meaning set forth in Section 9.2(b) hereof.

         "REPLACEMENT RESERVE PERIOD" shall mean the period commencing on the earlier of the following to occur: (i) the date upon which the Debt Service Coverage Ratio for the Property, as reasonably determined by Lender, for the immediately preceding twelve (12) month period is less than 1.15 to 1.00, and ending on the date the Debt Service Coverage Ratio equals or exceeds 1.15 to
1.00 for the immediately preceding twelve (12) month period or (ii) the existence and continuance of an Event of Default.

         "REPLACEMENTS" shall have the meaning set forth in Section 9.2(a) hereof.

         "REQUIRED REPAIRS" shall have the meaning set forth in Section 9.1(a) hereof.

         "REQUIRED WORK" shall have the meaning set forth in Section 9.4 hereof.

         "RESERVE ACCOUNTS" shall mean the Tax and Insurance Reserve Account, the Replacement Reserve Account, the Excess Cash Reserve Account, the Terrorism Reserve Account, if applicable, or any other escrow account established by the Loan Documents.

         "RESERVE FUNDS" shall mean the Tax and Insurance Reserve Funds, the Replacement Reserve Funds, the Excess Cash Reserve Funds, the Terrorism Reserve Funds, if applicable, or any other escrow funds established by the Loan Documents.

         "RESTORATION" shall mean, following the occurrence of a Casualty or a Condemnation which is of a type necessitating the repair of the Property, the completion of the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.

         "RESTORATION CONSULTANT" shall have the meaning set forth in Section 8.4(b)(iii) hereof.

         "RESTORATION RETAINAGE" shall have the meaning set forth in Section 8.4(b)(iv) hereof.

         "RESTRICTED PARTY" shall have the meaning set forth in Section 7.1 hereof.

         "SALE OR PLEDGE" shall have the meaning set forth in Section 7.1 hereof.

         "SCHEDULED PAYMENT DATE" shall have the meaning set forth in Section 2.2(b) hereof.

         "SECURITIES" shall have the meaning set forth in Section 13.1 hereof.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SECURITIES LIABILITIES" shall have the meaning set forth in Section
13.5 hereof.

         "SECURITIZATION" shall have the meaning set forth in Section 13.1 hereof.

         "SPECIAL MEMBER" shall have the meaning set forth in Section 6.1(c).

         "SPE COMPONENT ENTITY" shall have the meaning set forth in Section 6.1(b) hereof.

         "STANDARD STATEMENTS" shall have the meaning set forth in Section 5.11(c)(i)(A) hereof.

         "SUBSTITUTION/DEFEASANCE LOCKOUT PERIOD" shall have the meaning set forth in Schedule 1, attached hereto.

         "SUBSTITUTE PROPERTY" shall have the meaning set forth in Section 2.5 hereof.

         "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "STATE" shall mean the state in which the Property or any part thereof is located.

         "SUCCESSOR BORROWER" shall have the meaning set forth in Section 2.4(b)(iii) hereof.

         "TAX AND INSURANCE RESERVE FUNDS" shall have the meaning set forth in
Section 9.6 hereof.

         "TAX AND INSURANCE RESERVE ACCOUNT" shall have the meaning set forth in
Section 9.6 hereof.

         "TAX AND INSURANCE RESERVE PERIOD" shall mean the earlier of the following to occur (i) the period commencing on the date upon which the Debt Service Coverage Ratio for the Property as determined by Lender, for the immediately preceding twelve (12) month period is less than 1.15 to 1.00, and ending on the date the Debt Service Coverage Ratio for the immediately preceding twelve (12) month period equals or exceeds 1.15 to 1.00, (ii) the period during the existence and continuance of an Event of Default or (iii) the period commencing upon Borrower's failure to deliver to Lender evidence of payment of
(A) all Taxes and Other Charges in accordance with Section 5.4 hereof or (B) all Insurance Premiums in accordance with Section 8.1 hereof, which evidence shall be reasonably satisfactory to Lender in all respects, and ending upon delivery of such evidence to Lender.

         "TAXES" shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or part thereof.

         "TENANT" shall mean any Person leasing, subleasing or otherwise occupying any portion of the Property under a Lease or other occupancy agreement with Borrower.

         "TERMINATION FEE DEPOSIT" shall have the meaning set forth in Section 9.3(b).

         "TERRORISM RESERVE ACCOUNT" shall have the meaning set forth in Section
9.8 hereof.

         "TERRORISM RESERVE FUNDS" shall have the meaning set forth in Section
9.8 hereof.

         "TITLE INSURANCE POLICY" shall mean that certain ALTA mortgagee title insurance policy issued with respect to the Property and insuring the lien of the Mortgage.

         "TRANSFEREE" shall have the meaning set forth in Section 7.5 hereof.

         "TRIBUNAL" shall mean any state, commonwealth, federal, foreign, territorial or other court or governmental department, commission, board, bureau, district, authority, agency, central bank, or instrumentality, or any arbitration authority.

         "UCC" or "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as in effect in the State where the applicable Property is located.

         SECTION 1.2. PRINCIPLES OF CONSTRUCTION.

         All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word "including" shall mean "including, without limitation" unless the context shall indicate otherwise. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

                                    ARTICLE 2
                                  GENERAL TERMS

         SECTION 2.1. LOAN COMMITMENT; DISBURSEMENT TO BORROWER

         (a) Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

         (b) Borrower may request and receive only one borrowing in respect of the Loan and any amount borrowed and repaid in respect of the Loan may not be reborrowed.

         (c) The Loan shall be evidenced by the Note and secured by the Mortgage and the other Loan Documents.

         (d) Borrower shall use the proceeds of the Loan to (i) pay certain costs in connection with the financing of the Property, (ii) make deposits into the Reserve Funds on the Closing Date in the amounts provided herein, (iii) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender, (iv) fund any working capital requirements of the Property, and (v) distribute the balance, if any, to its partners or members, as applicable.

         SECTION 2.2. LOAN PAYMENTS

         (a) The Loan shall bear interest at a fixed rate per annum equal to the Note Rate. Interest shall be computed based on the daily rate produced assuming a three hundred sixty (360) day year, multiplied by the actual number of days elapsed. Except as otherwise set forth in this Agreement, interest shall be paid in arrears.

         (b) Borrower hereby agrees to pay sums due under the Note as follows: An initial payment of is due on the Closing Date for interest from the Closing Date through and including October 31, 2003. Thereafter, except as may be adjusted in accordance with the last sentence of Section 2.2(c), (1) consecutive monthly installments of interest only in an amount calculated in accordance with Section 2.2(a) above (such amount, the "I/O Monthly Payment Amount") shall be payable on the first day of each month beginning December 1, 2003 (each such date through and including the Maturity Date, a "Scheduled Payment Date") through and including the Scheduled Payment Date occurring in November, 2006 and (2) thereafter, consecutive monthly installments of principal and interest in an amount equal to the sum set forth on Schedule 1, attached hereto, shall be payable pursuant to the terms of Section 2.2(d) (the "Constant Monthly Payment Amount"; the I/O Monthly Payment Amount and the Constant Monthly Payment Amount shall hereinafter be collectively referred to as the "Monthly Payment Amount") on each Scheduled Payment Date until the entire indebtedness evidenced hereby is fully paid, except that any remaining indebtedness, if not sooner paid, shall be due and payable on the Maturity Date.

         (c) The Constant Monthly Payment Amount shall mean the amount of interest and principal which would be due in order to fully amortize the principal amount of the Loan over an amortization term of thirty (30) years assuming an annual interest rate equal to the Note Rate, computed on the basis of a three hundred sixty (360) day year consisting of twelve (12) months of thirty (30) days each. Borrower expressly understands and agrees that such computation of interest based on a three hundred sixty (360) day year consisting of twelve (12) months of thirty

(30) days each is solely for the purpose of determining the Monthly Payment Amount, and, notwithstanding such computation, interest shall accrue on the outstanding principal amount of the Loan as provided in Section 2.2(a) above. Borrower understands and acknowledges that such interest accrual requirement results in more interest accruing on the Loan than if either a thirty (30) day month and a three hundred sixty (360) day year or the actual number of days and a three hundred sixty-five (365) day year were used to compute the accrual of interest on the Loan. Borrower recognizes that such interest accrual requirement will not fully amortize the Loan within the amortization period set forth above. Following any partial prepayment occurring solely as a result of the application of Insurance Proceeds or Awards pursuant to the terms of this Agreement, Lender may, in its sole and absolute discretion, adjust the Monthly Payment Amount to give effect to any such partial prepayment, provided, however, that in no event will any such adjustment result in any such installment becoming due and payable on any date after the Maturity Date.

         (d) Each payment by Borrower hereunder or under the Note shall be payable at the payment address set forth on Schedule 1, attached hereto, or at such other place as the Lender may designate from time to time in writing, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower. Whenever any payment hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the first Business Day preceding such scheduled due date.

         (e) Prior to the occurrence and following the cure (in accordance with the terms hereof) of an Event of Default, all monthly payments made as scheduled under this Agreement and the Note shall be applied first to the payment of interest computed at the Note Rate, and the balance toward the reduction of the principal amount of the Note. All voluntary and involuntary prepayments on the Note shall be applied, to the extent thereof, to accrued but unpaid interest on the amount prepaid, to the remaining principal amount, and any other sums due and unpaid to Lender in connection with the Loan, in such manner and order as Lender may elect in its sole and absolute discretion, including, but not limited to, application to principal installments in inverse order of maturity. Following the occurrence and during the continuance of an Event of Default, any payment made on the Note shall be applied to accrued but unpaid interest, late charges, accrued fees, the unpaid principal amount of the Note, and any other sums due and unpaid to Lender in connection with the Loan, in such manner and order as Lender may elect in its sole and absolute discretion.

         (f) All payments made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without any deduction for, any setoff, defense or counterclaims.

         SECTION 2.3. LATE PAYMENT CHARGE

         If any principal or interest payment is not paid by Borrower on or before the date which is ten (10) calendar days after the same is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of four percent (4%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgage and the other Loan Documents to the extent permitted by applicable law.

         SECTION 2.4. PREPAYMENT; DEFEASANCE

         Except as otherwise expressly permitted by this Section 2.4, no voluntary prepayments, whether in whole or in part, of the Loan or any other amount at any time due and owing under the Note can be made by Borrower or any other Person without the express written consent of Lender.

         (a) Lockout Period. Borrower has no right to make, and Lender shall have no obligation to accept, any voluntary prepayment, whether in whole or in part, of the Loan during the Lockout Period. Notwithstanding the foregoing, if either (i) Lender, in its sole and absolute discretion, accepts a full or partial voluntary prepayment during the Lockout Period or (ii) there is an involuntary prepayment during the Lockout Period, then, in either case, Borrower shall, in addition to any portion of the Loan prepaid (together with all interest accrued and unpaid thereon), pay to Lender a prepayment premium in an amount calculated in accordance with Section 2.4(d) hereof.

         (b)      Total Defeasance.

                  (i) Notwithstanding any provisions of this Section 2.4 to the contrary, including, without limitation, subsection (a) of this
         Section 2.4, at any time after the earlier to occur of the (1) expiration of the REMIC Prohibition Period or (2) expiration of the Substitution/Defeasance Lockout Period, Borrower may cause the release of the Property from the lien of the Mortgage and the other Loan Documents upon the satisfaction of the following conditions:

                           (A) no Event of Default shall exist under any of the Loan Documents;

                           (B) not less than thirty (30) (but not more than ninety (90)) days prior written notice shall be given to Lender specifying a date on which the Defeasance Collateral (as hereinafter defined) is to be delivered (the "RELEASE DATE"), such date being on a Scheduled Payment Date; provided, however, that Borrower shall have the right (i) to cancel such notice by providing Lender with notice of cancellation ten
                  (10) days prior to the scheduled Release Date, or (ii) to extend the scheduled Release Date until the next Scheduled Payment Date; provided that in each case, Borrower shall pay all of Lender's reasonable costs and expenses incurred as a result of such cancellation or extension;

                           (C) all accrued and unpaid interest and all other sums due under the Note, this Agreement and under the other Loan Documents up to the Release Date, including, without limitation, all reasonable fees, costs and expenses incurred by Lender and its agents in connection with such release (including, without limitation, reasonable legal fees and expenses for the review and preparation of the Defeasance Security Agreement (as hereinafter defined) and of the other materials described in Section 2.4(b)(i)(D) below and any related

                                       -18
                  documentation, and any servicing fees, Rating Agency fees or other costs related to such release), shall be paid in full on or prior to the Release Date;

                           (D) Borrower shall deliver to Lender on or prior to the Release Date:

                  (1) a pledge and security agreement, in form and substance which would be satisfactory to a prudent institutional mortgage loan lender, creating a first priority security interest in favor of Lender in the Defeasance Collateral, as defined herein (the "DEFEASANCE SECURITY AGREEMENT"), which shall provide, among other things, that any excess amounts received by Lender from the Defeasance Collateral over the amounts payable by Borrower on a given Scheduled Payment Date, which excess amounts are not required to cover all or any portion of amounts payable on a future Scheduled Payment Date, shall be refunded to Borrower promptly after each such Scheduled Payment Date;

                  (2) direct non-callable obligations of the United States of America (or other obligations which are "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, to the extent the applicable Rating Agencies rating the Securities have confirmed in writing will not cause a downgrade, withdrawal or qualification of the initial, or, if higher, then applicable ratings of the Securities), that provide for payments prior and as close as possible to (but in no event later than) all successive Scheduled Payment Dates occurring after the Release Date, with each such payment being equal to or greater than the amount of the corresponding Monthly Payment Amount required to be paid under this Agreement and the Note (including all amounts due on the Maturity Date) for the balance of the term hereof (the "DEFEASANCE COLLATERAL"), each of which shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance which would be satisfactory to a prudent lender (including, without limitation, such certificates, documents and instruments as may be required by the depository institution holding such securities or the issuer thereof, as the case may be, to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to perfect upon the delivery of the Defeasance Security Agreement the first priority security interest therein in favor of Lender in conformity with all applicable state and federal laws governing granting of such security interests;

                  (3) a certificate of Borrower certifying that all of the requirements set forth in this Section 2.4(b)(i) have been satisfied;

                  (4) one or more opinions of counsel for Borrower in form and substance and delivered by counsel which would be satisfactory to a prudent lender stating, among other things, that (i) Lender has a perfected first priority security interest in the Defeasance Collateral and that the Defeasance Security Agreement is enforceable against Borrower in accordance with its terms,
(ii) the release of the lien of the Mortgage and the pledge of Defeasance Collateral will not directly or indirectly result in or cause any REMIC Trust that then holds the Note to fail to maintain its status as a REMIC Trust and
(iii) the defeasance will not cause any REMIC Trust to be an "investment company" under the Investment Company Act of 1940, at Borrower's cost;

                  (5) a certificate in form and scope which would be acceptable to a prudent lender from an Acceptable Accountant certifying that the Defeasance Collateral will generate amounts sufficient to make all payments of principal and interest due under the Note (including the scheduled outstanding principal balance of the Loan due on the Maturity Date); and

                  (6) such other certificates, documents and instruments as a prudent institutional lender would require; and

                           (E) in the event the Loan is held by a REMIC Trust, Lender has received written confirmation from any Rating Agency rating any Securities that substitution of the Defeasance Collateral will not result in a downgrade, withdrawal, or qualification of the ratings then assigned to any of the Securities.

                  (ii) Upon compliance with the requirements of Section 2.4(b)(i), the Property shall be released from the lien of the Mortgage and the other Loan Documents, and the Defeasance Collateral shall constitute collateral which shall secure the Note and all other obligations under the Loan Documents. Lender will, at Borrower's expense, execute and deliver any agreements reasonably requested by Borrower to release the lien of the Mortgage and the other Loan Documents from the Property.

                  (iii) Upon the release of the Property in accordance with this Section 2.4(b), Borrower shall (at Lender's sole and absolute discretion) assign all its obligations and rights under the Note, together with the pledged Defeasance Collateral, to a successor entity designated and approved by Lender in its sole and absolute discretion ("SUCCESSOR BORROWER"). Successor Borrower shall execute an assignment and assumption agreement in form and substance which would be satisfactory to a prudent lender pursuant to which it shall assume Borrower's obligations under the Note and the Defeasance Security Agreement. As conditions to such assignment and assumption, Borrower shall (A) deliver to Lender one or more opinions of counsel in form and substance and delivered by counsel which would be satisfactory to a prudent lender stating, among other things, that such assignment and assumption agreement is enforceable against Borrower and the Successor Borrower in accordance with its terms and that the Note, the Defeasance Security Agreement and the other Loan Documents, as so assigned and assumed, are enforceable against the Successor Borrower in accordance with their respective terms, and opining to such other matters relating to Successor Borrower and its organizational structure as Lender may require, and (B) pay all reasonable fees, costs and expenses incurred by Lender or its agents in connection with such assignment and assumption (including, without limitation, legal fees and expenses and for the review of the proposed transferee and the preparation of the assignment and assumption agreement and related certificates, documents and instruments and any fees payable to any Rating Agencies and their counsel in connection with the issuance of the confirmation referred to in subsection (b)(i)(E) above). Upon such assignment and assumption, Borrower shall be relieved of its obligations hereunder, under the Note, under the other Loan Documents and under the Defeasance Security Agreement, except as expressly set forth in the assignment and assumption agreement.

                  (iv) For purposes of this Section 2.4, "REMIC PROHIBITION PERIOD" means the two-year period commencing with the "startup day" within the meaning of Section 860G(a)(9) of the Code of any REMIC Trust that holds the Note. In no event shall

         Lender have any obligation to notify Borrower that a REMIC Prohibition Period is in effect with respect to the Loan, except that Lender shall notify Borrower if any REMIC Prohibition Period is in effect with respect to the Loan after receiving any notice described in Section 2.4(b)(i)(B); provided, however, that the failure of Lender to so notify Borrower shall not impose any liability on Lender or grant Borrower any right to defease the Loan during any such REMIC Prohibition Period.

         (c)      Intentionally deleted.

         (d) Involuntary Prepayment During the Lockout Period. During the Lockout Period, in the event of any involuntary prepayment of the Loan or any other amount under the Note, whether in whole or in part, in connection with or following Lender's acceleration of the Note or otherwise, and whether the Mortgage is satisfied or released by foreclosure (whether by power of sale or judicial proceeding), deed in lieu of foreclosure or by any other means, including, without limitation, repayment of the Loan by Borrower or any other Person pursuant to any statutory or common law right of redemption, Borrower shall, in addition to any portion of the principal balance of the Loan prepaid (together with all interest accrued and unpaid thereon and in the event the prepayment is made on a date other than a Scheduled Payment Date, a sum equal to the amount of interest which would have accrued under the Note on the amount of such prepayment if such prepayment had occurred on the next Scheduled Payment
Date), pay to Lender a prepayment premium in an amount calculated in accordance with this Section 2.4(d). Such prepayment premium shall be in an amount equal to the greater of:

                  (i)      1% of the portion of the Loan being prepaid; or

                  (ii)     the product obtained by multiplying:

                           (A)      the portion of the Loan being prepaid,
                  times;

                           (B) the difference obtained by subtracting (I) the Yield Rate from (II) the Note Rate, times;

                           (C) the present value factor calculated using the following formula:

                                  1-(1+r)-(n)
                                  -----------
                                       r

                                    r = Yield Rate

                                    n = the number of years and any fraction
                                        hereof, remaining between the date the
                                        prepayment is made and the Maturity Date of the Note.

         As used herein, "YIELD RATE" means the yield per annum calculated by Lender by the linear interpolation of the yield of U.S. Treasury Securities having a maturity date (one longer and one shorter) most nearly approximating the Maturity Date as reported on the fifth Business Day preceding the Prepayment Calculation Date. The "PREPAYMENT CALCULATION DATE" shall mean, as applicable, the date on which (i) Lender applies any partial prepayment to the reduction of the outstanding principal amount of the Note, in the case of a voluntary partial prepayment which is accepted by Lender, (ii) Lender accelerates the Loan, in the case of a prepayment resulting from acceleration, or (iii) Lender applies funds held under any Reserve Account, in the case of a prepayment resulting from such an application (other than in connection with acceleration of the Loan).

         (e) Insurance and Condemnation Proceeds; Excess Interest. Notwithstanding any other provision herein to the contrary, and provided no Event of Default exists, Borrower shall not be required to pay any prepayment premium in connection with any prepayment occurring solely as a result of (i) the application of Insurance Proceeds or Condemnation Proceeds pursuant to the terms of the Loan Documents, or (ii) the application of any interest in excess of the Maximum Legal Rate.

         (f) After the Lockout Period. Commencing on the day after the expiration of the Lockout Period, and upon giving Lender at least thirty (30) days (but not more than ninety (90) days) prior written notice, Borrower may voluntarily prepay (without premium) the Note in whole (but not in part) on a Scheduled Payment Date. Lender shall accept a prepayment pursuant to this
Section 2.4(h) on a day other than a Scheduled Payment Date provided that, in addition to payment of the full outstanding principal balance of the Note, Borrower pays to Lender a sum equal to the amount of interest which would have accrued on the Note if such prepayment occurred on the next Scheduled Payment Date (the "INTEREST SHORTFALL").

         (g)      Limitation on Partial Prepayments. Except as set forth in
Section 2.4(e), in no event shall Lender have any obligation to accept a partial prepayment.

         SECTION 2.5. SUBSTITUTION OF PROPERTIES

         Subject to the terms of this Section 2.5 after the earlier to occur of
(1) the expiration of the REMIC Prohibition Period or (2) the Substitution/Defeasance Lockout Period (provided, however, that prior to a Securitization of the Loan, Borrower may obtain a substitution pursuant to this
Section 2.5 during the Substitution/Defeasance Lockout Period), Borrower may obtain a release of the Lien of the Mortgage (and the related Loan Documents) encumbering the Property (the "RELEASE PROPERTY") up to one (1) time during the Loan term by substituting therefor another property of like kind and quality, acquired by Borrower or an Affiliate of Borrower (provided, however, if the Substitute Property shall be owned by an Affiliate of Borrower said Affiliate
(i) shall assume all the obligations of Borrower under this Agreement, the Note and the other Loan Documents and (ii) shall become a party to the Note and the other Loan Documents and shall be bound by the terms and provisions thereof as if it had executed the Note and the other Loan Documents and shall have the rights and obligations of Borrower thereunder) (individually, a "SUBSTITUTE PROPERTY" and collectively, the "SUBSTITUTE PROPERTIES"), provided that the following conditions precedent are satisfied:

         (a) Lender shall have received at least sixty (60) days prior written notice requesting the substitution and identifying the Substitute Property and Release Property.

         (b) Lender shall have received (i) a copy of a deed conveying all of Borrower's right, title and interest in and to the Release Property to a Person other than Borrower or Borrower Principal pursuant to an arms length transaction and (ii) a letter from Borrower countersigned by a title insurance company acknowledging receipt of such deed and agreeing to record such deed in the real estate records for the county in which the Release Property is located.

         (c) Lender shall have received a current Appraisal of the Substitute Property prepared within one hundred eighty (180) days prior to the release and substitution (i) showing an appraised value equal to or greater than the appraised value of the Release Property as of the Closing Date, and (ii) which supports a loan-to-value ratio with respect to the Substitute Property not greater than the lesser of (A) the loan-to-value ratio as of the Closing Date with respect to the Release Property and (B) the loan-to-value ratio with respect to the Release Property immediately prior to the date of the proposed substitution.

         (d) Lender shall have received a certificate of Borrower certifying, together with other evidence that would be satisfactory to a prudent institutional mortgage loan lender that, after the substitution of the Substitute Property and the release of the Release Property, (i) the Debt Service Coverage Ratio for the twelve (12) full calendar months immediately preceding the date of the substitution with respect to the Substitute Property after the substitution shall be equal to or greater than (A) Debt Service Coverage Ratio for the Release Property for the twelve (12) full calendar months immediately preceding the Closing Date and (B) Debt Service Coverage Ratio for the Release Property for the twelve (12) full calendar months immediately preceding the substitution.

         (e) If the Loan is part of a Securitization, Lender shall have received confirmation in writing from the Rating Agencies to the effect that such release and substitution will not result in a withdrawal, qualification or downgrade of the respective ratings in effect immediately prior to such release and substitution for the Securities issued in connection with the Securitization that are then outstanding. If the Loan is not part of a Securitization, Lender shall have consented in writing to such release and substitution, which consent shall be given in Lender's reasonable discretion applying the requirements of a prudent institutional mortgage loan lender with respect to real estate collateral of similar size, scope and value of the Substitute Property.

         (f) No Event of Default shall have occurred and be continuing. Lender shall have received a certificate from Borrower confirming the foregoing, stating that the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of the release and substitution with respect to Borrower, the Property and the Substitute Property and containing any other representations and warranties with respect to Borrower, the Property, the Substitute Property or the Loan as Lender and, if the Loan has been securitized, the Rating Agencies may reasonably require, unless such certificate would be inaccurate, such certificate to be in form and substance reasonably satisfactory to a prudent institutional mortgage loan lender and, if the Loan has been securitized, the Rating Agencies.

         (g) Borrower shall have executed, acknowledged and delivered to Lender (I) a Mortgage, and two UCC-1 Financing Statements with respect to the Substitute Property, together with a letter from Borrower countersigned by a title insurance company acknowledging receipt of such Mortgage and UCC-1 Financing Statements and agreeing to record or file, as applicable, such Mortgage, and one of the UCC-1 Financing Statements in the real estate records for the county in which the Substitute Property is located and to file one of the UCC-1 Financing

Statements in the office of the Secretary of State (or other central filing office) of the State in which Borrower is formed, so as to effectively create upon such recording and filing valid and enforceable first priority Lien upon the Substitute Property, in favor of Lender (or such other trustee as may be desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents and (II) an environmental indemnity with respect to the Substitute Property from Borrower and Borrower Principal as set forth in the Loan Agreement. The Mortgage, UCC-1 Financing Statements, and other Loan Documents shall be the same in form and substance as the counterparts of such documents executed and delivered with respect to the related Release Property subject to modifications reflecting only the Substitute Property as the Property and such modifications reflecting the laws of the State in which the Substitute Property is located. The Mortgage encumbering the Substitute Property shall secure all amounts then outstanding under the Note. If the Note is secured by more than one Mortgage, in the event that the jurisdiction in which the Substitute Property is located imposes a mortgage recording, intangibles or similar tax and does not permit the allocation of indebtedness for the purpose of determining the amount of such tax payable, the principal amount secured by such Mortgage shall be equal to one hundred ten percent (110%) of the allocated loan amount for the Substitute Property.

         (h) Lender shall have received (A) to the extent available and applicable, any "tie-in" or similar endorsement, together with a "first loss" endorsement, to each Title Insurance Policy insuring the Lien of the existing Mortgage as of the date of the substitution with respect to the Title Insurance Policy insuring the Lien of the Mortgage with respect to the Substitute Property and (B) a Title Insurance Policy (or a marked, signed and redated commitment to issue such Title Insurance Policy) insuring the Lien of the Mortgage encumbering the Substitute Property, issued by the title company that issued the Title Insurance Policies insuring the Lien of the existing Mortgage and dated as of the date of the substitution. The Title Insurance Policy issued with respect to the Substitute Property shall (1) to the extent applicable, provide coverage in the amount of the Loan if the "tie-in" or similar endorsement described above is available or, if such endorsement is not available, in an amount equal to one hundred ten percent (110%) of the original principal balance of the Loan, together with "last dollar endorsement," (2) insure Lender that the relevant Mortgage creates a valid first lien on the Substitute Property encumbered thereby, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (3) contain such endorsements and affirmative coverages as are then available and are contained in the Title Insurance Policies insuring the Liens of the existing Mortgage, and such other endorsements or affirmative coverage that a prudent institutional mortgage lender would require, and (4) name Lender as the insured. Lender also shall have received copies of paid receipts or other evidence showing that all premiums in respect of such endorsements and Title Insurance Policies have been paid.

         (i) Lender shall have received a current Survey for the Substitute Property, certified to the title company and Lender and its successors and assigns, in the same form and having the same content as the certification of the Survey of the Release Property prepared by a professional land surveyor licensed in the State in which the Substitute Property is located in accordance with the 1999 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys. Such Survey shall reflect the same legal description contained in the Title Insurance Policy relating to such Substitute Property and shall include, among other things, a metes and bounds description of the real property comprising part of such Substitute Property (unless such real property has been satisfactorily designated by lot number on a recorded plat). The surveyor's seal shall be affixed to each Survey and each Survey shall certify whether or not the surveyed property is located in a "one-hundred-year flood hazard area."

         (j) Lender shall have received valid certificates of insurance indicating that the requirements for the policies of insurance required for the Property hereunder have been satisfied with respect to the Substitute Property and evidence of the payment of all Insurance Premiums payable for the existing policy period.

         (k) Lender shall have received a Phase I environmental report dated not more than one hundred eighty (180) days prior to the proposed date of substitution and otherwise acceptable to a prudent institutional mortgage loan lender and, if recommended under the Phase I environmental report, a Phase II environmental report that would be acceptable to a prudent institutional mortgage loan lender, which conclude that the Substitute Property does not contain any Hazardous Materials in violation of Environmental Laws and is not subject to any significant risk of contamination from any off site Hazardous Materials.

         (l) Borrower shall deliver or cause to be delivered to Lender (A) updates or, if the Substitute Property is to be owned by an Affiliate of Borrower, originals, in either case certified by Borrower or such Affiliate, as applicable, of all organizational documentation related to Borrower or such Affiliate, as applicable, and/or the formation, structure, existence, good standing and/or qualification to do business delivered to Lender on the Closing Date; (B) good standing certificates, certificates of qualification to do business in the jurisdiction in which the Substitute Property is located (if required in such jurisdiction); and (C) resolutions of Borrower of such Affiliate, as applicable, authorizing the substitution and any actions taken in connection with such substitution.

         (m) Lender shall have received the following opinions of Borrower's counsel: (A) an opinion or opinions of counsel admitted to practice under the laws of the State in which the Substitute Property is located stating that the Loan Documents delivered with respect to the Substitute Property pursuant to clause (i) above are valid and enforceable in accordance with their terms, subject to the laws applicable to creditors' rights and equitable principles, and that Borrower is qualified to do business and in good standing under the laws of the jurisdiction where the Substitute Property is located or that Borrower is not required by Applicable Law to qualify to do business in such jurisdiction; (B) an opinion of counsel reasonably acceptable to Lender, and, if the Loan has been securitized, the Rating Agencies, stating that the Loan Documents delivered with respect to the Substitute Property pursuant to clause (i) above were, among other things, duly authorized, executed and delivered by Borrower and that the execution and delivery of such Loan Documents and the performance by Borrower of its obligations thereunder will not cause a breach of, or a default under, any agreement, document or instrument to which Borrower is a party or to which it or its properties are bound; (C) an update of any Insolvency Opinion delivered in connection with the closing of the Loan, indicating that the substitution does not affect the opinions set forth therein;
(D) if the Loan is part of a Securitization, an opinion of counsel acceptable to the Rating Agencies that the substitution does not constitute a "significant modification" of the Loan under Section 1001 of the Code or otherwise cause a tax to be imposed on a "prohibited transaction" by any REMIC Trust.

         (n) Borrower shall (i) have paid, (ii) have escrowed with Lender (if then required hereunder) or (iii) be contesting in accordance with the terms hereof, all Basic Carrying Costs relating to the Property and the Substitute Property, including without limitation, (i) accrued but unpaid Insurance Premiums relating to the Property and the Substitute Property, and (ii) currently due and payable Taxes (including any in arrears) relating to the Property and the Substitute Property and (iii) currently due and payable Other Charges relating to the Property and Substitute Property.

         (o) Borrower shall have paid or reimbursed Lender for all reasonable costs and expenses incurred by Lender (including, without limitation, reasonable attorneys' fees and disbursements) in connection with the release and substitution and Borrower shall have paid all recording charges, filing fees, taxes or other expenses (including, without limitation, mortgage and intangibles taxes and documentary stamp taxes) payable in connection with the substitution. Borrower shall have paid all costs and expenses of the Rating Agencies incurred in connection with the substitution.

         (p) Lender shall have received annual operating statements and occupancy statements for the Substitute Property for the most current completed fiscal year and a current operating statement for the Release Property, each certified by Borrower to Lender as being true and correct in all material respects and a certificate from Borrower certifying that there has been no material adverse change in the financial condition of the Substitute Property since the date of such operating statements.

         (q) Borrower shall have delivered to Lender estoppel certificates from each Tenant under a Major Lease, except with respect to commercial Leases under which a Tenant has leased less than 3,000 square feet. All such estoppel certificates shall be in a form that would be satisfactory to a prudent mortgage loan lender and shall indicate that (1) the subject Lease is a valid and binding obligation of the tenant thereunder, (2) to the best of the tenant's knowledge, there are no defaults under such Lease on the part of the landlord or tenant thereunder, (3) the tenant thereunder has no knowledge of any defense or offset to the payment of rent under such Lease, (4) no rent under such Lease has been paid more than one (1) month in advance, (5) the tenant thereunder has no option under such Lease to purchase all or any portion of the Substitute Property, and
(6) all tenant improvement work required under such Lease has been substantially completed and the tenant under such Lease is in actual occupancy of its leased premises. If an estoppel certificate indicates that all tenant improvement work required under the subject Lease has not yet been completed, Borrower shall deliver to Lender financial statements indicating that Borrower has adequate funds to pay all costs related to such tenant improvement work as required under such Lease.

         (r) Lender shall have received copies of all Leases (except those Leases relating to mobile home or recreational vehicle pads) affecting the Substitute Property, together with a rent roll, certified by Borrower as being true and correct.

         (s) Lender shall have received subordination agreements in a form reasonably acceptable to Lender with respect to any Tenants at the Substitute Property having Leases which have been recorded (to the extent such Leases for such tenants are not automatically subordinate (in lien and in terms) pursuant to the terms of the applicable Leases).

         (t) Lender shall have received (A) an endorsement to the Title Insurance Policy insuring the Lien of the Mortgage encumbering the Substitute Property insuring that the Substitute Property constitutes a separate tax lot or, if such an endorsement is not available in the State in which the Substitute Property is located, a letter from the title insurance company issuing such Title Insurance Policy stating that the Substitute Policy constitutes a separate tax lot or (B) a letter from the appropriate taxing authority stating that the Substitute Property constitutes a separate tax lot.

         (u) Lender shall have received a Physical Conditions Report with respect to the Substitute Property stating that the Substitute Property and its use comply in all material respects with all applicable Legal Requirements (including, without limitation, zoning, subdivision and building laws) and that the Substitute Property is in good condition and repair.

         (v) Lender shall have received evidence which would be satisfactory to a prudent institutional mortgage loan lender to the effect that all material building and operating licenses and permits necessary for the use and occupancy of the Substitute Property as a mobile home park and/or recreational vehicle resort, as applicable, (and, if applicable, a golf course, together with all other appurtenant uses for which the Substitute Property is used) including, but not limited to, current certificates of occupancy, have been obtained and are in full force and effect.

         (w) In the event the Release Property is subject to a Management Agreement along with one or more additional Properties, Lender shall have received a certified copy of an amendment to the Management Agreement reflecting the deletion of the Release Property and the addition of the Substitute Property as a property managed pursuant thereto and Manager shall have executed and delivered to Lender an amendment to the Assignment of Management Agreement reflecting such amendment to the Management Agreement. In the event that the Release Property is subject to a Management Agreement relating only to such Release Property, Lender shall have received a certified copy of a new Management Agreement for the Substitute Property on substantially the same terms as the Management Agreement for the Release Property and the Manager thereunder shall have executed and delivered to Lender an Assignment of Management Agreement with respect to such new Management Agreement on substantially the same terms as used in connection with the Release Property or such other terms as would be acceptable to a prudent institutional mortgage loan lender.

         (x) Lender shall have received such other documents and information in connection with the substitution as requested by the Rating Agencies if the Loan is part of a Securitization, or Lender if the Loan is not part of a Securitization.

         (y) Lender shall have received copies of all material contracts and agreements (that are not terminable by Borrower upon thirty (30) days' notice) relating to the leasing and operation of the Substitute Property (other than the Management Agreement), each of which shall be in a form and substance which would be satisfactory to a prudent institutional mortgage loan lender together with a certification of Borrower attached to each such contract or agreement certifying that the attached copy is a true and correct copy of such contract or agreement and all amendments thereto.

         (z) Lender shall have received certified copies of all material consents, licenses and approvals, if any, required in connection with the substitution of a Substitute Property, and evidence that such consents, licenses and approvals are in full force and effect.

         (aa) Lender shall have received satisfactory (i.e., showing no Liens other than Permitted Encumbrances) UCC searches, together with tax lien, judgment and litigation searches with respect to the Substitute Property and Borrower in the State where the Substitute Property is located and the jurisdictions where each such Person has its principal place of business.

         (bb) If Borrower owns a leasehold estate in the Substitute Property, Lender shall have received, (i) a certified copy of the Ground Lease for the Substitute Property, together with all amendments and modifications thereto and a recorded memorandum thereof, which Ground Lease would be reasonably satisfactory in all respects to a prudent institutional mortgage loan lender and which contains customary leasehold mortgagee provisions and protections, and which shall provide, among other things, (A) for a remaining term of no less than the greater of (1) 20 years from the Maturity Date or (2) 10 years from the end of the scheduled amortization term of the Loan, (B) that the Ground Lease shall not be terminated until Lender has received notice of a default thereunder and has had a reasonable opportunity to cure or complete foreclosure, and fails to do so in a diligent manner, (C) for a new lease on the same terms to Lender as tenant if the Ground Lease is terminated for any reason,
(D) the non-merger of fee and leasehold interests, and (E) that insurance proceeds and condemnation awards (from the fee interest as well as the leasehold interest) will be applied pursuant to the terms of this Agreement, and (ii) a ground lease estoppel executed by the fee owner and ground lessor of the Substitute Property, reasonably acceptable to a prudent institutional mortgage loan lender.

         (cc) Borrower shall submit to Lender, not less than twenty (20) Business Days prior to the date of such substitution, a release of Lien (and related Loan Documents) for the Release Property for execution by Lender. Such release shall be in a form appropriate for the jurisdiction in which the Release Property is located and shall contain standard provisions, if any, protecting the rights of the releasing lender;

         (dd) In the event the Release Property is a mobile home park, no portion of the Substitute Property shall be used as a recreational vehicle park;

         (ee) Borrower stall deliver an Officers Certificate certifying that the requirements set forth in this Section 2.5 have been satisfied; and

         (ff) the entity that is Borrower under the Loan is either (i) the entity that was Borrower under the Loan as of the Closing Date (the "ORIGINAL BORROWER") or (ii) an entity Controlled by Borrower Principal and in which Borrower Principal owns directly or indirectly, at least a 51% interest (a "BORROWER PRINCIPAL AFFILIATE").

         Upon the satisfaction of the foregoing conditions precedent, Lender will release its Lien from the Release Property and the Substitute Property shall be deemed to be the Property for purposes of this Agreement.

         SECTION 2.6. PAYMENTS AFTER DEFAULT

         Upon the occurrence and during the continuance of an Event of Default, interest on the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest and other amounts due in respect of the Loan,
(a) shall accrue at the Default Rate, and (b) Lender shall be entitled to receive and Borrower shall pay to Lender all cash flow from the Property in accordance with the terms of Article X hereof, such amount to be applied by Lender to the payment of the Debt in such order as Lender shall determine in its sole discretion, including, without limitation, alternating applications thereof between interest and principal. Interest at the Default Rate shall be computed from the occurrence of the Event of Default until the earlier of (i) the actual receipt and collection of the Debt (or that portion thereof that is then due) and (ii) the cure of such Event of Default. To the extent permitted by applicable law, interest at the Default Rate shall be added to the Debt, shall itself accrue interest at the same rate as the Loan and shall be secured by the Mortgage. This paragraph shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default; the acceptance of any payment from Borrower shall not be deemed to cure or constitute a waiver of any Event of Default; and Lender retains its rights under this Agreement to accelerate and to continue to demand payment of the Debt upon the happening of and during the continuance any Event of Default, despite any payment by Borrower to Lender.

         SECTION 2.7. USURY SAVINGS

         This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Note Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

                                    ARTICLE 3
                              CONDITIONS PRECEDENT

         The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrower or waiver by Lender of the following conditions precedent no later than the Closing Date.

         SECTION 3.1. REPRESENTATIONS AND WARRANTIES; COMPLIANCE WITH CONDITIONS

         The representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and Lender shall have determined that no Default or an Event of Default shall have occurred and be continuing nor will any Default or Event of Default occur immediately following the Closing Date; and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed.

         SECTION 3.2. DELIVERY OF LOAN DOCUMENTS; TITLE INSURANCE; REPORTS;
LEASES

         (a) Mortgage, Loan Agreement and Note. Lender shall have received from Borrower a fully executed and acknowledged counterpart of the Mortgage and evidence that counterparts of the Mortgage and Uniform Commercial Code financing statements have been delivered to the title company for recording, in the reasonable judgment of Lender, so as to effectively create upon such recording valid and enforceable Liens upon the Property, of the requisite priority, in favor of Lender (or such other trustee as may be required or desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. Lender shall have also received from Borrower fully executed counterparts of the Environmental Indemnity (if applicable), this Agreement, the Note and Assignment of Management Agreement and all other Loan Documents.

         (b) Title Insurance. Lender shall have received a Title Insurance Policy issued by a title company acceptable to Lender and dated as of the Closing Date. Such Title Insurance Policy shall (i) provide coverage in the amount of the Loan, (ii) insure Lender that the Mortgage creates a valid lien on the Property of the requisite priority, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (iii) contain such endorsements and affirmative coverages as Lender may reasonably request, and (iv) name Lender as the insured. The Title Insurance Policy shall be assignable. Lender also shall have received evidence that all premiums in respect of such Title Insurance Policy have been paid.

         (c) Survey. Lender shall have received a current title survey for the Property, certified to the title company and Lender and their successors and assigns, in form and content satisfactory to Lender and prepared by a professional and properly licensed land surveyor satisfactory to Lender in accordance with the 1999 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys. The survey shall meet the classification of an "Urban Survey" and the following additional items from the list of "Optional Survey Responsibilities and Specifications" (Table A) should be added to each survey:
2, 3, 4, 6, 8, 9, 10 and 11(a) (excluding individual manufactured home pads and individual parking spaces provided the applicable surveyor certifies that the same do not violate any boundaries, setbacks or easements). Such survey shall reflect the same legal description contained in the Title Insurance Policy referred to in subsection (b) above and shall include, among other things, a metes and bounds or recorded plat description of the real property comprising part of the Property reasonably satisfactory to Lender. The surveyor's seal shall be affixed to the survey and the surveyor shall provide a certification for each survey in form and substance acceptable to Lender.

         (d) Insurance. Lender shall have (i) had an opportunity to have its insurance representative review copies of the Policies required hereunder,
(ii) received certificates with respect to the Policies and (iii) received evidence of the payment of all Insurance Premiums payable for the existing policy period all of which shall be satisfactory to Lender in its sole discretion. In no event shall Borrower be required to provide terrorism insurance.

         (e) Environmental Reports. Lender shall have received an Environmental Report in respect of the Property satisfactory to Lender.

         (f) Zoning/Building Code. Lender shall have received evidence of compliance with zoning and building ordinances and codes, including, without limitation, required certificates of occupancy for any permanent structure, reasonably acceptable to Lender.

         (g) Encumbrances. Borrower shall have taken or caused to be taken such actions in such a manner so that Lender has a valid and perfected first Lien as of the Closing Date on the Property, subject only to applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents, and Lender shall have received satisfactory evidence thereof.

         (h) Lien Searches. Lender shall have received certified search results pertaining to Borrower, Borrower Principal and such other Persons or any SPE Component Entity as reasonably required by Lender for state and federal tax liens, bankruptcy, judgment, litigation and state and local UCC filings

         SECTION 3.3. RELATED DOCUMENTS

         Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall have been duly authorized, executed and delivered by all parties thereto and at Lender's written request, Lender shall have received and approved certified copies thereof.

         SECTION 3.4. ORGANIZATIONAL DOCUMENTS

         On or before the Closing Date, Borrower shall deliver or cause to be delivered to Lender (a) copies certified by Borrower of all organizational documentation related to Borrower, each SPE Component Entity and Borrower Principal which must be acceptable to Lender in its reasonable discretion, and
(b) such other evidence of the formation, structure, existence, good standing and/or qualification to do business of Borrower, each SPE Component Entity and Borrower Principal, as Lender may request in its reasonable discretion, including, without limitation, good standing or existence certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates as may be requested by Lender.

         SECTION 3.5. OPINIONS OF BORROWER'S COUNSEL

         Lender shall have received opinions of Borrower's counsel (a) with respect to non-consolidation issues (if the amount of the Loan equals or exceeds $20,000,000) and (b) with respect to due execution, authority, enforceability of the Loan Documents and such other matters as Lender may require, all such opinions in form, scope and substance satisfactory to Lender and Lender's counsel in their sole discretion.

         SECTION 3.6. ANNUAL BUDGET

         Borrower shall have delivered to Lender an annual budget for the current fiscal year.

         SECTION 3.7. TAXES AND OTHER CHARGES

         Borrower shall have paid all Taxes and Other Charges (including any in arrears) relating to the Property, which amounts may be funded with proceeds of the Loan.

         SECTION 3.8. COMPLETION OF PROCEEDINGS

         All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and other Loan Documents and all documents incidental thereto shall be satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

         SECTION 3.9. PAYMENTS

         All payments, deposits or escrows required to be made or established by Borrower under this Agreement, the Note and the other Loan Documents on or before the Closing Date shall have been paid.

         SECTION 3.10. TRANSACTION COSTS

         Except as otherwise expressly provided herein, Borrower shall have paid or reimbursed Lender for all reasonable out of pocket expenses in connection with the underwriting, negotiation, and closing of the Loan, including title insurance premiums and other title company charges; recording, registration, filing and similar fees, taxes and charges; transfer, mortgage, deed, stamp or documentary taxes or similar fees or charges; costs of third-party reports, including without limitation, environmental studies, credit reports, seismic reports, engineer's reports, appraisals and surveys; underwriting and origination expenses; and all actual, reasonable legal fees and expenses charged by counsel to Lender.

         SECTION 3.11. NO MATERIAL ADVERSE CHANGE

         There shall have been no material adverse change in the financial condition or business condition of the Property, Borrower, Borrower Principal, any SPE Component Entity or Manager since the date of the most recent financial statements and/or other information delivered to Lender. The income and expenses of the Property, the occupancy and leases thereof, and all other features of the transaction shall be as represented to Lender without material adverse change. Neither Borrower nor Borrower Principal, any SPE Component Entity or Affiliated Manager shall be the subject of any bankruptcy, reorganization, or insolvency proceeding.

         SECTION 3.12. LEASES AND RENT ROLL

         Lender shall have received copies of all Major Leases affecting the Property, which shall be satisfactory in form and substance to Lender. Lender shall have received a current certified rent roll of the Property, reasonably satisfactory in form and substance to Lender.

         SECTION 3.13. INTENTIONALLY DELETED.

         SECTION 3.14. INTENTIONALLY DELETED.

         SECTION 3.15. INTENTIONALLY DELETED.

         SECTION 3.16. TAX LOT

         Lender shall have received evidence that the Property constitutes one
(1) or more separate tax lots, which evidence shall be reasonably satisfactory in form and substance to Lender.

         SECTION 3.17. PHYSICAL CONDITIONS REPORT

         Lender shall have received a Physical Conditions Report with respect to the Property, which report shall be reasonably satisfactory in form and substance to Lender.

         SECTION 3.18. MANAGEMENT AGREEMENT

         Lender shall have received a certified copy of the Management Agreement with respect to the Property which shall be satisfactory in form and substance to Lender.

         SECTION 3.19. APPRAISAL

         Lender shall have received an appraisal of the Property, which shall be satisfactory in form and substance to Lender.

         SECTION 3.20. FINANCIAL STATEMENTS

         Lender shall have received financial statements and related information in form and substance satisfactory to Lender and in compliance with any Legal Requirements promulgated by the Securities and Exchange Commission, including, without limitation, a balance sheet, income and expense statement and statement of cash flows with respect to MHC (on a consolidated basis with MHCOP) and an operating statement with respect to the Property for the year-to-date 2003, 2002, 2001, 2000 and 1999.

         SECTION 3.21. INTENTIONALLY DELETED

         SECTION 3.22. FURTHER DOCUMENTS

         Lender or its counsel shall have received such other and further approvals, opinions, documents and information as Lender or its counsel may have reasonably requested including the Loan Documents in form and substance satisfactory to Lender and its counsel.

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

         Borrower and, with respect to Sections 4.1, 4.3, 4.4, 4.5, 4.7, 4.8, 4.10, 4.14 (with respect to financial information of Borrower Principal), 4.31, 4.39, and 4.40, each Borrower Principal represents and warrants to Lender as of the Closing Date that:

         SECTION 4.1. ORGANIZATION

         Borrower and each Borrower Principal (when not an individual) (a) has been duly organized and is validly existing and in good standing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged, (b) is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations, (c) to the best of Borrower's knowledge, possesses all material rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and the sole business of Borrower is the ownership, management and operation of the Property, and (d) in the case of Borrower, has full power, authority and legal right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the Property pursuant to the terms of the Loan Documents, and in the case of Borrower and each Borrower Principal, has full power, authority and legal right to keep and observe all of the terms of the Loan Documents to which it is a party. Borrower and each Borrower Principal represent and warrant that the chart attached hereto as Exhibit B sets forth an accurate listing of the direct and indirect owners of the equity interests in Borrower and each SPE Component Entity (if any).

         SECTION 4.2. STATUS OF BORROWER

         Borrower's exact legal name is correctly set forth on the first page of this Agreement, on the Mortgage and on any UCC-1 Financing Statements filed in connection with the Loan. Borrower is an organization of the type specified on the first page of this Agreement. Borrower is incorporated in or organized under the laws of the state of Delaware. Borrower's principal place of business and chief executive office, and the place where Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium of recording, including software, writings, plans, specifications and schematics, has been for the preceding four months (or, if less, the entire period of the existence of Borrower) the address of Borrower set forth on the first page of this Agreement. Borrower's organizational identification number, if any, assigned by the state of incorporation or organization is set forth on
Schedule 1, attached hereto.

         SECTION 4.3. VALIDITY OF DOCUMENTS

         Borrower and each Borrower Principal have taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which they are parties. This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of Borrower and each Borrower Principal and constitute the legal, valid and binding obligations of Borrower and each Borrower Principal enforceable against Borrower and each Borrower Principal in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         SECTION 4.4. NO CONFLICTS

         The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower and each Borrower Principal will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower or any Borrower Principal pursuant to the terms of any agreement or instrument to which Borrower or any Borrower Principal is a party or by which any of Borrower's or Borrower Principal's property or assets is subject, nor to the best of Borrower's knowledge will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower or any Borrower Principal or any of Borrower's or Borrower Principal's properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Borrower or Borrower Principal of this Agreement or any of the other Loan Documents has been obtained and is in full force and effect.

         SECTION 4.5. LITIGATION

         There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to Borrower's or Borrower Principal's knowledge, threatened against or affecting Borrower, any Borrower Principal, Manager or the Property, which actions, suits or proceedings, if determined against Borrower, any Borrower Principal, Manager or the Property, would materially adversely affect the condition (financial or otherwise) or business of Borrower or any Borrower Principal or the condition or ownership of the Property other than as disclosed in Schedule 4.5 attached hereto.

         SECTION 4.6. AGREEMENTS

         Borrower is not a party to any agreement or instrument or subject to any restriction which would materially and adversely affect Borrower or the Property, or Borrower's business, properties or assets, operations or condition, financial or otherwise. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or the Property is bound. Borrower has no material financial obligation under any agreement or instrument to which Borrower is a party or by which Borrower or the Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Property and (b) obligations under the Loan Documents.

         SECTION 4.7. SOLVENCY

         Borrower and each Borrower Principal have (a) not entered into the transaction or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for their obligations under such Loan Documents. Giving effect to the Loan, the fair saleable value of the assets of Borrower and each Borrower Principal exceeds and will, immediately following the making of the Loan, exceed the total liabilities of Borrower and each Borrower Principal, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. No petition in bankruptcy has been filed against Borrower, any Borrower Principal, any SPE Component Entity (if any) or Affiliated Manager in the last ten (10) years, and neither Borrower nor any Borrower Principal, any SPE Component Entity (if any) or Affiliated Manager in the last ten (10) years has made an assignment for the benefit of creditors or taken advantage of any Creditors Rights Laws. Neither Borrower nor any Borrower Principal, any SPE Component Entity (if any) or Affiliated Manager is contemplating either the filing of a petition by it under any Creditors Rights Laws or the liquidation of all or a major portion of Borrower's assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against Borrower or any Borrower Principal, any SPE Component Entity (if any) or Affiliated Manager.

         SECTION 4.8. FULL AND ACCURATE DISCLOSURE

         To the best of Borrower's knowledge, no statement of fact made by or on behalf of Borrower or any Borrower Principal in this Agreement or in any of the other Loan Documents or in any other document or certificate delivered by or on behalf of Borrower or any Borrower Principal contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower or any Borrower Principal which has not been disclosed to Lender which materially and adversely affects, nor as far as Borrower or any Borrower Principal can reasonably foresee, might materially and adversely affect, the Property or the business, operations or condition (financial or otherwise) of Borrower or any Borrower Principal.

         SECTION 4.9. NO PLAN ASSETS

         Borrower is not an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) Borrower is not a "governmental plan" within the meaning of Section 3(32) of ERISA and (b) transactions by or with Borrower are not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement.

         SECTION 4.10. NOT A FOREIGN PERSON

         Neither Borrower nor Borrower Principal is a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code.

         SECTION 4.11. ENFORCEABILITY

         The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and neither Borrower nor Borrower Principal has asserted any right of rescission, set-off, counterclaim or defense with respect thereto. No Default or Event of Default exists under or with respect to any Loan Document.

         SECTION 4.12. BUSINESS PURPOSES

         The Loan is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes.

         SECTION 4.13. COMPLIANCE

         To the best of Borrower's knowledge, Borrower and the Property, and the use and operation thereof, comply in all material respects with all Legal Requirements, including, without limitation, building and zoning ordinances and codes and the Americans with Disabilities Act except as expressly disclosed in any written materials furnished by Borrower to Lender or as expressly disclosed in any physical condition report or environmental report received by Lender in connection with the closing of the Loan. To Borrower's knowledge, Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority and Borrower has received no written notice of any such default or violation which if determined against Borrower or the Property would materially adversely affect Borrower or the Property. There has not been committed by Borrower or, to Borrower's knowledge, any other Person in occupancy of or involved with the operation or use of the Property any act or omission affording any Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents.

         SECTION 4.14. FINANCIAL INFORMATION

         All financial data, including, without limitation, the balance sheets, statements of cash flow, statements of income and operating expense and rent rolls, that have been delivered to Lender in respect of Borrower, any Borrower Principal and/or the Property (a) are true, complete and correct in all material respects, (b) accurately represent the financial condition of Borrower, Borrower Principal or the Property, as applicable, as of the date of such reports, and
(c) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. To Borrower's actual knowledge after due inquiry, Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a material adverse effect on the Property or the current and/or intended operation thereof, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower or Borrower Principal from that set forth in said financial statements.

         SECTION 4.15. CONDEMNATION

         No Condemnation or other proceeding has been commenced or, to Borrower's best knowledge, is threatened or contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

         SECTION 4.16. UTILITIES AND PUBLIC ACCESS; PARKING

         The Property (i) has adequate rights of access to public ways directly, or indirectly, pursuant to private easements which have been adequately insured under the Title Insurance Policy and (ii) is served by water, sewer, sanitary sewer and storm drain facilities which, to the best of Borrower's knowledge, are adequate to service the Property for full utilization of the Property for its intended uses. All public utilities necessary to the full use and enjoyment of the Property as currently used and enjoyed are located either in the public right-of-way abutting the Property (which are connected so as to serve the Property without passing over other property) or in recorded easements serving the Property and such easements are set forth in and insured by the Title Insurance Policy. All roads necessary for the use of the Property for its current purposes have been completed and dedicated to public use and accepted by all Governmental Authorities. The Property has, or is served by, parking to the extent required to comply with all Legal Requirements in all material respects.

         SECTION 4.17. SEPARATE LOTS

         The Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Property or any portion thereof.

         SECTION 4.18. ASSESSMENTS

         To Borrower's knowledge after due inquiry, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

         SECTION 4.19. INSURANCE

         Borrower has obtained and has delivered to Lender certified copies of all Policies or, to the extent such Policies are not available as of the Closing Date, certificates of insurance with respect to all such Policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made under any of the Policies, and to Borrower's knowledge, no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any of the Policies.

         SECTION 4.20. USE OF PROPERTY

         The Property is used exclusively for mobile home community and/or recreational vehicle resort purposes, as applicable, and other appurtenant and related uses.

         SECTION 4.21. CERTIFICATE OF OCCUPANCY; LICENSES

         All material certifications, permits, licenses and approvals, including, without limitation, certificates of completion or occupancy and any applicable liquor license required for the legal use, occupancy and operation of the Property for the purpose intended herein, have been obtained and are valid and in full force and effect. Borrower shall keep and maintain all licenses necessary for the operation of the Property for the purpose intended herein. The use being made of the Property is in conformity with any certificates of occupancy and any permits or licenses issued for the Property. The Property contains all equipment necessary to use and operate the Property as a mobile home community and/or recreational vehicle resort, as applicable.

         SECTION 4.22. FLOOD ZONE

         None of the Improvements on the Property are located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards, or, if any portion of the Improvements is located within such area, Borrower has obtained the insurance prescribed in Section 8.1(a)(i).

         SECTION 4.23. PHYSICAL CONDITION

         To Borrower's knowledge after due inquiry and except as disclosed in the physical condition report delivered to Lender in connection with the closing of the Loan, the Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems (including, but not limited to, liquid and solid waste disposal, septic and sewer systems), HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects. To Borrower's knowledge after due inquiry and except as disclosed in the physical condition report delivered to Lender in connection with the closing of the Loan, there exists no structural or other material defects or damages in the Property, as a result of a Casualty or otherwise, and whether latent or otherwise. Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

         SECTION 4.24. BOUNDARIES

         (a) Except as disclosed in the Survey of the Property delivered to Lender in connection with the closing of the Loan and for which adequate insurance has been obtained under the Title Insurance Policy, none of the Improvements which were included in determining the appraised value of the Property lie outside the boundaries and building restriction lines of the Property to any material extent, and (b) no improvements on adjoining properties encroach upon the Property and no easements or other encumbrances upon the Property encroach upon any of the Improvements so as to materially affect the value or marketability of the Property and for which title endorsements that are reasonably acceptable to Lender have not been obtained.

         SECTION 4.25. LEASES AND RENT ROLL

         Borrower has delivered to Lender a true, correct and complete rent roll for the Property (a "RENT ROLL") which includes all Leases affecting the Property and contains an aging report setting forth past due amounts with respect to the Tenants; provided, however, that Lender acknowledges that, to the extent the Property consists of a recreational vehicle resort, written Leases are not used in the ordinary course of the Property's operation. Except as set forth in the Rent Roll (as same has been updated by written notice thereof to Lender): (a) each Lease is in full force and effect; (b) the premises demised under any Major Leases have been completed and the Tenants under the Leases have accepted possession of and are in occupancy of all of their respective demised premises; (c) the Tenants under any Major Leases have commenced the payment of rent under the Leases, there are no offsets, claims or defenses to the enforcement thereof, and Borrower has no monetary obligations to any Tenant under any such Leases; (d) all Rents due and payable under any Major Leases have been paid and no portion thereof has been paid for any period more than thirty
(30) days in advance; (e) the rent payable under each Lease is the amount of fixed rent set forth in the Rent Roll, and there is no claim or basis for a claim by the Tenant thereunder for an offset or adjustment to the rent; (f) (1) no Tenant has made any written claim of a material default against the landlord under any Major Lease which remains outstanding nor has Borrower or Manager received, by telephonic, in-person, e-mail or other communication, any notice of a material default under any Lease and (2) no more than five percent (5%) of Tenants under pad leases have made any written claims of material defaults from against the landlord which remain outstanding nor has Borrower or Manager received any written notice of material defaults from greater than five percent (5%) of the Tenants under such Leases; (g) to Borrower's knowledge there is no present material default by a Tenant under any Major Lease; (h) all security deposits under the Leases have been collected by Borrower; (i) Borrower is the sole owner of the entire landlord's interest in each Lease; (j) each Lease is the valid, binding and enforceable obligation of Borrower and the applicable Tenant thereunder and there are no agreements with the Tenants under any Major Leases other than as expressly set forth in the Leases; (k) no Person has any possessory interest in, or right to occupy, the Property or any portion thereof except under the terms of a Lease (or as otherwise provided for under applicable law); provided, however, that Lender acknowledges that, to the extent the Property consists of a recreational vehicle resort (and for so long as either Original Borrower or a Borrower Principal Affiliate is Borrower under the Loan), written Leases are not used in the ordinary course of the Property's operation;
(l) none of the Leases contains any option or offer to purchase or right of first refusal to purchase the Property or any part thereof, except to the extent such rights of first refusal are provided to Tenants (occupying the Property under pad Leases) or a homeowner's association, solely as the result of applicable Legal Requirements; (m) neither the Leases nor the Rents have been assigned, pledged or hypothecated except to Lender, and no other Person has any interest therein except the Tenants thereunder; and (n) no conditions exist which now give any Tenant or party the right to "go dark" pursuant to the provision of any Major Lease and/or the any REA. In the event there are any Leases affecting the Property relating to laundry facilities (each, a "LAUNDRY LEASE"), none of any such Laundry Leases (A) provides that the Tenant under such Laundry Lease shall be entitled to any proceeds payable in connection with a Casualty of Condemnation, (B) contains any option or offer to purchase or right of first refusal or right of first offer to purchase the Property or any part thereof, (C) comprises a material portion of the Property or (D) imposes any material obligations upon Borrower.

         SECTION 4.26. FILING AND RECORDING TAXES

         All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgage, have been paid or will be paid, and, under current Legal Requirements, the Mortgage is enforceable in accordance with its terms by Lender (or any subsequent holder thereof).

         SECTION 4.27. MANAGEMENT AGREEMENT

         The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and, to Borrower's knowledge, no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. No management fees under the Management Agreement are accrued and unpaid.

         SECTION 4.28. ILLEGAL ACTIVITY

         No portion of the Property has been or will be purchased with proceeds of any illegal activity, and no part of the proceeds of the Loan will be used in connection with any illegal activity.

         SECTION 4.29. CONSTRUCTION EXPENSES

         All costs and expenses of any and all labor, materials, supplies and equipment used in the construction maintenance or repair of the Improvements have been paid in full or to the extent any such costs and expenses have resulted in a Lien against the Property, the Title Insurance Policy provides Lender satisfactory affirmative insurance with respect to such Lien. To Borrower's knowledge after due inquiry, there are no claims for payment for work, labor or materials affecting the Property which are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents.

         SECTION 4.30. PERSONAL PROPERTY

         Borrower has paid in full for, and is the owner of, all Personal Property (other than tenants' property) used in connection with the operation of the Property, free and clear of any and all security interests, liens or encumbrances, except for Permitted Encumbrances and the Lien and security interest created by the Loan Documents.

         SECTION 4.31. TAXES

         Borrower and Borrower Principal have filed all federal, state, county, municipal, and city income, personal property and other tax returns required to have been filed by them and have paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by them. Neither Borrower nor Borrower Principal knows of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

         SECTION 4.32. PERMITTED ENCUMBRANCES

         None of the Permitted Encumbrances, individually or in the aggregate, materially interferes with the benefits of the security intended to be provided by the Loan Documents, materially and adversely affects the value of the Property, impairs the use or the operation of the Property or impairs Borrower's ability to pay its obligations in a timely manner.

         SECTION 4.33. FEDERAL RESERVE REGULATIONS

         Borrower will use the proceeds of the Loan for the purposes set forth in Section 2.1(d) hereof and not for any illegal activity. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or prohibited by the terms and conditions of this Agreement or the other Loan Documents.

         SECTION 4.34. INVESTMENT COMPANY ACT

         Borrower is not (a) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

         SECTION 4.35. RECIPROCAL EASEMENT AGREEMENTS

         (a) Neither Borrower, nor any other party is currently in default (nor has any notice been given or received with respect to an alleged or current default) under any of the terms and conditions of any REA, and any such REA remains unmodified and in full force and effect;

         (b) All easements granted pursuant to any REA which were to have survived the site preparation and completion of construction (to the extent that the same has been completed), remain in full force and effect and have not been released, terminated, extinguished or discharged by agreement or otherwise;

         (c) All sums due and owing by Borrower to the other parties to any REA (or by the other parties to any such REA to Borrower) pursuant to the terms of any such REA, including without limitation, all sums, charges, fees, assessments, costs, and expenses in connection with any taxes, site preparation and construction, non-shareholder contributions, and common area and other property management activities have been paid, are current, and no lien has attached on the Property (or threat thereof been made) for failure to pay any of the foregoing;

         (d) The terms, conditions, covenants, uses and restrictions contained in any REA do not conflict in any manner with any terms, conditions, covenants, uses and restrictions contained in any Lease or in any agreement between Borrower and occupant of any peripheral parcel, including without limitation, conditions and restrictions with respect to kiosk placement, tenant restrictions (type, location or exclusivity), sale of certain goods or services, and/or other use restrictions; and

         (e) The terms, conditions, covenants, uses and restrictions contained in each Lease do not conflict in any manner with any terms, conditions, covenants, uses and restrictions contained in any REA, any other Lease or in any agreement between Borrower and occupant of any peripheral parcel, including without limitation, conditions and restrictions with respect to kiosk placement, tenant restrictions (type, location or exclusivity), sale of certain goods or services, and/or other use restrictions.

         SECTION 4.36. NO CHANGE IN FACTS OR CIRCUMSTANCES; DISCLOSURE

         All information submitted by Borrower or its agents to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or, to the best of Borrower's knowledge, could reasonably be expected to materially and adversely affect the Property or the business operations or the financial condition of Borrower. To the best of Borrower's knowledge, Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.

         SECTION 4.37. INTELLECTUAL PROPERTY

         All trademarks, trade names and service marks necessary to the business of Borrower as presently conducted or as Borrower contemplates conducting its business are in good standing and, to the extent of Borrower's actual knowledge, uncontested. Borrower has not infringed, is not infringing, and has not received notice of infringement with respect to asserted trademarks, trade names and service marks of others. To Borrower's knowledge, there is no infringement by others of trademarks, trade names and service marks of Borrower.

         SECTION 4.38. SURVEY

         The Survey for the Property delivered to Lender in connection with this Agreement has been prepared in accordance with the provisions of Section 3.2(c) hereof, and to the actual knowledge of Borrower does not fail to reflect any material matter affecting the Property or the title thereto, which was required to be set forth therein pursuant to Section 3.2(c) hereof.

         SECTION 4.39. EMBARGOED PERSON

         As of the date hereof and at all times throughout the term of the Loan, including after giving effect to any transfers of interests permitted pursuant to the Loan Documents, (a)(1) none of the funds or other assets of Borrower constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government and (2) none of the funds or other assets of Borrower Principal constitute property of, or are beneficially owned, directly or indirectly by any person, entity or government owning, directly or indirectly, greater than a 10% interest in Borrower Principal, that is subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. Sections 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Borrower or Borrower Principal, as applicable (whether directly or indirectly), is prohibited by law or the Loan made by Lender is in violation of law ("EMBARGOED PERSON"); (b) no Embargoed Person has any interest of any nature whatsoever in Borrower or Borrower Principal, as applicable, with the result that the investment in Borrower or Borrower Principal, as applicable, (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower or Borrower Principal, as applicable, have been derived from any unlawful activity with the result that the investment in Borrower or Borrower Principal, as applicable, (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

         SECTION 4.40. PATRIOT ACT

         All capitalized words and phrases and all defined terms used in the USA Patriot Act of 2001, 107 Public Law 56 (October 26, 2001) and in other statutes and all orders, rules and regulations of the United States government and its various executive departments, agencies and offices related to the subject matter of the Patriot Act, including Executive Order 13224 effective September 24, 2001 (collectively referred to in this Section only as the "PATRIOT ACT") and are incorporated into this Section. Each of Borrower and Borrower Principal hereby represents and warrants that Borrower and Borrower Principal and each and every Person affiliated with Borrower or owning directly or indirectly greater than a 10% interest in Borrower Principal or that to Borrower's knowledge has an economic interest in Borrower, or, to Borrower's knowledge, that has or will have an interest in the transaction contemplated by this Agreement or in the Property or will participate, in any manner whatsoever, in the Loan, is: (i) not a "blocked" person listed in the Annex to Executive Order Nos. 12947, 13099 and 13224 and all modifications thereto or thereof (as used in this Section only, the "ANNEX"); (ii) in full compliance with the requirements of the Patriot Act and all other requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (as used in this Section only, "OFAC"); (iii) operated under policies, procedures and practices, if any, that are in compliance with the Patriot Act and available to Lender for Lender's review and inspection during normal business hours and upon reasonable prior notice; (iv) not in receipt of any notice from the Secretary of State or the Attorney General of the United States or any other department, agency or office of the United States claiming a violation or possible violation of the Patriot Act; (v) not listed as a Specially Designated Terrorist or as a "blocked" person on any lists maintained by the OFAC pursuant to the Patriot Act or any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of the OFAC issued pursuant to the Patriot Act or on any other list of terrorists or terrorist organizations maintained pursuant to the Patriot Act; (vi) not a person who has been determined by competent authority to be subject to any of the prohibitions contained in the Patriot Act; and (vii) not owned or controlled by or now acting and or will in the future act for or on behalf of any person named in the Annex or any other list promulgated under the Patriot Act or any other person who has been determined to be subject to the prohibitions contained in the Patriot Act. Borrower covenants and agrees that in the event Borrower receives any notice that Borrower Principal or Borrower (or any of its beneficial owners or affiliates or participants) become listed on the Annex or any other list promulgated under the Patriot Act or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Borrower shall immediately notify Lender. It shall be an Event of Default hereunder if Borrower, Borrower Principal or any other party to any Loan Document becomes listed on any list promulgated under the Patriot Act or is indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering.

         SECTION 4.41. INTENTIONALLY DELETED.

         SECTION 4.42. SURVIVAL

         Borrower agrees that, unless expressly provided otherwise, all of the representations and warranties of Borrower set forth in this Agreement and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any portion of the Debt remains owing to Lender. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

                                    ARTICLE 5
                               BORROWER COVENANTS

         From the date hereof and until repayment of the Debt in full and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Mortgage (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

         SECTION 5.1. EXISTENCE; COMPLIANCE WITH LEGAL REQUIREMENTS

         (a) Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply in all material respects with all Legal Requirements applicable to it and the Property. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording any Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents.

         (b) After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the Legal Requirements affecting the Property, provided that (i) no Default or Event of Default has occurred and is continuing; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower or the Property is subject and shall not constitute a default thereunder; (iii) neither the Property, any part thereof or interest therein, any of the tenants or occupants thereof, nor Borrower shall be affected in any material adverse way as a result of such proceeding; (iv) non-compliance with the Legal Requirements shall not impose civil or criminal liability on Borrower or Lender; (v) Borrower shall have furnished the security as may be required in the proceeding or by Lender to ensure compliance by Borrower with the Legal Requirements; and (vi) Borrower shall have furnished to Lender all other items reasonably requested by Lender.

         SECTION 5.2. MAINTENANCE AND USE OF PROPERTY

         Borrower shall cause the Property to be maintained in a good and safe condition and repair. The Improvements and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of Personal Property) other than in accordance with the provisions of Section 5.21 without the prior written consent of Lender. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit the nonconforming use to be discontinued or the nonconforming Improvement to be abandoned without the express written consent of Lender.

         SECTION 5.3. WASTE

         Borrower shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way materially impair the value of the Property or the security for the Loan. Borrower will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Property, regardless of the depth thereof or the method of mining or extraction thereof.

         SECTION 5.4. TAXES AND OTHER CHARGES

         (a) Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof no later than ten (10) Business Days prior to the date on which such Taxes or Other Charges would be delinquent; provided, however, Borrower's obligation to directly pay Taxes shall be suspended for so long as Borrower complies with the terms and provisions of Section 9.6 hereof. Borrower shall furnish to Lender receipts (or copies of checks and transmittal letters evidencing the payment of such Taxes or Other Charges) for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 9.6 hereof). Subject to any rights of Borrower under this Agreement to contest Liens, Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Property, and shall promptly pay for all utility services provided to the Property, except to the extent the costs of such utility services are not payable by Borrower and are billed to Tenants at the Property.

         (b) After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable Legal Requirements; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Property; and (vi) Borrower shall furnish such security as may be required in the proceeding, or, in the event that neither Original Borrower nor a Borrower Principal Affiliate is Borrower under the Loan, deliver to Lender such reserve deposits as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon (unless Borrower has paid all of the Taxes or Other Charges under protest). Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established or the Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, canceled or lost or there shall be any danger of the Lien of the Mortgage being primed by any related Lien.

         SECTION 5.5. LITIGATION

         Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened in writing against Borrower which could reasonably be expected to materially adversely affect Borrower's condition (financial or otherwise) or business or the Property.

         SECTION 5.6. ACCESS TO PROPERTY

         Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice.

         SECTION 5.7. NOTICE OF DEFAULT

         Borrower shall promptly advise Lender of any material adverse change in the condition (financial or otherwise) of Borrower, any Borrower Principal or the Property or of the occurrence of any Default or Event of Default of which Borrower has knowledge.

         SECTION 5.8. COOPERATE IN LEGAL PROCEEDINGS

         Borrower shall at Borrower's expense cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

         SECTION 5.9. PERFORMANCE BY BORROWER

         Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision to be observed and performed by Borrower under this Agreement and the other Loan Documents and any other agreement or instrument affecting or pertaining to the Property and any amendments, modifications or changes thereto.

         SECTION 5.10. AWARDS; INSURANCE PROCEEDS

         Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with the Property, and Lender shall be reimbursed for any expenses incurred in connection therewith (including reasonable, actual attorneys' fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of a Casualty or Condemnation affecting the Property or any part thereof) out of such Awards or Insurance Proceeds.

         SECTION 5.11. FINANCIAL REPORTING

         (a) Borrower and Borrower Principal shall keep adequate books and records of account in accordance with methods acceptable to Lender in its reasonable discretion, consistently applied and shall furnish to Lender:

                  (i) prior to a Securitization, at the request of Lender, monthly, and following a Securitization, quarterly and annual certified rent rolls signed and dated by Borrower in the form prepared by Borrower in the ordinary course of the operation of its business and providing at least as much detail as contained in the rent rolls delivered to Lender in connection with the closing of the Loan, within twenty (20) days after the end of each calendar month, forty-five (45) days after the end of each fiscal quarter or ninety (90) days after the close of each fiscal year of Borrower, as applicable;

                  (ii) prior to a Securitization, at the request of Lender, monthly, and following a Securitization, quarterly and annual operating statements of the Property, prepared and certified by Borrower in the form used by Borrower in the ordinary course of its operations, detailing the revenues received, the expenses incurred and the net operating income before and after debt service (principal and interest) and major capital improvements for the period of calculation and containing appropriate year-to-date information, within twenty (20) days after the end of each calendar month, forty-five (45) days after the end of each fiscal quarter or ninety (90) days after the close of each fiscal year of Borrower, as applicable; and

                  (iii) annually, with respect to MHC, financial statements (on a consolidated basis with MHCOP) prepared and audited by an Acceptable Accountant, within ninety (90) days of the close of each fiscal year of MHC and MHCOP, as applicable.

         (b)      Intentionally deleted.

         (c)      Borrower shall comply with the following:

                  (i)      Intentionally deleted.

                  (ii) If requested by Lender, Borrower shall provide Lender, promptly upon request, with summaries of the financial statements referenced in Section 5.11(c)(ii)(A)-(D) below if, at the time a Disclosure Document is being prepared for a Securitization, it is expected that the principal amount of the Loan and any Affiliated Loans at the time of Securitization may, or if the principal amount of the Loan and any Affiliated Loans at any time during which the Loan and any Affiliated Loans are included in a Securitization does, equal or exceed 10% of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in a Securitization. Such summaries shall meet the requirements for "summarized financial information," as defined in
         Section 210.1-02(bb) of Regulation S-X, or such other requirements as may be reasonably determined to be necessary or appropriate by Lender.

                           (A) A balance sheet with respect to the Property for the two most recent fiscal years, meeting the requirements of Section 210.3-01 of Regulation S-X of the Securities Act and statements of income and statements of cash flows with respect to the Property for the three most recent fiscal years, meeting the requirements of Section 210.3-02 of Regulation S-X, and, to the extent that such balance sheet is more than 135 days old as of the date of the document in which such financial statements are included, interim financial statements of the Property meeting the requirements of Section 210.3-01 and 210.3-02 of Regulation S-X (all of such financial statements, collectively, the "Standard Statements"); provided, however, that with respect to a Property (other than properties that are hotels, nursing homes, or other properties that would be deemed to constitute a business and not real estate under Regulation S-X or other legal requirements) that has been acquired by Borrower from an unaffiliated third party (such Property, "Acquired Property"), as to which the other conditions set forth in Section 210.3-14 of Regulation S-X for provision of financial statements in accordance with such Section have been met, in lieu of the Standard Statements otherwise required by this section, Borrower shall instead provide the financial statements required by such Section 210.3-14 of Regulation S-X ("Acquired Property Statements").

                           (B) Not later than 30 days after the end of each fiscal quarter following the date hereof, a balance sheet of the Property as of the end of such fiscal quarter, meeting the requirements of Section 210.3-01 of Regulation S-X, and statements of income and statements of cash flows of the Property for the period commencing following the last day of the most recent fiscal year and ending on the date of such balance sheet and for the corresponding period of the most recent fiscal year, meeting the requirements of Section 210.3-02 of Regulation S-X.

                           (C) Not later than 75 days after the end of each fiscal year following the date hereof, a balance sheet of the Property as of the end of such fiscal year, meeting the requirements of Section 210.3-01 of Regulation S-X, and statements of income and statements of cash flows of the Property for such fiscal year, meeting the requirements of
                  Section 210.3-02 of Regulation S-X.

                           (D) Within ten Business Days after notice from Lender in connection with the Securitization of this Loan, such additional financial statements, such that, as of the date (each an "Offering Document Date") of each Disclosure Document, Borrower shall have provided Lender with all financial statements as described in subsection (f)(i) above; provided that the fiscal year and interim periods for which such financial statements shall be provided shall be determined as of such Offering Document Date.

                  (iii) All financial statements provided by Borrower hereunder pursuant to Section 5.11(c)(ii) hereof shall be prepared in accordance with GAAP, and shall meet the requirements of Regulation S-X and other applicable legal requirements. All financial statements (audited or unaudited) provided by Borrower under this Section 5.11 shall be certified by an authorized officer or administrative member of Borrower, which certification shall state that such financial statements meet the requirements set forth in the first sentence of this Section 5.11(c)(iii).

                  (iv) If requested by Lender, Borrower shall provide Lender, promptly upon request, with any other or additional financial statements, or financial, statistical or operating information, as Lender shall determine to be required pursuant to Regulation S-X or any amendment, modification or replacement thereto or other legal requirements in connection with any Disclosure Document or any filing under or pursuant to the Exchange Act in connection with or relating to a Securitization (hereinafter an "Exchange Act Filing") or as shall otherwise be reasonably requested by Lender.

                  (v) In the event Lender determines, in connection with a Securitization, that the financial statements required in order to comply with Regulation S-X or other legal requirements are other than as provided herein, then notwithstanding the provisions of Section 5.11(c) hereof, Lender may request, and Borrower shall promptly provide, such combination of Acquired Property Statement and/or Standard Statements or such other financial statements as Lender determines to be necessary or appropriate for such compliance.

                  (vi) Any reports, statements or other information required to be delivered under this Agreement shall be delivered in paper form and in the event that Lender requires financial statements in connection with subsection (c) above because the Loan when combined with the principal amount of any Affiliated Loans equal or exceed 20% of the aggregate principal amount of all mortgage loans included in a Securitization (defined below), Borrower shall deliver such reports, statements and other information (A) on a diskette, and (B) if requested by Lender and within the capabilities of Borrower's data systems without change or modification thereto, in electronic form and prepared using Microsoft Word for Windows or WordPerfect for Windows files (which files may be prepared using a spreadsheet program and saved as word processing files).

         (d) Borrower and Borrower Principal shall furnish Lender with such other additional financial or management information (including state and federal tax returns) as may, from time to time, be reasonably required by Lender in form and substance satisfactory to Lender (including, without limitation, any financial reports required to be delivered by any Tenant or any guarantor of any Lease pursuant to the terms of such Lease), and shall furnish to Lender and its agents convenient facilities for the examination and audit of any such books and records.

         (e) All items requiring the certification of Borrower shall, except where Borrower is an individual, require a certificate executed by the general partner, managing member or authorized/senior officer of Borrower, as applicable (and the same rules shall apply to any sole shareholder, general partner or managing member which is not an individual).

         (f) Notwithstanding anything to the contrary contained herein, in no event shall Borrower be required to comply with the financial reporting requirements of Regulation S-X that would be applicable solely as a result of the principal amount of the Loan and any Affiliated Loans (at the time of Securitization) equaling or exceeding 20% of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in a Securitization.

         SECTION 5.12. ESTOPPEL STATEMENT

         (a) After request by Lender, Borrower shall within fifteen (15) Business Days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the rate of interest on the Note, (iii) the unpaid principal amount of the Note,
(iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, and (vi) that the Note, this Agreement, the Mortgage and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

         (b) Borrower shall use its reasonable efforts to deliver to Lender, promptly upon request, but subject to the terms of the applicable Major Leases that are either Ground Leases or Operating Leases, duly executed estoppel certificates from any one or more Tenants thereunder as required by Lender (but no more frequently than once every twelve (12) months provided no Event of Default has occurred and is continuing) attesting to such facts regarding the related Lease as Lender may reasonably require, including, but not limited to attestations that each Lease covered thereby is in full force and effect with no defaults thereunder on the part of any party, that none of the Rents have been paid more than one month in advance, except as security, and that the Tenant claims no defense or offset against the full and timely performance of its obligations under the Lease.

         SECTION 5.13. LEASING MATTERS.

         (a) Except as otherwise consented to by Lender in writing, all Leases shall be written on the standard form of lease which shall have been (i) with respect to pad Leases, delivered to Lender in connection with the closing of the Loan and (ii) with respect to Operating Leases or Ground Leases, if any, approved by Lender, provided however that Lender acknowledges that to the extent any portion of the Property consists of a recreational vehicle resort, Borrower shall not be required to enter into written Leases with any occupant or tenant of such portion of the Property and such tenants and/or occupants of such recreational vehicle resorts shall be deemed month to month tenants or licensees of Borrower. So long as either Original Borrower or a Borrower Principal Affiliate is Borrower under the Loan, Borrower may modify its standard form of pad lease in accordance with sound business practices and Legal Requirements, provided that the form of such Lease contains covenants and conditions that are consistent with those contained in comparable leases in the applicable local market. Notwithstanding the foregoing, in the event that the majority of owners, managers and/or operators of comparable recreational vehicle resorts in the applicable local market enter into written Leases with the occupants of recreational vehicle resorts, Borrower shall be required to enter into written Leases with respect to such occupants, and the form of such lease shall contain terms and conditions that are consistent with those of Leases of comparable properties in the applicable market or sub-market. Upon request, Borrower (1) shall furnish Lender with executed copies of all Major Leases and (2) shall make available to Lender at Borrower's offices (upon reasonable notice to Borrower), executed copies of all other Leases. No material changes may be made to the Lender-approved standard form of Operating Lease and Ground Lease, if applicable, without the prior written consent of Lender. In addition, all renewals of Leases and all proposed leases shall provide for rental rates and terms comparable to existing local market rates and terms and, except with respect to one pad at the Property used for on-site community managers (or other employees of Manager), shall be arm's-length transactions with bona fide, independent third party tenants. All proposed Major Leases and renewals of existing Major Leases shall be subject to the prior approval of Lender and its counsel, at Borrower's expense. All Leases shall provide that they are subordinate to the Mortgage and that the tenant agrees to attorn to Lender.

         (b) Borrower (i) shall observe and perform all the obligations imposed upon the landlord under the Leases and shall not do or permit to be done anything to impair the value of the Leases as security for the Debt; (ii) shall enforce all of the material terms, covenants and conditions contained in the Leases upon the part of the Tenant thereunder to be observed or performed, short of termination thereof; provided however, with respect to pad leases, a pad Lease may be terminated in the event of a default by the tenant thereunder;
(iii) with respect to any Leases (other than Leases relating to mobile home park pads or recreational vehicle resort pads), shall not collect any of the Rents more than one (1) month in advance; provided, however, that in no event shall Borrower collect any Rents under Leases (or any other applicable occupancy agreements (written or otherwise)) relating to mobile home park pads or recreational vehicle resort pads more than one (1) year in advance; (iv) shall not execute any other assignment of the landlord's interest in the Leases or the Rents; and (v) shall not consent to any assignment of or subletting under the Major Leases not in accordance with their terms, without the prior written consent of Lender.

         (c) Notwithstanding the provisions of subsection (a) above, renewals of existing commercial Leases and proposed Leases for commercial space shall not be subject to the prior approval of Lender, provided all of the following conditions are satisfied: (i) the rental income pursuant to the renewal or proposed Lease is not more than five (5%) percent of the total rental income for the Property, (ii) the renewal or proposed Lease has a base term of less than six (6) years including options to renew, (iii) no rent, credits, free rents or concessions have been granted under the renewal or proposed Lease (except to the extent consistent with current market conditions), (iv) the renewal or proposed Lease is subject and subordinate to the Mortgage and the tenant thereunder shall have agreed to attorn to Lender, (v) the renewal or proposed Lease is on the standard form of lease approved by Lender, (vi) the renewal or proposed Lease does not contain any option, offer, right of first refusal, or other similar right to acquire all or any portion of the Property, and (vii) the renewal or proposed Lease provides for rental rates and terms comparable to existing market rates and terms and is an arm's-length transaction with a bona fide, independent third party tenant. Borrower shall deliver to Lender copies of all Leases which are entered into pursuant to the preceding sentence together with Borrower's certification that it has satisfied all of the conditions of the preceding sentence within thirty (30) days after the execution of the Lease.

         SECTION 5.14. PROPERTY MANAGEMENT

         (a) Borrower shall (i) promptly perform and observe all of the covenants required to be performed and observed by it under the Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any material default under the Management Agreement of which it is aware; (iii) promptly deliver to Lender a copy of any notice of default or other material notice received by Borrower under the Management Agreement; (iv) promptly give notice to Lender of any notice or information that Borrower receives which indicates that Manager is terminating the Management Agreement or that Manager is otherwise discontinuing its management of the Property; and (v) promptly enforce the performance and observance of all of the covenants required to be performed and observed by Manager under the Management Agreement.

         (b) If at any time, (i) an Event of Default under Section 11.1(a) hereof has occurred and is continuing; or (ii) Manager is not an Affiliated Manager and either (A) a default has occurred and is continuing under the Management Agreement or (B) Manager has become insolvent or a debtor in a bankruptcy proceeding, Borrower shall, at the request of Lender, terminate the Management Agreement upon thirty (30) days prior notice to Manager and replace Manager with a Qualified Manager approved by Lender on terms and conditions satisfactory to Lender, it being understood and agreed that the management fee for such replacement manager shall not exceed then prevailing market rates.

         (c)      Intentionally deleted.

         (d) Any entity Controlled by MHC or MHCOP shall be deemed Qualified Manager. Borrower shall not, without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed): (i) surrender, terminate or cancel the Management Agreement or otherwise replace Manager or enter into any other management agreement with respect to the Property; (ii) reduce or consent to the reduction of the term of the Management Agreement; (iii) increase or consent to the increase of the amount of any charges under the Management Agreement; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Management Agreement in any material respect, provided, however, that if Manager is Controlled by MHC or MHCOP, then Borrower shall have the right to enter into amendments to the Management Agreement (1) which are consistent with good operating practices, (2) which do not increase any of the fees or other similar charges payable by Borrower thereunder and (3) which do not otherwise materially increase any of Borrower's obligations thereunder, and Borrower shall have the right to enter into a new management agreement with another entity Controlled by MHC or MHCOP on substantially the same terms and conditions as those set forth in the Management Agreement approved by Lender in connection with the closing of the Loan and otherwise in accordance with the terms permitted hereunder, without the consent of Lender. In the event that Borrower replaces Manager at any time during the term of Loan pursuant to this subsection, such Manager shall be a Qualified Manager.

         SECTION 5.15. LIENS

         Borrower shall not, without the prior written consent of Lender, create, incur, assume or suffer to exist any Lien on any portion of the Property or permit any such action to be taken, except Permitted Encumbrances.

         SECTION 5.16. DEBT CANCELLATION

         Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower's business.

         SECTION 5.17. ZONING

         Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior written consent of Lender.

         SECTION 5.18. ERISA

         (a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

         (b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (i) Borrower is not and does not maintain an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(3) of ERISA; (ii) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:

                           (A)      Equity interests in Borrower are publicly

                  offered securities, within the meaning of 29 C.F.R.
                  Section 2510.3-101(b)(2);

                           (B) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R.
                  Section 2510.3-101(f)(2); or

                           (C) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(c) or (e).

         SECTION 5.19. NO JOINT ASSESSMENT

         Borrower shall not suffer, permit or initiate the joint assessment of the Property with (a) any other real property constituting a tax lot separate from the Property, or (b) any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

         SECTION 5.20. RECIPROCAL EASEMENT AGREEMENTS

         Borrower shall not enter into, terminate or modify (in any material respects) any REA without Lender's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Borrower shall enforce, comply with, and cause each of the parties to the REA to comply with all of the material economic terms and conditions contained in the REA. Lender acknowledges that it would be unreasonable to withhold its consent to Borrower entering into an REA with an Affiliate owning property adjacent to the Property with respect to the use of certain amenities and facilities at the Property, provided that
(A) any such REA would not (i) have a material adverse affect on the Property or the Borrower, (ii) impose any material obligations on the Borrower, (B) the terms of any such REA provide that Borrower shall be paid fair market value for the use of such amenities and/or facilities under any such REA and (C) sufficient utilities, facilities and other amenities shall continue to be available to and serve the Property.

         SECTION 5.21. ALTERATIONS

         Lender's prior approval shall be required in connection with any alterations to any Improvements, exclusive of alterations to tenant spaces required under any Lease, (a) that may have a material adverse effect on the Property or (b) that, together with any other alterations undertaken at the same time (including any related alterations, improvements or replacements), are reasonably anticipated to have a cost in excess of the Alteration Threshold. Notwithstanding the provisions of subsection (b) above and provided that either the Original Borrower or a Borrower Principal Affiliate is Borrower under the Loan, Lender's prior approval shall not be required in connection with any alterations in excess of the Alteration Threshold, provided that Lender shall have received (a) a current Appraisal of the Property (or a letter update to the Appraisal delivered in connection with the closing of the Loan), (b) a certificate from Borrower and (c) such other evidence that would be satisfactory to a prudent institutional mortgage loan lender each indicating that such alterations will not impair (as security for the Loan) the fair market value of the real estate collateral portion of the Property, as determined by a prudent institutional secondary market lender. If the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements shall at any time exceed the Alteration Threshold and regardless of whether Lender's consent is required in connection with any such alterations, Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower's obligations under the Loan Documents any of the following: (i) cash, (ii) direct non-callable obligations of the United States of America or other obligations which are "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, to the extent acceptable to the applicable Rating Agencies, (iii) other securities acceptable to Lender and the Rating Agencies, or (iv) a completion bond,

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provided that such completion bond is acceptable to the Lender and the Rating
Agencies. Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements over the Alteration Threshold.

         SECTION 5.22. TAX CREDITS

         Borrower shall not claim a low income housing credit for the Property under Section 42 of the Internal Revenue Code without Lender's prior written consent.

         SECTION 5.23. INTENTIONALLY DELETED.

                                   ARTICLE 6
                               ENTITY COVENANTS

         SECTION 6.1. SINGLE PURPOSE ENTITY/SEPARATENESS

         Until the Debt has been paid in full, Borrower represents, warrants and covenants as follows:

         (a)      Borrower has not and will not:

                  (i) engage in any business or activity other than the ownership, operation and maintenance of the Property, and activities incidental thereto;

                  (ii) acquire or own any assets other than (A) the Property, and (B) such incidental Personal Property as may be necessary for the operation of the Property;

                  (iii) merge into or consolidate with any Person, or dissolve, terminate, liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

                  (iv) fail to observe all organizational formalities, or fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the applicable Legal Requirements of the jurisdiction of its organization or formation, or amend, modify, terminate or fail to comply with the provisions of its organizational documents;

                  (v) own any subsidiary, or make any investment in, any Person;

                  (vi)     commingle its assets with the assets of any other
         Person;

                  (vii) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (A) the Debt, (B) trade and operational indebtedness incurred in the ordinary course of business with trade creditors, provided such indebtedness is
         (1) unsecured, (2) not evidenced by a note, (3) on commercially reasonable terms and conditions, and (4) due not more than sixty (60) days past the date incurred and paid on or prior to such date, and/or
         (C) financing leases and purchase
         money indebtedness incurred in the ordinary course of business relating to Personal Property on commercially reasonable terms and conditions; provided however, the aggregate amount of the indebtedness described in
         (B) and (C) shall not exceed at any time three percent (3%) of the outstanding principal amount of the Note;

                  (viii) fail to maintain its records, books of account, bank accounts, financial statements, accounting records and other entity documents separate and apart from those of any other Person; except that Borrower's financial position, assets, liabilities, net worth and operating results may be included in the consolidated financial statements of an Affiliate, provided that such consolidated financial statements indicate that Borrower is a separate legal entity and that it maintains separate books and records;

                  (ix) enter into any contract or agreement with any general partner, member, shareholder, principal, guarantor of the obligations of Borrower, or any Affiliate of the foregoing, except upon terms and conditions that are intrinsically fair, commercially reasonable and substantially similar to those that would be available on an arm's-length basis with unaffiliated third parties;

                  (x) maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

                  (xi) assume or guaranty the debts of any other Person, hold itself out to be responsible for the debts of any other Person, or otherwise pledge its assets for the benefit of any other Person or hold out its credit as being available to satisfy the obligations of any other Person;

                  (xii)    make any loans or advances to any Person;

                  (xiii) fail to file its own tax returns or files a consolidated federal income tax return with any Person (unless prohibited or required, as the case may be, by applicable Legal Requirements);

                  (xiv) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name or fail to correct any known misunderstanding regarding its separate identity;

                  (xv) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations, provided, however, that any such failure to maintain adequate capital will not constitute a breach of this covenant if cash flow from the Property is insufficient for Borrower to maintain adequate capital as set forth above;;

                  (xvi) if it is a partnership or limited liability company, without the unanimous written consent of all of its partners or members, as applicable, and the written consent of 100% of the managers of Borrower (if any), including, without limitation, each Independent Director, (a) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any Creditors Rights Laws, (b) seek or consent to the appointment of a receiver, liquidator or any similar official, (c) take any action that might cause such entity to become insolvent, or (d) make an assignment for the benefit of creditors;

                  (xvii) fail to allocate shared expenses (including, without limitation, shared office space and services performed by an employee of an Affiliate) among the Persons sharing such expenses and to use separate stationery, invoices and checks;

                  (xviii) make any distributions so as to render Borrower insolvent or cause Borrower to become unable to pay its own liabilities (including, without limitation, the salaries of its own employees, if any) from its own funds;

                  (xix) acquire obligations or securities of its partners, members, shareholders or other affiliates, as applicable; or

                  (xx) violate or cause to be violated the assumptions made with respect to Borrower and its principals in any opinion letter pertaining to substantive consolidation delivered to Lender in connection with the Loan; or

                  (xxi) If Borrower is a partnership or limited liability company, each general partner in the case of a general partnership, each general partner in the case of a limited partnership, or the managing member in the case of a limited liability company (each an "SPE COMPONENT ENTITY") of Borrower, as applicable, shall be a corporation or a single member Delaware limited liability company whose sole asset is its interest in Borrower. Each SPE Component Entity (i) will at all times comply with each of the covenants, terms and provisions contained in Section 6.1(a)(iii) - (vi) and (viii) - (xxi), as if such representation, warranty or covenant was made directly by such SPE Component Entity; (ii) will not engage in any business or activity other than owning an interest in Borrower; (iii) will not acquire or own any assets other than its partnership, membership, or other equity interest in Borrower; (iv) will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation); (v) will at all times when the Loan is outstanding own at least a one hundredth of one percent (.01%) general partnership or managing membership interest in Borrower; and (vi) will cause Borrower to comply with the provisions of this Section 6.1 and Section 6.4. Prior to the withdrawal or the disassociation of any SPE Component Entity from Borrower, Borrower shall immediately appoint a new general partner or managing member whose articles of incorporation or limited liability company operating agreement, as applicable, are substantially similar to those of such SPE Component Entity and, if an opinion letter pertaining to substantive consolidation was required at closing, deliver a new opinion letter acceptable to Lender and the Rating Agencies with respect to the new SPE Component Entity and its equity owners. Notwithstanding the foregoing, to the extent Borrower is a single member Delaware limited liability company, so long as Borrower maintains such formation status, no SPE Component Entity shall be required.

         (b) In the event Borrower is a single member Delaware limited liability company, the limited liability company agreement of Borrower (the "LLC AGREEMENT") shall provide that (i) upon the occurrence of any event that causes the sole member of Borrower ("MEMBER") to cease to be the member of Borrower (other than (A) upon an assignment by Member of all of its limited liability company interest in Borrower and the admission of the transferee in accordance with the Loan Documents and the LLC Agreement, or (B) the resignation of Member and the admission of an additional member of Borrower in accordance with the terms of the Loan Documents and the LLC Agreement), any person acting as Independent Director of Borrower shall, without any action of any other Person and simultaneously with the Member ceasing to be the member of Borrower, automatically be admitted to Borrower ("SPECIAL MEMBER") and shall continue Borrower without dissolution and (ii) Special Member may not resign from Borrower or transfer its rights as Special Member unless (A) a successor Special Member has been admitted to Borrower as Special Member in accordance with requirements of Delaware law and (B) such successor Special Member has also accepted its appointment as an Independent Director. The LLC Agreement shall further provide that (i) Special Member shall automatically cease to be a member of Borrower upon the admission to Borrower of a substitute Member, (ii) Special Member shall be a member of Borrower that has no interest in the profits, losses and capital of Borrower and has no right to receive any distributions of Borrower assets, (iii) pursuant to Section 18-301 of the Delaware Limited Liability Company Act (the "ACT"), Special Member shall not be required to make any capital contributions to Borrower and shall not receive a limited liability company interest in Borrower, (iv) Special Member, in its capacity as Special Member, may not bind Borrower and (v) except as required by any mandatory provision of the Act, Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, Borrower, including, without limitation, the merger, consolidation or conversion of Borrower; provided, however, such prohibition shall not limit the obligations of Special Member, in its capacity as Independent Director, to vote on such matters required by the Loan Documents or the LLC Agreement. In order to implement the admission to Borrower of Special Member, Special Member shall execute a counterpart to the LLC Agreement. Prior to its admission to Borrower as Special Member, Special Member shall not be a member of Borrower.

         Upon the occurrence of any event that causes the Member to cease to be a member of Borrower, to the fullest extent permitted by law, the personal representative of Member shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of Member in Borrower, agree in writing (i) to continue Borrower and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower, effective as of the occurrence of the event that terminated the continued membership of Member of Borrower in Borrower. Any action initiated by or brought against Member or Special Member under any Creditors Rights Laws shall not cause Member or Special Member to cease to be a member of Borrower and upon the occurrence of such an event, the business of Borrower shall continue without dissolution. The LLC Agreement shall provide that each of Member and Special Member waives any right it might have to agree in writing to dissolve Borrower upon the occurrence of any action initiated by or brought against Member or Special Member under any Creditors Rights Laws, or the occurrence of an event that causes Member or Special Member to cease to be a member of Borrower.

         SECTION 6.2. CHANGE OF NAME, IDENTITY OR STRUCTURE

         Borrower shall not change or permit to be changed (a) Borrower's name,
(b) Borrower's identity (including its trade name or names), (c) Borrower's principal place of business set forth on the first page of this Agreement, (d) the corporate, partnership or other organizational structure of Borrower, each SPE Component Entity (if any), or Borrower Principal, (e) Borrower's state of organization, or (f) Borrower's organizational identification number, without in each case notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower's structure, without first obtaining the prior written consent of Lender. In addition, Borrower shall not change or permit to be changed any organizational documents of Borrower or any SPE Component Entity (if any) if such change would adversely impact the covenants set forth in Section 6.1 and Section 6.4 hereof. Borrower authorizes Lender to file any financing statement or financing statement amendment required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrower intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property. If Borrower does not now have an organizational identification number and later obtains one, or if the organizational identification number assigned to Borrower subsequently changes, Borrower shall promptly notify Lender of such organizational identification number or change.

         SECTION 6.3. BUSINESS AND OPERATIONS

         Borrower will qualify to do business and will remain in good standing under the laws of the State as and to the extent the same are required for the ownership, maintenance, management and operation of the Property.

         SECTION 6.4. INDEPENDENT DIRECTOR

         (a) The organizational documents of Borrower or each SPE Component Entity (if any), as applicable, shall provide that at all times there shall be, and Borrower shall cause there to be, at least one manager (each an "INDEPENDENT DIRECTOR") of Borrower or such SPE Component Entity, as applicable, reasonably satisfactory to Lender each of whom are not at the time of such individual's initial appointment, and shall not have been at any time during the preceding five (5) years, and shall not be at any time while serving as a director of Borrower or such SPE Component Entity, as applicable, either (i) a shareholder (or other equity owner) of, or an officer, director, partner, manager, member (other than as a Special Member in the case of single member Delaware limited liability companies), employee, attorney or counsel of, Borrower, such SPE Component Entity or any of their respective shareholders, partners, members, subsidiaries or affiliates; (ii) a customer or creditor of, or supplier to, Borrower or any of its respective shareholders, partners, members, subsidiaries or affiliates who derives any of its purchases or revenue from its activities with Borrower or such SPE Component Entity or any Affiliate of any of them;
(iii) a Person who Controls or is under common Control with any such shareholder, officer, director, partner, manager, member, employee, supplier, creditor or customer; or (iv) a member of the immediate family of any such shareholder, officer, director, partner, manager, member, employee, supplier, creditor or customer.

         (b) The organizational documents of Borrower or each SPE Component Entity (if any), as the case may be, shall provide that the manager of Borrower or such SPE Component Entity, as applicable, shall not take any action which, under the terms of any articles of organization or operating agreement, as applicable, requires an unanimous vote of the members and manager of Borrower or such SPE Component Entity, as the case may be, unless at the time of such action there shall be at least one manager who is an Independent Director. Borrower or such SPE Component Entity, as applicable, will not, without the unanimous written consent of its members and managers, including each Independent Director, on behalf of itself or Borrower, (i) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable Creditors Rights Laws; (ii) seek or consent to the appointment of a receiver, liquidator or any similar official; (iii) take any action that might cause such entity to become insolvent; or (iv) make an assignment for the benefit of creditors.

                                   ARTICLE 7
                             NO SALE OR ENCUMBRANCE

         SECTION 7.1. TRANSFER DEFINITIONS

         For purposes of this Article 7 an "AFFILIATED MANAGER" shall mean any managing agent in which Borrower, Borrower Principal, any SPE Component Entity (if any) or any affiliate of such entities has, directly or indirectly, any legal, beneficial or economic interest; "CONTROL" shall mean the power to direct the management and policies of a Restricted Party, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise; "RESTRICTED PARTY" shall mean Borrower, Borrower Principal, any SPE Component Entity (if any), any Affiliated Manager, or any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of Borrower, Borrower Principal, any SPE Component Entity (if any), any Affiliated Manager or any non-member manager; and a "SALE OR PLEDGE" shall mean a voluntary or involuntary sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of a legal or beneficial interest.

         SECTION 7.2. NO SALE/ENCUMBRANCE

         (a) Borrower shall not cause or permit a Sale or Pledge of the Property or any part thereof or any legal or beneficial interest therein nor permit a Sale or Pledge of an interest in any Restricted Party (in each case, a "PROHIBITED TRANSFER"), other than pursuant to Leases to Tenants in accordance with the provisions of Section 5.13, without the prior written consent of Lender.

         (b)      A Prohibited Transfer shall include, but not be limited to,
(i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) except to the extent permitted pursuant to Section 7.7 hereof, an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation's stock or the creation or issuance of new stock in one or a series of transactions; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or

Pledge of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests or the creation or issuance of new partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of any member or any profits or proceeds relating to such membership interest; or
(vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests.

         SECTION 7.3. PERMITTED TRANSFERS

         (a) Notwithstanding the provisions of Section 7.2, the following transfers shall not be deemed to be a Prohibited Transfer: (i) a transfer by devise or descent or by operation of law upon the death of a member, partner or shareholder of a Restricted Party; (ii) the Sale or Pledge, in one or a series of transactions, of not more than forty-nine percent (49%) in the aggregate of the stock, limited partnership interests or non-managing membership interests (as the case may be) in Borrower; provided, however, no such transfers shall result in a change in Control in the Restricted Party or change in control of the Property, and as a condition to each such transfer, Lender shall receive not less than thirty (30) days prior written notice of such proposed transfer or
(iii) the sale, transfer or issuance of stock in MHC provided that MHC is listed on the New York Stock Exchange or such other nationally recognized stock exchange. Notwithstanding the foregoing, any transfer that results in any Person owning in excess of forty-nine percent (49%) of the ownership interest in a Restricted Party shall comply with the requirements of Section 7.4 hereof, provided however, that with respect to transfers provided for in subsection
(a)(iii) hereof, Borrower shall not be required to deliver a revised substantive non-consolidation opinion to Lender in connection with any such transfers.

         (b) In addition to the foregoing and supplementing subsection (a) above, Lender's prior written consent shall not be required with respect to (i) direct or indirect transfers of interests in Borrower among MHC, MHCOP and their Affiliates, (ii) transfers of limited partnership interests in MHCOP, provided that MHC or an MHC Subsidiary remains the controlling general partner of MHCOP,
(iii) the merger or consolidation of MHC or MHCOP without regard to whether MHC or MHCOP, as applicable, is the surviving entity or (iv) MHC's contribution of ownership interests in MHCOP to a MHC Subsidiary, provided that with respect to the transfers set forth in clauses (i), (ii), (iii) and (iv) above, the Property shall continue to be managed by Manager or a Qualified Manager and Borrower and any SPE Component Entity shall continue to comply with Article 6 hereof. Notwithstanding the requirements set forth in Section 7.4 hereof, Borrower shall not be required to deliver a revised substantive non-consolidation opinion to Lender in connection with any transfers permitted under this subsection
(b)(ii),(iii) and (iv). "MHC SUBSIDIARY" means an entity (A) in which MHC directly owns at least a ninety-five percent (95%) interest and (B) that is under the Control of MHC.

         SECTION 7.4. LENDER'S RIGHTS

         Lender reserves the right to condition the consent to a Prohibited Transfer requested hereunder upon (a) a modification of the terms hereof and an assumption of the Note and the

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other Loan Documents as so modified by the proposed Prohibited Transfer, (b)
receipt of payment of a transfer fee equal to one percent (1%) of the outstanding principal balance of the Loan and all of Lender's expenses incurred in connection with such Prohibited Transfer, (c) receipt of written confirmation from the Rating Agencies that the Prohibited Transfer will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current ratings issued in connection with a Securitization, or if a Securitization has not occurred, any ratings to be assigned in connection with a Securitization, (d) the proposed transferee's continued compliance with the covenants set forth in this Agreement (including, without limitation, the covenants in Article 6) and the other Loan Documents, (e) a new manager for the Property and a new management agreement satisfactory to Lender, and (f) the satisfaction of such other conditions and/or legal opinions as Lender shall determine in its sole discretion to be in the interest of Lender. All expenses incurred by Lender shall be payable by Borrower whether or not Lender consents to the Prohibited Transfer. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Prohibited Transfer made without Lender's consent. This provision shall apply to each and every Prohibited Transfer, whether or not Lender has consented to any previous Prohibited Transfer. Notwithstanding anything to the contrary contained in this
Section 7.4, in the event a substantive non-consolidation opinion was delivered to Lender and the Rating Agencies in connection with the closing of the Loan, and if any Sale or Pledge permitted under this Article 7 results in any Person and its Affiliates owning in excess of forty-nine percent (49%) of the ownership interests in a Restricted Party, Borrower shall, prior to such transfer, and in addition to any other requirement for Lender consent contained herein, deliver a revised substantive non-consolidation opinion to Lender reflecting such Prohibited Transfer, which opinion shall be in form, scope and substance acceptable in all respects to Lender and the Rating Agencies.

         SECTION 7.5. ASSUMPTION

         Notwithstanding the foregoing provisions of this Article 7, Lender shall not unreasonably withhold consent to a transfer of the Property in its entirety to, and the related assumption of the Loan by, any Person (a "TRANSFEREE") and Lender shall release Borrower and Borrower Principal from their obligations under the Loan (to the extent such obligations arise from events occurring after the date of the assumption), provided that each of the following terms and conditions are satisfied:

         (a)      no Default or Event of Default has occurred;

         (b) Borrower shall have (i) delivered written notice to Lender of the terms of such prospective transfer not less than sixty (60) days before the date on which such transfer is scheduled to close and, concurrently therewith, all such information concerning the proposed Transferee as Lender shall reasonably require and (ii) paid to Lender a non-refundable processing fee in the amount of $10,000 (which fee shall be credited against the assumption fee payable in connection with such assumption). Lender shall have the right to approve or disapprove the proposed transfer based on its then current underwriting and credit requirements for similar loans secured by similar properties which loans are sold in the secondary market, such approval not to be unreasonably withheld. In determining whether to give or withhold its approval of the proposed transfer, Lender shall consider the experience and track record of

Transferee and its principals in owning and operating facilities similar to the Property, the financial strength of Transferee and its principals, the general business standing of Transferee and its principals and Transferee's and its principals' relationships and experience with contractors, vendors, tenants, lenders and other business entities; provided, however, that, notwithstanding Lender's agreement to consider the foregoing factors in determining whether to give or withhold such approval, such approval shall be given or withheld based on what Lender determines to be commercially reasonable and, if given, may be given subject to such conditions as Lender may deem reasonably appropriate;

         (c) Borrower shall have paid to Lender, concurrently with the closing of such transfer, (i) a non-refundable assumption fee in an amount equal to one percent (1.0%) of the then outstanding principal balance of the Note (subject to credit for any previously paid non-refundable processing fees), and
(ii) all reasonable out-of-pocket costs and expenses, including reasonable attorneys' fees, incurred by Lender in connection with the transfer;

         (d) Transferee assumes and agrees to pay the Debt as and when due subject to the provisions of Article 15 hereof and, prior to or concurrently with the closing of such transfer, Transferee and its constituent partners, members or shareholders as Lender may require, shall execute, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate said assumption;

         (e) Borrower and Transferee, without any cost to Lender, shall furnish any information requested by Lender for the preparation of, and shall authorize Lender to file, new financing statements and financing statement amendments and other documents to the fullest extent permitted by applicable law, and shall execute any additional documents reasonably requested by Lender;

         (f) Borrower shall have delivered to Lender, without any cost or expense to Lender, such endorsements to Lender's Title Insurance Policy insuring that fee simple or leasehold title to the Property, as applicable, is vested in Transferee (subject to Permitted Encumbrances), hazard insurance endorsements or certificates and other similar materials as Lender may deem necessary at the time of the transfer, all in form and substance satisfactory to Lender;

         (g) Transferee shall have furnished to Lender, if Transferee is a corporation, partnership, limited liability company or other entity, all appropriate papers evidencing Transferee's organization and good standing, and the qualification of the signers to execute the assumption of the Debt, which papers shall include certified copies of all documents relating to the organization and formation of Transferee and of the entities, if any, which are partners or members of Transferee. Transferee and such constituent partners, members or shareholders of Transferee (as the case may be), as Lender shall require, shall comply with the covenants set forth in Article 6 hereof;

         (h) Transferee shall assume the obligations of Borrower under any Management Agreement or provide a new management agreement with a new manager which meets with the requirements of Section 5.14 hereof and assign to Lender as additional security such new management agreement;

         (i) Transferee shall furnish an opinion of counsel satisfactory to Lender and its counsel (A) that Transferee's formation documents provide for the matters described in subparagraph (g) above, (B) that the assumption of the Debt has been duly authorized, executed and delivered, and that the Note, the Mortgage, this Agreement, the assumption agreement and the other Loan Documents are valid, binding and enforceable against Transferee in accordance with their terms, (C) that Transferee and any entity which is a controlling stockholder, member or general partner of Transferee, have been duly organized, and are in existence and good standing, and (E) with respect to such other matters as Lender may reasonably request;

         (j) if required by Lender, Lender shall have received confirmation in writing from the Rating Agencies that rate the Securities to the effect that the transfer will not result in a qualification, downgrade or withdrawal of any rating initially assigned or to be assigned to the Securities;

         (k) Borrower's obligations under the contract of sale pursuant to which the transfer is proposed to occur shall expressly be subject to the satisfaction of the terms and conditions of this Section 7.5; and

         (l) in the event a substantive non-consolidation opinion was delivered to Lender in connection with the closing of the Loan, Transferee shall, prior to such transfer, deliver a new or updated substantive non-consolidation opinion to Lender, which opinion shall be in form, scope and substance acceptable in all respects to Lender and the Rating Agencies.

A consent by Lender with respect to a transfer of the Property in its entirety to, and the related assumption of the Loan by, a Transferee pursuant to this
Section 7.5 shall not be construed to be a waiver of the right of Lender to consent to any subsequent transfer of the Property. Notwithstanding anything to the contrary contained in this Section 7.5, prior to a Securitization Lender's consent to any transfer of the Property and assumption of the Loan pursuant to this Section 7.5 shall not be required if the consideration to be paid to Borrower by the proposed Transferee is less than the appraised value of the Property as determined by Lender.

         SECTION 7.6. INTENTIONALLY DELETED.

         SECTION 7.7. ASSUMPTIONS IN CONNECTION WITH CERTAIN TRANSFERS TO AFFILIATES.

         Notwithstanding the foregoing provisions of this Article 7, Lender shall not unreasonably withhold consent to a transfer (by deed or ground lease for nominal consideration), of a portion of the Property (the "AFFILIATE TRANSFER PORTION OF THE PROPERTY") to, and the related assumption of the Loan by, an Affiliate of Borrower (i) in which Borrower Principal owns, directly or indirectly, at least a 70% ownership interest or (ii) in which MHCOP owns, directly or indirectly, at least a 99% ownership interest (an "AFFILIATE TRANSFEREE") such Affiliate Transferee to be a co-obligor and co-mortgagee under the Loan and jointly and severally obligated thereunder, provided that, among other things, each of the following conditions are satisfied:

         (a)      no Default or Event of Default has occurred;

         (b) Borrower shall have (i) delivered written notice to Lender of the terms of such prospective transfer and assumption not less than sixty (60) days before the date on which such transfer and assumption is scheduled to close and, concurrently therewith, all such information concerning the proposed Affiliate Transferee as Lender shall reasonably require and (ii) paid to Lender a non-refundable processing fee in the amount of $10,000;

         (c) Borrower shall have paid to Lender all reasonable out-of-pocket costs and expenses, including reasonable attorneys' fees, incurred by Lender in connection with the transfer and assumption;

         (d) Affiliate Transferee assumes and agrees to pay the Debt as and when due subject to the provisions of Article 15 hereof and, prior to or concurrently with the closing of such transfer and assumption, Affiliate Transferee shall execute, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate such transfer and assumption;

         (e) Borrower and Affiliate Transferee, without any cost to Lender, shall furnish any information requested by Lender for the preparation of, and shall authorize Lender to file, new and/or amended security instruments, financing statements and financing statement amendments and other documents to the fullest extent permitted by applicable law, and shall execute any additional documents reasonably requested by Lender;

         (f) Affiliate Transferee shall have furnished to Lender, if Affiliate Transferee is a corporation, partnership, limited liability company or other entity, all appropriate papers evidencing Affiliate Transferee's organization and good standing, and the qualification of the signers to execute the assumption of the Debt, which papers shall include certified copies of all documents relating to the organization and formation of Affiliate Transferee and of the entities, if any, which are partners or members of Affiliate Transferee. Affiliate Transferee and such constituent partners, members or shareholders of Affiliate Transferee (as the case may be), as Lender shall require, shall comply with the covenants set forth in Article 6 hereof;

         (g) Affiliate Transferee shall (i) assume the obligations of Borrower under any Management Agreement as they relate to the Affiliate Transfer Portion of the Property, provided, however, that in the event the Affiliate Transfer Portion of the Property is operated solely as a sewage treatment and/or water treatment facility and operated solely by Affiliate Transferee (and Manager does not perform any services with respect to the Affiliate Transfer Portion of the Property), Affiliate Transferee shall not be required to assume the obligations of Borrower under the Management Agreement, and (ii) if applicable, execute an assignment to Lender of such Management Agreement as additional security for the Loan;

         (h) Affiliate Transferee shall furnish an opinion of counsel satisfactory to Lender and its counsel (A) that Affiliate Transferee's formation documents provide for the matters described in subparagraph (f) above, (B) that the assumption of the Debt has been duly authorized, executed and delivered, and that the Note, the Mortgage, this Agreement, the assumption agreement and the other Loan Documents are valid, binding and enforceable against Affiliate Transferee in accordance with their terms, (C) that Affiliate Transferee and any entity which is a controlling stockholder, managing or sole member or general partner of Affiliate Transferee, have been duly organized, and are in existence and good standing, and (E) with respect to such other matters as Lender may reasonably request;

         (i) if required by Lender, Lender shall have received confirmation in writing from the Rating Agencies that rate the Securities to the effect that the transfer will not result in a qualification, downgrade or withdrawal of any rating initially assigned or to be assigned to the Securities;

         (j) Borrower's obligations under the contract of sale, if any, pursuant to which the transfer is proposed to occur shall expressly be subject to the satisfaction of the terms and conditions of this Section 7.7;

         (k) in the event an Insolvency Opinion was delivered to Lender in connection with the closing of the Loan, Borrower and Affiliate Transferee shall, prior to such transfer and assumption, deliver a new or updated Insolvency Opinion to Lender, which opinion shall be in form, scope and substance acceptable in all respects to Lender and the Rating Agencies;

         (l) Borrower shall deliver to Lender evidence which would be satisfactory to a prudent lender that (i) the Affiliate Transfer Portion of the Property has been legally split or subdivided from the remainder of the Property; (ii) after giving effect to such transfer, each of the Affiliate Transfer Portion of the Property and the balance of the Property conforms and is in compliance in all material respects with applicable Legal Requirements and constitutes a separate tax lot and (iii) the Affiliate Transfer Portion of the Property is not necessary for the Property to comply with any zoning, building, land use or parking or other Legal Requirements applicable to the Property or for the then current use of the Property, including, without limitation, for access, driveways, parking, utilities or drainage or, to the extent that the Affiliate Transfer Portion of the Property is necessary for any such purposes, a reciprocal easement agreement has been executed and recorded that would allow the owner of the Property to continue to use the Affiliate Transfer Portion of the Property to the extent necessary for such purposes;

         (m) Borrower shall deliver to Lender an endorsement to the Title Insurance Policy (i) extending the effective date of the Title Insurance Policy to the effective date of the transfer; (ii) confirming no change in the priority of the Mortgage on the Property (including the Affiliate Transfer Portion of the Property) or in the amount of the insurance or the coverage of the Property under the Title Insurance Policy; and (iii) insuring the rights and benefits under any new or amended reciprocal easement agreement or such other agreement required pursuant to subsection 7.7(l)(iii) hereof that has been executed and recorded, if any. Borrower shall have delivered to Lender, without any cost or expense to Lender, such endorsements to Lender's Title Insurance Policy insuring that fee simple or leasehold title to the Affiliate Transfer Portion of the Property, as applicable, is vested in Affiliate Transferee (subject to Permitted Encumbrances), hazard insurance endorsements or certificates and other similar materials as Lender may deem necessary at the time of the transfer, all in form and substance satisfactory to Lender;

         (n) not less than three (3) Business Days prior to the date of the transfer and assumption, Borrower delivers to Lender approvals to the transfer executed by any entities other than Lender holding Liens encumbering the Property or the Affiliate Transfer Portion of the

Property (or holding any other interest therein that would be affected by the transfer), if and to the extent such approval is required pursuant to the terms of any of the documents evidencing or securing such Lien or interest;

         (o) Borrower and Affiliate Transferee have complied with any requirements applicable to the transfer in any Major Leases, REA's, operating agreements, parking agreements or other similar agreements affecting the Property or the Affiliate Transfer Portion of the Property and the transfer does not violate any of the provisions of such documents in any respect that would result in a termination (or give any other party thereto the right to terminate), extinguishment or other loss of material right of Borrower or in a material increase in Borrower's obligations under such documents and, to the extent necessary to comply with such documents, the Affiliate Transferee has assumed Borrower's obligations, if any, relating to the Affiliate Transfer Portion of the Property under such documents; and

         (p) if a securitization shall have occurred, Borrower shall deliver to Lender one or more opinions of counsel for Borrower and Affiliate Transferee in form and substance and delivered by counsel which would be satisfactory to a prudent lender stating, among other things, that the transfer and assumption by Affiliate Transferee pursuant to this Section 7.7 (1) will not directly or indirectly result in or cause any REMIC Trust that then holds the Note to fail to maintain its status as a REMIC Trust and (2) will not cause any REMIC Trust to be an "investment company" under the Investment Company Act of 1940, at Borrower's cost; and

         (q) Borrower delivers to Lender any other information, approvals and documents which would be required by a prudent Lender in connection with such transfer and assumption.

         A consent by Lender with respect to a transfer of a portion of the Property to, and the related assumption of the Loan by, an Affiliate Transferee pursuant to this Section 7.7 shall not be construed to be a waiver of the right of Lender to consent to any subsequent transfer of the Property or assumption of the Loan. Notwithstanding any transfer and assumption to an Affiliate Transferee pursuant to this Section 7.7, the Property and the Affiliate Transfer Portion of the Property shall be deemed a single Property for purposes of this Agreement and the Loan.

         SECTION 7.8. ADDITIONAL PERMITTED TRANSFERS.

         Notwithstanding anything to the contrary contained in this Article 7, Borrower may grant easements, restrictions, covenants, reservations and rights of way with respect to the Property in the ordinary course of business for water and sewer lines, telephone and telegraph lines, electric lines and other utilities or for other similar purposes, provided that such transfers, conveyances or encumbrances (i) shall not impair the utility and operation of the Property or materially adversely affect the value of the Property or adversely affect Borrower's ability to pay the Debt or the Monthly Payment Amount and (ii) shall be in a form that is reasonably acceptable to Lender.

                                   ARTICLE 8
                 INSURANCE; CASUALTY; CONDEMNATION; RESTORATION

         SECTION 8.1. INSURANCE

         (a) Borrower shall obtain and maintain, or cause to be maintained, at all times insurance for Borrower and the Property providing at least the following coverages:

                  (i) comprehensive "all risk" insurance (excluding terrorism coverage) on the Improvements and the Personal Property, in each case (A) in an amount equal to one hundred percent (100%) of the "Full Replacement Cost," which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (C) providing for no deductible in excess of $100,000 for all such insurance coverage; and (D) if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses, providing coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements and containing an "Ordinance or Law Coverage" or "Enforcement" endorsement. In addition, Borrower shall obtain: (y) if any portion of the Improvements is currently or at any time in the future located in a "special flood hazard area" designated by the Federal Emergency Management Agency, flood hazard insurance in an amount equal to the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, and providing for no deductible in excess of $250,000; and (z) earthquake insurance in amounts and in form and substance reasonably satisfactory to Lender in the event the Property is located in an area with a high degree of seismic risk, provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i);

                  (ii) Commercial General Liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, with such insurance (A) to be on the so-called "occurrence" form with a general aggregate limit of not less than $2,000,000 and a per occurrence limit of not less than $1,000,000;
         (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations; (3) independent contractors; (4) blanket contractual liability; and (5) contractual liability covering the indemnities contained in Article 12 and Article 14 hereof to the extent the same is available;

                  (iii) loss of rents insurance or business income insurance, as applicable, (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; and (C) which provides that after the physical loss to the Improvements and Personal Property occurs, the loss of rents or income, as applicable, will be insured until completion of Restoration or the expiration of twelve (12) months, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) which contains an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such loss of rents or business income insurance, as applicable, shall be determined prior to the date hereof and at least once each year thereafter based on Borrower's reasonable estimate of the gross income from the Property for the succeeding period of coverage required above. All proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note, this Agreement and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such loss of rents or business income insurance, as applicable;

                  (iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Property coverage form does not otherwise apply, (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called Builder's Risk Completed Value form (1) on a non-reporting basis, (2) against "all risks" insured against pursuant to subsection (i) above, (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

                  (v) workers' compensation, subject to the statutory limits of the State, and employer's liability insurance in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable);

                  (vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

                  (vii) excess liability insurance in an amount not less than $50,000,000 per occurrence on terms consistent with the commercial general liability insurance required under subsection (ii) above; and

                  (viii) upon sixty (60) days' written notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.

         (b) All insurance provided for in Section 8.1(a) shall be obtained under valid and enforceable policies (collectively, the "POLICIES" or in the singular, the "POLICY"), and shall be subject to the approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a claims paying ability rating of either (1) "AA" or better by at least two Rating Agencies, one of which must be S&P or such other Rating Agencies approved by Lender or (2) at least A-/VII by A.M. Best Company, Inc. The Policies described in Section 8.1(a) shall designate Lender and its successors and assigns as additional insureds, mortgagees and/or loss payee as deemed appropriate by Lender. To the extent such Policies are not available as of the Closing Date, Borrower shall deliver certified copies of all Policies to Lender not later than thirty (30) days after the Closing Date. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, Borrower shall deliver to Lender certificates evidencing renewal of the Policies (such certificates, the "INSURANCE CERTIFICATES")accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the "INSURANCE PREMIUMS") and within sixty (60) days after the expiration date of such Policies, Borrower shall deliver to Lender renewal Policies

         (c) Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 8.1(a).

         (d) All Policies provided for or contemplated by Section 8.1(a), except for the Policy referenced in Section 8.1(a)(v), shall name Borrower as the insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

         (e) All Policies provided for in Section 8.1(a) shall contain clauses or endorsements to the effect that:

                  (i) no act or negligence of Borrower, or anyone acting for Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

                  (ii) the Policies shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty (30) days' prior written notice to Lender and any other party named therein as an additional insured;

                  (iii) the issuers thereof shall give written notice to Lender if the Policies have not been renewed thirty (30) days prior to its expiration; and

                  (iv) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

         (f) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, obtaining such insurance coverage as Lender in its sole discretion deems appropriate. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Mortgage and shall bear interest at the Default Rate.

         SECTION 8.2. CASUALTY

         If the Property shall be damaged or destroyed, in whole or in part in any material respect, by fire or other casualty (a "CASUALTY"), Borrower shall give prompt notice of such damage to Lender and shall promptly commence and diligently prosecute the Restoration of the Property in accordance with Section 8.4, whether or not Lender makes any Net Proceeds available pursuant to Section
8.4. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower. Borrower shall adjust all claims for Insurance Proceeds in consultation with, and approval of, Lender; provided, however, if an Event of Default has occurred and is continuing, Lender shall have the exclusive right to participate in the adjustment of all claims for Insurance Proceeds.

         SECTION 8.3. CONDEMNATION

         Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of the Property of which Borrower has knowledge and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of Section 8.4, whether or not Lender makes any Net Proceeds available pursuant to Section 8.4. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

         SECTION 8.4. RESTORATION

         The following provisions shall apply in connection with the Restoration of the Property:

         (a) If the Net Proceeds shall be less than $250,000 and the costs of completing the Restoration shall be less than $250,000, the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 8.4(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

         (b) If the Net Proceeds are equal to or greater than $250,000 or the costs of completing the Restoration are equal to or greater than $250,000, Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 8.4. The term "NET PROCEEDS" for purposes of this Section 8.4 shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Section 8.1(a)(i), (iv), (vi) and (viii) as a result of a Casualty, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting the same ("INSURANCE PROCEEDS"), or (ii) the net amount of the Award as a result of a Condemnation, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting the same ("CONDEMNATION PROCEEDS"), whichever the case may be.

                  (i) The Net Proceeds shall be made available to Borrower for Restoration provided that each of the following conditions are met:

                           (A) no Event of Default shall have occurred and be
                  continuing;

                           (B) (1) in the event the Net Proceeds are Insurance
                  Proceeds, less than twenty-five percent (25%) of the mobile home and/or recreational vehicle pads, as applicable, on the Property shall be rendered unusable for a period in excess of twelve (12) months as a result of a Casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than fifteen percent (15%) of the rentable area of the Property and fifteen percent (15%) of the fair market value of the Land constituting the Property is taken, such land is located along the perimeter or periphery of the Property, and no portion of the permanent Improvements is located on such land;

                           (C) intentionally deleted;

                           (D) Borrower shall commence the Restoration as soon
                  as reasonably practicable (but in no event later than sixty
                  (60) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;

                           (E) Lender shall be satisfied that any operating
                  deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Property as a result of the occurrence of any such

                  Casualty or Condemnation, whichever the case may be, will be covered out of the insurance coverage referred to in Section 8.1(a)(iii) above;

                           (F) Lender shall be satisfied that the Restoration
                  will be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date, (2) the earliest date required for such completion under the terms of any Major Leases, Ground Leases, if applicable, Operating Leases, if applicable, or material agreements affecting the Property, (3) such time as may be required under applicable zoning law, ordinance, rule or regulation, or (4) the expiration of the insurance coverage referred to in Section 8.1(a)(iii);

                           (G) the Property and the use thereof after the
                  Restoration will be in compliance with and permitted under all Legal Requirements;

                           (H) the Restoration shall be done and completed by
                  Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements;

                           (I) such Casualty or Condemnation, as applicable,
                  does not result in the loss of access to the Property or the Improvements;

                           (J) Borrower shall deliver, or cause to be delivered,
                  to Lender a signed detailed budget approved in writing by Borrower's architect or engineer stating the entire cost of completing the Restoration, which budget shall be reasonably acceptable to Lender; and

                           (K) the Net Proceeds together with any cash or cash
                  equivalent deposited by Borrower with Lender are sufficient in Lender's reasonable judgment to cover the cost of the Restoration.

                  (ii) The Net Proceeds shall be held by Lender until disbursements commence, and, until disbursed in accordance with the provisions of this Section 8.4, shall constitute additional security for the Debt and other obligations under the Loan Documents. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower on a monthly basis during the course of the Restoration in accordance with customary construction lending practices, upon receipt of evidence satisfactory to Lender that (A) all the conditions precedent to such advance, including those set forth in Section 8.4(b)(i), have been satisfied, (B) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the related Restoration item have been paid for in full, and (C) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy. Notwithstanding the foregoing, Insurance Proceeds from the Policies required to be maintained by Borrower pursuant to Section 8.1(a)(iii) shall be controlled by Lender at all times, shall not be subject to the provisions of this

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         Section 8.4 and shall be used for the payment of all of the obligations due and payable under the Loan Documents for the entire time period for which any such Insurance Proceeds relate. After such application of the Insurance Proceeds, the remaining balance, if any, of any such proceeds shall be disbursed and/or applied as follows: (A) provided no Event of Default has occurred and is continuing, to Borrower and (B) upon the occurrence and during the continuance of an Event of Default, to Operating Expenses.

                  (iii) All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all respects by Lender and to the extent the Restoration relates to any permanent Improvements on the Property, by an independent consulting engineer selected by Lender (the "Restoration Consultant"). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. To the extent the Restoration relates to any permanent Improvements on the Property, the identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts in excess of $100,000 under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Restoration Consultant. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration, including, without limitation, reasonable counsel fees and disbursements and the Restoration Consultant's fees, shall be paid by Borrower.

                  (iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Restoration Consultant, minus the Restoration Retainage. The term "Restoration Retainage" shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Restoration Consultant, until the Restoration has been completed. The Restoration Retainage shall be reduced to five percent (5%) of the costs incurred upon receipt by Lender of satisfactory evidence that fifty percent (50%) of the Restoration has been completed. The Restoration Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 8.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Restoration Retainage shall not be released until the Restoration Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 8.4(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Restoration Retainage; provided, however, that Lender will release the portion of the Restoration Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Restoration Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and

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         Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Restoration Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

                  (v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

                  (vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender in consultation with the Restoration Consultant, as applicable, be sufficient to pay in full the balance of the costs which are estimated to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the "Net Proceeds Deficiency") with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 8.4(b) shall constitute additional security for the Debt and other obligations under the Loan Documents.

                  (vii) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after Borrower and the Restoration Consultant, to the extent applicable, certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 8.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under the Note, this Agreement or any of the other Loan Documents.

         (c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 8.4(b)(vii) may (x) be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, (y) at the sole discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes and upon such conditions as Lender shall designate.

         (d) In the event of foreclosure of the Mortgage, or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to the Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure, Lender or other transferee in the event of such other transfer of title.

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                                   ARTICLE 9
                                 RESERVE FUNDS

         SECTION 9.1. REQUIRED REPAIRS

         (a) Borrower shall make the repairs and improvements to the Property set forth on Schedule 2 and as more particularly described in the Physical Conditions Report prepared in connection with the closing of the Loan (such repairs hereinafter referred to as "REQUIRED REPAIRS"). Borrower shall complete the Required Repairs in a good and workmanlike manner on or before the date that is twelve (12) months from the date hereof or within such other time frame for completion specifically set forth on Schedule 2.

         SECTION 9.2. REPLACEMENTS

         (a) On an ongoing basis throughout the term of the Loan, Borrower shall make capital repairs, replacements and improvements necessary to keep the Property in good order and repair and in a good marketable condition or prevent deterioration of the Property ("REPLACEMENTS"). Borrower shall complete all Replacements in a good and workmanlike manner as soon as commercially reasonable after commencing to make each such Replacement.

         (b) Borrower shall establish on the date hereof an Eligible Account with Lender or Lender's agent to fund the Replacements (the "REPLACEMENT RESERVE ACCOUNT"). In addition, Borrower shall deposit $4.17 monthly per pad (the "REPLACEMENT RESERVE MONTHLY DEPOSIT") into the Replacement Reserve Account on each Scheduled Payment Date during any Replacement Reserve Period. Amounts so deposited shall hereinafter be referred to as "REPLACEMENT RESERVE FUNDS."

         SECTION 9.3. INTENTIONALLY DELETED.

         SECTION 9.4. REQUIRED WORK.

         Borrower shall diligently pursue all Required Repairs and Replacements (collectively, the "REQUIRED WORK") to completion in accordance with the following requirements:

         (a) Lender reserves the right, at its option, to approve all contracts or work orders with materialmen, mechanics, suppliers, subcontractors, contractors or other parties providing labor or materials in connection with the Required Work to the extent such contracts or work orders exceed $100,000. Upon Lender's request, Borrower shall assign any contract or subcontract to Lender.

         (b) In the event Lender determines in its reasonable discretion that any Required Work is not being or has not been performed in a workmanlike or timely manner, upon ten (10) days notice to Borrower and Borrower's failure to commence performance of such Required Work in accordance with this Section 9.4, Lender shall have the option to withhold disbursement for such unsatisfactory Required Work and to proceed under existing contracts or to contract with third parties to complete such Required Work and to apply Replacement Reserve Funds, if any, toward the labor and materials necessary to complete such Required Work, without providing any prior notice to Borrower and to exercise any and all other remedies available to Lender upon an Event of Default hereunder.

         (c) In order to facilitate Lender's completion of the Required Work, as permitted in subsection 9.4(b) above, Borrower grants Lender the right to enter onto the Property and perform any and all work and labor necessary to complete the Required Work and/or employ watchmen to protect the Property from damage. All sums so expended by Lender, to the extent not from the Reserve Funds, shall be deemed to have been advanced under the Loan to Borrower and secured by the Mortgage. For this purpose Borrower constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake the Required Work in the name of Borrower upon Borrower's failure to do so in a workmanlike and timely manner. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked. Borrower empowers said attorney-in-fact as follows: (i) to use any of the Reserve Funds for the purpose of making or completing the Required Work; (ii) to make such additions, changes and corrections to the Required Work as shall be reasonably necessary to complete the Required Work; (iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes; (iv) to pay, settle or compromise all existing bills and claims which are or may become Liens against the Property, or as may be reasonably necessary for the completion of the Required Work, or for clearance of title; (v) to execute all applications and certificates in the name of Borrower which may be required by any of the contract documents; (vi) to prosecute and defend all actions or proceedings in connection with the Property or the rehabilitation and repair of the Property; and (vii) to do any and every act which Borrower would be required to do on its own behalf to fulfill the terms of this Agreement.

         (d) Nothing in this Section 9.4 shall: (i) make Lender responsible for making or completing the Required Work; (ii) require Lender to expend funds in addition to the Reserve Funds to make or complete any Required Work; (iii) obligate Lender to proceed with the Required Work; or (iv) obligate Lender to demand from Borrower additional sums to make or complete any Required Work.

         (e) Borrower shall permit Lender and Lender's agents and representatives (including, without limitation, Lender's engineer, architect, or inspector) or third parties performing Required Work pursuant to this Section
9.4 to enter onto the Property during normal business hours (subject to the rights of tenants under their Leases) to inspect the progress of any Required Work and all materials being used in connection therewith, to examine all plans and shop drawings relating to such Required Work which are or may be kept at the Property, and to complete any Required Work made pursuant to this Section 9.4. Borrower shall cause all contractors and subcontractors to cooperate with Lender and Lender's representatives or such other persons described above in connection with inspections described in this Section 9.4 or the completion of Required Work pursuant to this Section 9.4.

         (f) Lender may, to the extent any Required Work would reasonably require an inspection of the Property, inspect the Property at Borrower's expense prior to making a disbursement of the Reserve Funds in order to verify completion of the Required Work for which reimbursement is sought. Borrower shall pay Lender a reasonable inspection fee not exceeding $500 for each such inspection. Lender may require that such inspection be conducted by an

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

appropriate independent qualified professional selected by Lender and/or may require a copy of a certificate of completion by an independent qualified professional acceptable to Lender prior to the disbursement of the Reserve Funds. Borrower shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional.

         (g) The Required Work and all materials, equipment, fixtures, or any other item comprising a part of any Required Work shall be constructed, installed or completed, as applicable, free and clear of all mechanic's, materialman's or other Liens (except for Permitted Encumbrances).

         (h) Before each disbursement of the Reserve Funds, if any, Lender may require Borrower to provide Lender with a search of title to the Property effective to the date of the disbursement, which search shows that no mechanic's or materialmen's or other Liens of any nature have been placed against the Property since the date of recordation of the Mortgage and that title to the Property is free and clear of all Liens (except for Permitted Encumbrances).

         (i) All Required Work shall comply with all Legal Requirements in all material respects and applicable insurance requirements including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters.

         (j) Borrower hereby assigns to Lender all rights and claims Borrower may have against all Persons supplying labor or materials in connection with the Required Work; provided, however, that Lender may not pursue any such rights or claims unless an Event of Default has occurred and remains uncured.

         SECTION 9.5. RELEASE OF RESERVE FUNDS

         (a) Upon written request from Borrower and satisfaction of the requirements set forth in this Agreement, Lender shall disburse to Borrower amounts, if any, from the Replacement Reserve Account to the extent necessary to reimburse Borrower for the actual costs of any approved Replacements. Notwithstanding the preceding sentence, in no event shall Lender be required to
(x) disburse funds from any of the Reserve Accounts if an Event of Default exists or (y) disburse funds (if any) from the Replacement Reserve Account to reimburse Borrower for the costs of routine repairs or maintenance to the Property or for costs which are to be reimbursed from funds held in any other Reserve Account.

         (b) Each request for disbursement from any of the Reserve Accounts shall be on a form provided or approved by Lender and shall (i) include copies of invoices for all items or materials purchased and all labor or services provided and (ii) specify (A) the Required Work for which the disbursement is requested, (B) the quantity and price of each item purchased, if the Required Work includes the purchase or replacement of specific items, (C) the price of all materials (grouped by type or category) used in any Required Work other than the purchase or replacement of specific items, and (D) the cost of all contracted labor or other services applicable to each Required Work for which such request for disbursement is made. With each request Borrower shall certify that all Required Work has been performed in accordance with all Legal

Requirements. Except as provided in Section 9.5(d), each request for disbursement shall be made only after completion of the Replacement (or the portion thereof completed in accordance with Section 9.5(d)) for which disbursement is requested. Borrower shall provide Lender evidence satisfactory to Lender in its reasonable judgment of such completion or performance.

         (c) Upon Borrower's request, Lender shall disburse funds from the Replacement Reserve Account to Borrower on a monthly basis, and Borrower shall use such funds to pay all invoices in connection with the Required Work with respect to which a disbursement is requested. In addition, as a condition to any disbursement, Lender may require Borrower to obtain lien waivers from each contractor, supplier, materialman, mechanic or subcontractor who receives payment in an amount equal to or greater than $10,000 for completion of its work or delivery of its materials. Any lien waiver delivered hereunder shall conform to all Legal Requirements and shall cover all work performed and materials supplied (including equipment and fixtures) for the Property by that contractor, supplier, subcontractor, mechanic or materialman through the date covered by the current disbursement request (or, in the event that payment to such contractor, supplier, subcontractor, mechanic or materialmen is to be made by a joint check, the release of lien shall be effective through the date covered by the previous release of funds request).

         (d) If (i) the cost of any item of Required Work exceeds $25,000 and (ii) the contractor performing such Required Work requires periodic payments pursuant to terms of a written contract, a request for disbursement from the Reserve Accounts may be made after completion of a portion of the work under such contract, provided (A) such contract requires payment upon completion of such portion of work, (B) the materials for which the request is made are on site at the Property and are properly secured or have been installed in the Property, (C) all other conditions in this Agreement for disbursement have been satisfied, and (D) in the case of a Replacement, funds remaining in the Replacement Reserve Account are, in Lender's judgment, sufficient to complete such Replacement and other Replacements when required.

         (e) Borrower shall not make a request for, nor shall Lender have any obligation to make, any disbursement from any Reserve Account more frequently than once in any calendar month and (except in connection with the final disbursement) in any amount less than the lesser of (i) $10,000 or (ii) the total cost of the Required Work for which the disbursement is requested.

         (f)      Intentionally deleted.

         (g)      Intentionally deleted.

         (h) Lender's disbursement of any Reserve Funds or other acknowledgment of completion of any Required Work in a manner satisfactory to Lender shall not be deemed a certification or warranty by Lender to any Person that the Required Work has been completed in accordance with Legal Requirements.

         (i) If the funds in any Reserve Account should exceed the amount of payments actually applied by Lender for the purposes of the account, Lender in its sole discretion shall either return any excess to Borrower or credit such excess against future payments to be made to that Reserve Account. In allocating any such excess, Lender may deal with the Person shown on Lender's records as being the owner of the Property.

         (j) The insufficiency of any balance in any of the Reserve Accounts shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.

         (k)      INTENTIONALLY DELETED.

         (l) Upon termination of the Replacement Reserve Period or payment in full of the Debt, all amounts remaining on deposit, if any, in the Replacement Reserve Account shall be returned to Borrower or the Person shown on Lender's records as being the owner of the Property and no other party shall have any right or claim thereto.

         SECTION 9.6. TAX AND INSURANCE RESERVE FUNDS

         Borrower shall establish on the date hereof an Eligible Account with Lender or Lender's agent sufficient to discharge Borrower's obligations for the payment of Taxes and Insurance Premiums pursuant to Section 5.4 and Section 8.1 hereof (the "TAX AND INSURANCE RESERVE ACCOUNT"). Borrower shall deposit into the Tax and Insurance Reserve Account on each Scheduled Payment Date during any Tax and Insurance Reserve Period (a) one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months or such higher amount necessary to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to the earlier of (i) the date that the same will become delinquent and (ii) the date that additional charges or interest will accrue due to the non-payment thereof, and (b) except to the extent Lender has waived the insurance escrow because the insurance required hereunder is maintained under a blanket insurance Policy acceptable to Lender in accordance with Section 8.1(c), one-twelfth of the Insurance Premiums that Lender estimates will be payable during the next ensuing twelve (12) months for the renewal of the coverage afforded by the Policies upon the expiration thereof or such higher amount necessary to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (said amounts in (a) and (b) above hereinafter called the "TAX AND INSURANCE RESERVE FUNDS"). Lender will apply the Tax and Insurance Reserve Funds to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Section 5.4 and Section 8.1 hereof. In making any disbursement from the Tax and Insurance Reserve Account, Lender may do so according to any bill, statement or estimate procured from the appropriate public office or tax lien service (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Reserve Funds shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Section 5.4 and Section 8.1 hereof, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Reserve Account. In allocating any such excess, Lender may deal with the person shown on Lender's records as being the owner of the Property. Any amount remaining in the Tax and Insurance Reserve Account after the Debt has been paid in full shall be returned to Borrower or the person shown on Lender's records as being the owner of the Property and no other party shall have any right or claim thereto. If at any time Lender

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reasonably determines that the Tax and Insurance Reserve Funds are not or will not be sufficient to pay Taxes and Insurance Premiums by the dates set forth in
(a) and (b) above, Lender shall notify Borrower of such determination and Borrower shall pay to Lender any amount necessary to make up the deficiency within ten (10) days after notice from Lender to Borrower requesting payment thereof.

         SECTION 9.7. EXCESS CASH

         Borrower shall establish on the date hereof a sub-account of the Cash Management Account into which Borrower shall deposit all Excess Cash on each Scheduled Payment Date during any Cash Management Period (the "EXCESS CASH RESERVE ACCOUNT"). Amounts so deposited shall hereinafter be referred to as the "EXCESS CASH RESERVE FUNDS." Sums from the Excess Cash Reserve Account shall be disbursed to Borrower's Account upon the discontinuation of a Cash Management Period.

         SECTION 9.8. TERRORISM RESERVE.

         Upon the occurrence of an Act of Terror (i) Borrower shall establish an Eligible Account with Lender or Lender's agent (the "TERRORISM RESERVE ACCOUNT") and (ii) Borrower Principal shall immediately deposit into the Terrorism Reserve Account an amount equal to the sum of the three (3) Monthly Payment Amounts that would be payable by Borrower for the three (3) Scheduled Payment Dates immediately following the occurrence of such Act of Terror. Amounts so deposited shall hereinafter be referred to as the "TERRORISM RESERVE FUNDS". "ACT OF TERROR" shall mean any foreign acts of terrorism or similar acts of sabotage (excluding acts of war or nuclear, chemical and biological acts) in which the Property is directly affected by such acts. Lender shall apply Terrorism Reserve Funds, if any, to any amounts due hereunder.

         SECTION 9.9. RESERVE FUNDS GENERALLY

         (a) Funds on deposit in the Reserve Accounts shall be held by Lender or any Loan servicer, as applicable, and invested in Permitted Investments as directed by Lender, and interest shall be credited to Borrower. All such interest shall be and become part of the applicable Reserve Accounts and shall be disbursed in accordance with Section 9.5 above, provided, however, that Lender may, at its election, retain any such interest for its own account for application to the Debt in accordance with this Agreement and the other Loan Documents during the occurrence and continuance of an Event of Default. Borrower agrees that it shall include all interest on the applicable Reserve Funds as the income of Borrower (and, if Borrower is a partnership or other pass-through entity, the partners, members or beneficiaries of Borrower, as the case may be), and shall be the owner of the applicable Reserve Funds for federal and applicable state and local tax purposes.

         (b) Borrower grants to Lender a first-priority perfected security interest in, and assigns and pledges to Lender, each of the Reserve Accounts and any and all Reserve Funds now or hereafter deposited in the Reserve Accounts as additional security for payment of the Debt. Until expended or applied in accordance herewith, the Reserve Accounts and the Reserve Funds shall constitute additional security for the Debt. The provisions of this Section 9.9 are intended

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to give Lender or any subsequent holder of the Loan "control" of the Reserve
Accounts within the meaning of the UCC.

         (c) The Reserve Accounts and any and all Reserve Funds now or hereafter deposited in the Reserve Accounts shall be subject to the exclusive dominion and control of Lender, which shall hold the Reserve Accounts and any or all Reserve Funds now or hereafter deposited in the Reserve Accounts subject to the terms and conditions of this Agreement. Borrower shall have no right of withdrawal from the Reserve Accounts or any other right or power with respect to the Reserve Accounts or any or all of the Reserve Funds now or hereafter deposited in the Reserve Accounts, except as expressly provided in this Agreement.

         (d) Lender shall furnish or cause to be furnished to Borrower, without charge, an annual accounting of each Reserve Account in the normal format of Lender or its loan servicer, showing credits and debits to such Reserve Account and the purpose for which each debit to each Reserve Account was made.

         (e) As long as no Event of Default has occurred and is continuing, Lender shall make disbursements from the Reserve Accounts in accordance with this Agreement. All such disbursements shall be deemed to have been expressly pre-authorized by Borrower, and shall not be deemed to constitute the exercise by Lender of any remedies against Borrower unless an Event of Default has occurred and is continuing and Lender has expressly stated in writing its intent to proceed to exercise its remedies as a secured party, pledgee or lienholder with respect to the Reserve Accounts.

         (f) If any Event of Default occurs, Borrower shall immediately lose all of its rights to receive disbursements from the Reserve Accounts until the earlier to occur of (i) the date on which such Event of Default is cured to Lender's satisfaction, or (ii) the payment in full of the Debt. In addition, at Lender's election, Borrower shall lose all of its rights to receive interest on the Reserve Accounts during the occurrence and continuance of an Event of Default. Upon the occurrence and during the continuance of an Event of Default, Lender may exercise any or all of its rights and remedies as a secured party, pledgee and lienholder with respect to the Reserve Accounts. Without limitation of the foregoing, during the continuance of any Event of Default, Lender may use and disburse the Reserve Funds (or any portion thereof) for any of the following purposes: (A) repayment of the Debt, including, but not limited to, principal prepayments and the prepayment premium applicable to such full or partial prepayment (as applicable); (B) reimbursement of Lender for all losses, fees, costs and expenses (including, without limitation, reasonable legal fees) suffered or incurred by Lender as a result of such Event of Default; (C) payment of any amount expended in exercising any or all rights and remedies available to Lender at law or in equity or under this Agreement or under any of the other Loan Documents; (D) payment of any item from any of the Reserve Accounts as required or permitted under this Agreement; or (E) any other purpose permitted by applicable law; provided, however, that any such application of funds shall not cure or be deemed to cure any Event of Default. Without limiting any other provisions hereof, each of the remedial actions described in the immediately preceding sentence shall be deemed to be a commercially reasonable exercise of Lender's rights and remedies as a secured party with respect to the Reserve Funds and shall not in any event be deemed to constitute a setoff or a foreclosure of a statutory banker's lien. Nothing in this Agreement shall obligate Lender to apply all or any portion of the Reserve Funds to effect a cure of any Event of Default, or to pay the Debt, or in any specific order of priority. The exercise of any or all of Lender's rights and remedies under this Agreement or under any of the other Loan Documents shall not in any way prejudice or affect Lender's right to initiate and complete a foreclosure under the Mortgage.

         (g) The Reserve Funds shall not constitute escrow or trust funds and may be commingled with other monies held by Lender. Notwithstanding anything else herein to the contrary, Lender may commingle in one or more Eligible Accounts any and all funds controlled by Lender, including, without limitation, funds pledged in favor of Lender by other borrowers, whether for the same purposes as the Reserve Accounts or otherwise. Without limiting any other provisions of this Agreement or any other Loan Document, the Reserve Accounts may be established and held in such name or names as Lender or its loan servicer, as agent for Lender, shall deem appropriate, including, without limitation, in the name of Lender or such loan servicer as agent for Lender. In the case of any Reserve Account which is held in a commingled account, Lender or its loan servicer, as applicable, shall maintain records sufficient to enable it to determine at all times which portion of such account is related to the Loan. The Reserve Accounts are solely for the protection of Lender. With respect to the Reserve Accounts, Lender shall have no responsibility beyond the allowance of due credit for the sums actually received by Lender or beyond the reimbursement or payment of the costs and expenses for which such accounts were established in accordance with their terms. Upon assignment of the Loan by Lender, any Reserve Funds shall be turned over to the assignee and any responsibility of Lender as assignor shall terminate. The requirements of this Agreement concerning Reserve Accounts in no way supersede, limit or waive any other rights or obligations of the parties under any of the Loan Documents or under applicable law.

         (h) Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in the Reserve Accounts or the Reserve Funds deposited therein or permit any Lien to attach thereto, except for the security interest granted in this Section 9.9, or any levy to be made thereon, or any UCC Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

         (i)      Borrower will maintain the security interest created by this
Section 9.9 as a first priority perfected security interest and will defend the right, title and interest of Lender in and to the Reserve Accounts and the Reserve Funds against the claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of Lender, and at the sole expense of Borrower, Borrower will promptly and duly execute and deliver such further instruments and documents and will take such further actions as Lender reasonably may request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

                                   ARTICLE 10
                                CASH MANAGEMENT

         SECTION 10.1. LOCKBOX ACCOUNT AND CASH MANAGEMENT ACCOUNT

         (a) Borrower acknowledges and confirms that Borrower has established, and Borrower covenants that it shall maintain, (i) pursuant to the Lockbox Agreement, an Eligible

Account into which Borrower shall, and shall cause Manager to, deposit or cause to be deposited, all Rents and other revenue from the Property (such account, all funds at any time on deposit therein and any proceeds, replacements or substitutions of such account or funds therein, are referred to herein as the "LOCKBOX ACCOUNT"), and (ii) an Eligible Account with Lender or any Loan servicer, as applicable, into which funds in the Lockbox Account shall be transferred pursuant to the terms of Section 10.2(b) hereof (such account, the sub-accounts thereof, all funds at any time on deposit therein and any proceeds, replacements or substitutions of such account or funds therein, are referred to herein as the "CASH MANAGEMENT Account").

         (b) The Lockbox Account and Cash Management Account shall each be in the name of Borrower for the benefit of Lender, as secured party, provided that Borrower shall be the owner of all funds on deposit in such accounts for federal and applicable state and local tax purposes. Sums on deposit in the Cash Management Account shall not be invested except in such Permitted Investments as determined and directed by Lender and all income earned thereon shall be the income of Borrower and be applied to and become part of the Cash Management Account, to be disbursed in accordance with this Article 10. Neither Lockbox Bank nor Lender shall have any liability for any loss resulting from the investment of funds in Permitted Investments in accordance with the terms and conditions of this Agreement.

         (c) The Lockbox Account and Cash Management Account shall be subject to the exclusive dominion and control of Lender and, except as otherwise expressly provided herein, neither Borrower, Manager nor any other party claiming on behalf of, or through, Borrower or Manager, shall have any right of withdrawal therefrom or any other right or power with respect thereto.

         (d) Borrower agrees to pay the customary fees and expenses of Lockbox Bank (incurred in connection with maintaining the Lockbox Account) and Lender (incurred in connection with maintaining the Cash Management Account) and any successors thereto in connection therewith, as separately agreed by them from time to time.

         (e) Lender shall be responsible for the performance only of such duties with respect to the Cash Management Account as are specifically set forth herein, and no duty shall be implied from any provision hereof. Lender shall not be under any obligation or duty to perform any act which would involve it in expense or liability or to institute or defend any suit in respect hereof, or to advance any of its own monies. Borrower shall indemnify and hold Lender and its directors, employees, officers and agents harmless from and against any loss, cost or damage (including, without limitation, reasonable attorneys' fees and disbursements) incurred by such parties in connection with the Cash Management Account other than such as result from the gross negligence or willful misconduct of Lender or intentional nonperformance by Lender of its obligations under this Agreement.

         SECTION 10.2. DEPOSITS AND WITHDRAWALS

         (a)      Borrower represents, warrants and covenants that:

                  (i) Concurrently with the execution of this Agreement, Borrower shall notify and advise Manager to deposit directly into the Lockbox Account all payments of Rents or any other item payable under such Leases pursuant to an instruction letter in the form of Exhibit A attached hereto (a "RENT DIRECTION LETTER"). If Borrower fails to provide any such notice (and without prejudice to Lender's rights with respect to such default), Lender shall have the right, and Borrower hereby grants to Lender a power of attorney (which power of attorney shall be coupled with an interest and irrevocable so long as any portion of the Debt remains outstanding), to sign and deliver a Rent Direction Letter;

                  (ii) Borrower shall, and shall cause Manager to, instruct all Persons that maintain open accounts with Borrower or Manager with respect to the Property or with whom Borrower or Manager does business on an "accounts receivable" basis with respect to the Property to deliver all payments due under such accounts to the Lockbox Account. Neither Borrower nor Manager shall direct any such Person to make payments due under such accounts in any other manner;

                  (iii) All Rents or other income from the Property shall (A) be deemed additional security for payment of the Debt and shall be held in trust for the benefit, and as the property, of Lender, (B) not be commingled with any other funds or property of Borrower or Manager, and
         (C) if received by Borrower notwithstanding the delivery of a Rent Direction Letter, be deposited in the Lockbox Account within one (1) Business Day of receipt;

                  (iv) Without the prior written consent of Lender, so long as any portion of the Debt remains outstanding, Borrower shall not terminate, amend, revoke or modify any Rent Direction Letter in any manner whatsoever or direct or cause Manager to pay any amount in any manner other than as provided in the Rent Direction Letter; and

                  (v) So long as any portion of the Debt remains outstanding, neither Borrower, Manager nor any other Person shall open or maintain any accounts other than the Lockbox Account into which revenues from the ownership and operation of the Property are deposited. The foregoing shall not prohibit Borrower from utilizing one or more separate accounts for the disbursement or retention of funds that have been transferred to Borrower pursuant to the express terms of this Agreement.

         (b) Provided no Event of Default has occurred, at all times other than during a Cash Management Period, Lockbox Bank shall, on each Business Day, withdraw all collected and available funds in excess of $2,500 (funds are not available if, in the reasonable determination of Lockbox Bank, such funds are subject to a bank hold or freeze (pursuant to applicable Legal Requirements), dispute or legal process preventing their withdrawal) held in the Lockbox Account and disburse such funds to the Borrower Account. Upon the occurrence and during the continuance of a Cash Management Period, Lockbox Bank shall (and Lender shall instruct Lockbox Bank to), on each Business Day, withdraw all collected and available funds (funds are not available if, in the reasonable determination of Lockbox Bank, such funds are subject to a bank hold or freeze (pursuant to applicable Legal Requirements), dispute or legal process preventing their withdrawal) held in the Lockbox Account and transfer by wire transfer or other method of transfer mutually agreeable to Lockbox Bank and Lender to the Cash Management Account to be held until disbursed by Lender pursuant to Section 10.2(c). Provided no Event of Default has occurred and is continuing, upon the earlier to occur of (a) payment in full of the

Debt or (b) the discontinuation of a Cash Management Period, Lockbox Bank shall no longer transfer funds in the Lockbox Account to the Cash Management Account in accordance with this subsection (b) and shall transfer funds (if any) in the Lockbox Account to the Borrower Account or, upon payment in full of the Debt, as otherwise directed by Borrower. In the event a Cash Management Period occurs three times during the term of the Loan and if required by the Lockbox Bank, Borrower shall not be entitled to any rights to the withdrawal of funds from the Lockbox Account during the remaining term of the Loan, the Cash Management Period shall continue, and Lender shall continue to have the right to the withdrawal of funds from the Lockbox Account until the Debt is paid in full.

         (c) During a Cash Management Period, on each Scheduled Payment Date (and if such day is not a Business Day, then the immediately preceding day which is a Business Day) commencing the month immediately following the month during which the Cash Management Period commences, Borrower hereby irrevocably authorizes Lender to withdraw or allocate to the sub-accounts of the Cash Management Account, as the case may be, amounts received in the Cash Management Account, in each case to the extent that sufficient funds remain therefor and Lender may, at its option, withdraw or allocate such funds as follows:

                  (i) during a Tax and Insurance Reserve Period, funds sufficient to pay the monthly deposits to the Tax and Insurance Reserve Account shall be allocated to the Tax and Insurance Reserve Account to be held and disbursed in accordance with Section 9.6;

                  (ii) funds sufficient to pay the Monthly Payment Amount (or an amount up to the entire amount of the Debt upon an acceleration of the Loan in accordance with the terms hereof), shall be withdrawn and paid to Lender;

                  (iii) during a Replacement Reserve Period, funds sufficient to pay the Replacement Reserve Monthly Deposit shall be allocated to the Replacement Reserve Account to be held and disbursed in accordance with Section 9.5;

                  (iv) funds sufficient to pay any interest accruing at the Default Rate, late payment charges, if any, and any other sums due and payable to Lender under any of the Loan Documents, shall be withdrawn and paid to Lender and applied against such items;

                  (v) funds sufficient to pay Lockbox Bank for all costs and expenses incurred by Lockbox Bank in connection with the maintenance and administration of the Lockbox Account;

                  (vi) funds sufficient to pay Lender or any Loan servicer, as applicable, the customary fees and expenses incurred in connection with maintaining the Cash Management Account; and

                  (vii) funds in an amount equal to the balance (if any) remaining on deposit in the Cash Management Account after the foregoing withdrawals and allocations shall be deposited in the Excess Cash Reserve Account to be held and disbursed in accordance with Section
         9.7. Upon the discontinuance of a Cash Management Period, funds (if any) on deposit in the Excess Cash Reserve Account shall be transferred to Borrower's Account.

         (d) Notwithstanding anything to the contrary herein, Borrower acknowledges that Borrower is responsible for monitoring the sufficiency of funds deposited in the Cash Management Account and that Borrower is liable for any deficiency in available funds, irrespective of whether Borrower has received any account statement, notice or demand from Lender or Lender's servicer. If the amount on deposit in the Cash Management Account is insufficient to make all of the withdrawals and allocations described in Section 10.2(c)(i) through (vi) above, Borrower shall deposit such deficiency into the Cash Management Account within five (5) days (provided that such five day period shall not constitute a grace period for any default or Event of Default under this Agreement or any other Loan Document based on a failure to satisfy any monetary obligation provided in any Loan Document).

         (e) Notwithstanding anything to the contrary contained herein, if an Event of Default shall have occurred and be continuing, Borrower hereby irrevocably authorizes Lender to make any and all withdrawals from the Lockbox Account and Cash Management Account and transfers between any of the Reserve Accounts as Lender shall determine in Lender's sole and absolute discretion and Lender may use all funds contained in any such accounts for any purpose, including but not limited to repayment of the Debt in such order, proportion and priority as Lender may determine in its sole and absolute discretion. Lender's right to withdraw and apply funds as stated herein shall be in addition to all other rights and remedies provided to Lender under this Agreement, the Note, the Mortgage and the other Loan Documents.

         SECTION 10.3. SECURITY INTEREST

         (a) To secure the full and punctual payment of the Debt and performance of all obligations of Borrower now or hereafter existing under this Agreement and the other Loan Documents, Borrower hereby grants to Lender a first-priority perfected security interest in the Lockbox Account and Cash Management Account, all interest, cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held therein, any and all amounts invested in Permitted Investments, and all "proceeds" (as defined in the UCC as in effect in the state in which the Lockbox Account and Cash Management Account are located or maintained) of any or all of the foregoing. Furthermore, Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any of the foregoing or permit any Lien to attach thereto or any levy to be made thereon or any UCC Financing Statements to be filed with respect thereto. Borrower will maintain the security interest created by this Section 10.3(a) as a first priority perfected security interest and will defend the right, title and interest of Lender in and to the Lockbox Account and Cash Management Account against the claims and demands of all Persons whomsoever.

         (b) Borrower authorizes Lender to file any financing statement or statements required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein in connection with the Lockbox Account and Cash Management Account. Borrower agrees that at any time and from time to time, at the expense of Borrower, Borrower will promptly and duly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby (including, without limitation, any security interest in and to any Permitted Investments) or to enable Lender to exercise and enforce its rights and remedies hereunder.

         (c) Upon the occurrence and during the continuance of an Event of Default, Lender may exercise any or all of its rights and remedies as a secured party, pledgee and lienholder with respect to the Lockbox Account and Cash Management Account. Without limitation of the foregoing, upon any Event of Default, Lender may use the Lockbox Account and Cash Management Account for any of the following purposes: (A) repayment of the Debt, including, but not limited to, principal prepayments and the prepayment premium applicable to such full or partial prepayment (as applicable); (B) reimbursement of Lender for all losses, fees, costs and expenses (including, without limitation, reasonable legal fees) suffered or incurred by Lender as a result of such Event of Default; (C) payment of any amount expended in exercising any or all rights and remedies available to Lender at law or in equity or under this Agreement or under any of the other Loan Documents; (D) payment of any item as required or permitted under this Agreement; or (E) any other purpose permitted by applicable law; provided, however, that any such application of funds shall not cure or be deemed to cure any Event of Default. Without limiting any other provisions hereof, each of the remedial actions described in the immediately preceding sentence shall be deemed to be a commercially reasonable exercise of Lender's rights and remedies as a secured party with respect to the Lockbox Account and Cash Management Account and shall not in any event be deemed to constitute a setoff or a foreclosure of a statutory banker's lien. Nothing in this Agreement shall obligate Lender to apply all or any portion of the Lockbox Account or Cash Management Account to effect a cure of any Event of Default, or to pay the Debt, or in any specific order of priority. The exercise of any or all of Lender's rights and remedies under this Agreement or under any of the other Loan Documents shall not in any way prejudice or affect Lender's right to initiate and complete a foreclosure under the Mortgage.

         SECTION 10.4. DEFINITIONS. Notwithstanding anything to the contrary contained herein, For purposes of this Article 10 only, Business Day shall mean a day on which Lender and Lockbox Bank are both open for the conduct of substantially all of their respective banking business at the office in the city in which the Note is payable, with respect to Lender and at the office in the city where the Lockbox Account is maintained, with respect to Lockbox Bank (in both instances, excluding Saturdays and Sundays).

                                   ARTICLE 11
                           EVENTS OF DEFAULT; REMEDIES

         SECTION 11.1. EVENT OF DEFAULT

         The occurrence of any one or more of the following events shall constitute an "EVENT OF DEFAULT":

         (a)      if any portion of the Debt is not paid prior to the tenth
(10th) calendar day following the date the same is due or if the entire Debt is not paid on or before the Maturity Date;

         (b) except as otherwise expressly provided in the Loan Documents, if any of the Taxes or Other Charges are not paid when the same are due and payable, unless there is sufficient money in the Tax and Insurance Reserve Account for payment of amounts then due and payable and Lender's access to such money has not been constrained or restricted in any manner;

         (c) if the Policies are not kept in full force and effect, or if the Insurance Certificates or certified copies of the Policies are not delivered to Lender as provided in Section 8.1;

         (d) if Borrower breaches (i) any covenant with respect to itself or any SPE Component Entity (if any) contained in Article 6 and (A) such breach is not cured within ten (10) days of the occurrence thereof and (B) if an Insolvency Opinion was delivered to Lender in connection with the closing of the Loan, Borrower fails to deliver to Lender, within such ten (10) day period, a new or revised Insolvency Opinion, in form and substance, and from a source satisfactory to Lender and if the Loan has been Securitized, the Rating Agencies, to the effect that such breach does not negate or impair the opinion previously delivered to Lender, or (ii) any covenant contained in Article 7 hereof;

         (e) if any representation or warranty of, or with respect to, Borrower, Borrower Principal, any SPE Component Entity, or any member, general partner, principal or beneficial owner of any of the foregoing, made herein, in any other Loan Document, or in any certificate, report, financial statement or other instrument or document furnished to Lender at the time of the closing of the Loan or during the term of the Loan shall have been false or misleading in any material respect when made;

         (f) if (i) Borrower, or any managing member or general partner of Borrower, Borrower Principal, or any SPE Component Entity (if any) shall commence any case, proceeding or other action (A) under any Creditors Rights Laws, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Borrower, any managing member or general partner of Borrower, Borrower Principal, or any SPE Component Entity (if any) shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Borrower, any managing member or general partner of Borrower, Borrower Principal, or any SPE Component Entity (if any) any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against Borrower, any managing member or general partner of Borrower, Borrower Principal, or any SPE Component Entity (if any) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) Borrower, any managing member or general partner of Borrower, Borrower Principal, or any SPE Component Entity (if any) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Borrower, any managing member or general partner of Borrower, Borrower Principal, or any SPE Component Entity (if any) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

         (g) if Borrower shall be in default beyond applicable notice and grace periods under any other mortgage, deed of trust, deed to secure debt or other security agreement covering any part of the Property, whether it be superior or junior in lien to the Mortgage;

         (h) if the Property becomes subject to any mechanic's, materialman's or other Lien other than a Lien for any Taxes or Other Charges not then due and payable and the Lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of sixty (60) days;

         (i) if any federal tax lien is filed against Borrower, any member or general partner of Borrower, Borrower Principal, or any SPE Component Entity (if any) or the Property and same is not discharged of record within sixty (60) days after same is filed;

         (j) if a final non-appealable judgment is filed against Borrower in excess of $500,000 which is not vacated or discharged within 45 days;

         (k)      intentionally deleted;

         (l) if Borrower shall permit any event within its control to occur that would cause any material REA to terminate without notice or action by any party thereto or would entitle any party to terminate any material REA and the term thereof by giving notice to Borrower; or any material REA shall be surrendered, terminated or canceled for any reason or under any circumstance whatsoever except as provided for in such REA; or any term of any material REA shall be modified or supplemented in any material respect without Lender's prior written consent; or Borrower shall fail, within ten (10) Business Days after demand by Lender, to exercise its option to renew or extend the term of any material REA or shall fail or neglect to pursue diligently all actions necessary to exercise such renewal rights pursuant to such REA except as provided for in such REA; or

         (m) if Borrower shall continue to be in default under any other term, covenant or condition of this Agreement or any of the Loan Documents (including, but not limited to, any guaranty or indemnity) for more than ten
(10) days after notice from Lender in the case of any default which can be cured by the payment of a sum of money or for thirty (30) days after notice from Lender in the case of any other default, provided that if such default cannot reasonably be cured within such thirty (30) day period and Borrower shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of sixty (60) days.

         SECTION 11.2. REMEDIES

         (a) Upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in Section 11.1(f) above) and at any time thereafter (until such Event of Default is cured) Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in the Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in Section 11.1(f) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

         (b) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents.

                                   ARTICLE 12
                            ENVIRONMENTAL PROVISIONS

         SECTION 12.1. ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants, to its knowledge based upon an Environmental Report of the Property and information that Borrower knows or should reasonably have known, that: (a) there are no Hazardous Materials or underground storage tanks in, on, or under the Property, except those that are both (i) in compliance with Environmental Laws and with permits issued pursuant thereto (if such permits are required), if any, and (ii) either (A) in the case of Hazardous Materials, in amounts not in excess of that necessary to operate the Property for the purposes set forth herein or (B) fully disclosed to and approved by Lender in writing pursuant to an Environmental Report; (b) there are no past, present or threatened Releases of Hazardous Materials in violation of any Environmental Law or which would require remediation by a Governmental Authority in, on, under or from the Property except as described in the Environmental Report; (c) there is no threat of any Release of Hazardous Materials migrating to the Property except as described in the Environmental Report; (d) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property except as described in the Environmental Report; (e) Borrower has not received any written notice or other communication from any Person relating to Hazardous Materials in, on, under or from the Property; and (f) Borrower has truthfully and fully provided to Lender, in writing, any and all information relating to material environmental conditions in, on, under or from the Property known to Borrower or contained in Borrower's files and records, including but not limited to any reports relating to Hazardous Materials in, on, under or migrating to or from the Property and/or to the environmental condition of the Property.

         SECTION 12.2. ENVIRONMENTAL COVENANTS

         Borrower covenants and agrees that so long as Borrower owns, manages, is in possession of, or otherwise controls the operation of the Property: (a) all uses and operations on or of the Property, whether by Borrower or any other Person, shall be in material compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases (in violation of any Environmental Laws) of Hazardous Materials in, on, under, or from the Property;
(c) there shall be no Hazardous Materials in, on, or under the Property, except those that are both (i) in material compliance with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required, and (ii)
(A) in amounts not in excess of that necessary to operate the Property for the purposes set forth herein or (B) fully disclosed to and approved by Lender in writing; (d) Borrower shall keep the Property free and clear of all Environmental Liens; (e) Borrower shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Section 12.4 below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (f) Borrower shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable written request of Lender, upon Lender's reasonable belief that the Property is not in full compliance with all Environmental Laws, and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (g) Borrower shall, at its sole cost and expense, comply with all reasonable written requests of Lender to (i) reasonably effectuate remediation of any Hazardous Materials in, on, under or from the Property; and
(ii) comply in all material respects with any Environmental Law; (h) Borrower shall not allow any tenant or other user of the Property to violate any Environmental Law; and (i) Borrower shall immediately notify Lender in writing after it has become aware of (A) any presence or Release or threatened Release of Hazardous Materials in, on, under, from or migrating towards the Property;
(B) any material non-compliance with any Environmental Laws related in any way to the Property; (C) any actual or potential Environmental Lien against the Property; (D) any required or proposed remediation of environmental conditions relating to the Property; and (E) any written notice or other communication of which Borrower becomes aware from any source whatsoever (including but not limited to a Governmental Authority) relating in any way to Hazardous Materials.

         SECTION 12.3. LENDER'S RIGHTS

         Lender and any other Person designated by Lender, including but not limited to any representative of a Governmental Authority, and any environmental consultant, and any receiver appointed by any court of competent jurisdiction, shall have the right, but not the obligation, to enter upon the Property at all reasonable times (upon reasonable notice) to assess any and all aspects of the environmental condition of the Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Lender's reasonable discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing. Borrower shall cooperate with and provide access to Lender and any such person or entity designated by Lender.

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         SECTION 12.4. OPERATIONS AND MAINTENANCE PROGRAMS

         If recommended by the Environmental Report or any other environmental assessment or audit of the Property, Borrower shall establish and comply with an operations and maintenance program with respect to the Property, in form and substance reasonably acceptable to Lender, prepared by an environmental consultant reasonably acceptable to Lender, which program shall address any asbestos-containing material or lead based paint that may now or in the future be detected at or on the Property. Without limiting the generality of the preceding sentence, Lender may require (a) periodic notices or reports to Lender in form, substance and at such intervals as Lender may specify, (b) an amendment to such operations and maintenance program to address changing circumstances, laws or other matters, (c) at Borrower's sole expense, supplemental examination of the Property by consultants specified by Lender, (d) access to the Property by Lender, its agents or servicer, to review and assess the environmental condition of the Property and Borrower's compliance with any operations and maintenance program, and (e) variation of the operations and maintenance program in response to the reports provided by any such consultants.

         SECTION 12.5. ENVIRONMENTAL DEFINITIONS

         "ENVIRONMENTAL LAW" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies and other government directives or requirements, as well as common law, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act, that apply to Borrower or the Property and relate to Hazardous Materials or protection of human health or the environment. "ENVIRONMENTAL LIENS" means all Liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other Person. "ENVIRONMENTAL REPORT" means the written reports resulting from the environmental site assessments of the Property delivered to Lender in connection with the Loan. "HAZARDOUS MATERIALS" shall mean petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials; radioactive materials; polychlorinated biphenyls and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on the Property is prohibited by any federal, state or local authority; any substance that requires special handling; and any other material or substance now or in the future defined as a "hazardous substance," "hazardous material", "hazardous waste", "toxic substance", "toxic pollutant", "contaminant", or "pollutant" within the meaning of any Environmental Law. "RELEASE" of any Hazardous Materials includes but is not limited to any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

         SECTION 12.6. INDEMNIFICATION

         (a) Borrower and Borrower Principal covenant and agree at their sole cost and expense, to protect, defend, indemnify, release and hold Indemnified Parties harmless from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified

Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (i) any presence of any Hazardous Materials in, on, above, or under the Property; (ii) any past, present or threatened Release of Hazardous Materials in, on, above, under or from the Property; (iii) any activity by Borrower, any Person affiliated with Borrower, and any Tenant or other user of the Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Materials at any time located in, under, on or above the Property or any actual or proposed remediation of any Hazardous Materials at any time located in, under, on or above the Property, whether or not such remediation is voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action; (iv) any past, present or threatened non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Property or operations thereon, including but not limited to any failure by Borrower, any person or entity affiliated with Borrower, and any tenant or other user of the Property to comply with any order of any Governmental Authority in connection with any Environmental Laws; (v) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering the Property; (vi) any acts of Borrower, any person or entity affiliated with Borrower, and any tenant or other user of the Property in (A) arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Materials at any facility or incineration vessel containing such or similar Hazardous Materials or (B) accepting any Hazardous Materials for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release, or a threatened Release of any Hazardous Substance which causes the incurrence of costs for remediation; and (vii) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Agreement relating to environmental matters (the matters listed in clauses (i) through (vii) above are each hereinafter referred to as an "ENVIRONMENTAL PROBLEM".

         (b) Upon written request by any Indemnified Party, Borrower and Borrower Principal shall defend same (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their reasonable discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding. Upon demand, Borrower and Borrower Principal shall pay or, in the sole discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

         (c) Notwithstanding the foregoing, Borrower shall have no liability for any Losses imposed upon or incurred by or asserted against any Indemnified Parties and described in subsection (a) above to the extent that Borrower can conclusively prove both that such Losses were caused solely by actions, conditions or events that occurred after the date that Lender (or any purchaser at a foreclosure sale) actually acquired title to the Property and that such Losses were not caused by the direct or indirect actions of Borrower, Borrower Principal, or any partner, member, principal, officer, director, trustee or manager of Borrower or Borrower Principal or any employee, agent, contractor or Affiliate of Borrower or Borrower Principal. The obligations and liabilities of Borrower and Borrower Principal under this
Section 12.6 shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Mortgage, provided however, that in the event (i) the Debt is paid in full in the ordinary course, (ii) Borrower delivers to Lender a Phase I environmental site assessment with respect to the Property which concludes that the Property does not contain any Hazardous Materials and is not subject to any significant risk of contamination from any off site Hazardous Materials in violation of the representations, warranties, and covenants set forth in this Article 12 Agreement, as determined by Lender, (iii) no Event of Default exists and is continuing, (iv) Lender has not exercised any of its remedies under Section 11.2 hereof to obtain an entry of a judgment of foreclosure, exercise any power of sale, or delivery of a deed in lieu of foreclosure of the Mortgage, (v) as of the date of determination, all of the representations and warranties contained in this Article 12 are true and correct, as determined by Lender and (vi) there has been no change, between the date hereof and the date the Loan is paid in full, in any Environmental Law which would impose liability on a mortgagee or lender with respect to any Environmental Problem notwithstanding the payment in full of the Loan, Borrower and Borrower Principal shall be released from its obligations under this Agreement on the third (3rd) anniversary of the date on which items (i)-(vi) above are satisfied.

                                   ARTICLE 13
                                SECONDARY MARKET

         SECTION 13.1. TRANSFER OF LOAN

         Lender may, at any time, sell, transfer or assign the Loan Documents, or grant participations therein ("PARTICIPATIONS") or syndicate the Loan ("SYNDICATION") or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement ("SECURITIES") (a Syndication or the issuance of Participations and/or Securities, a "SECURITIZATION").

         SECTION 13.2. DELEGATION OF SERVICING

         At the option of Lender, the Loan may be serviced by a servicer/trustee selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to such servicer/trustee pursuant to a servicing agreement between Lender and such servicer/trustee.

         SECTION 13.3. DISSEMINATION OF INFORMATION

         Lender may forward to each purchaser, transferee, assignee, or servicer of, and each participant, or investor in, the Loan, or any Participations and/or Securities or any of their respective successors (collectively, the "INVESTOR") or any Rating Agency rating the Loan, or any Participations and/or Securities, each prospective Investor, and any organization maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to Borrower, any managing member or general partner thereof, Borrower Principal, any SPE

Component Entity (if any) and the Property, including financial statements, whether furnished by Borrower or otherwise, as Lender determines necessary or desirable. Borrower irrevocably waives any and all rights it may have under applicable Legal Requirements to prohibit such disclosure, including but not limited to any right of privacy. In the event of a conflict between any of the provisions of this Section 13.3 and paragraph 5 of that certain letter agreement dated as of August 25, 2003 by Banc of America Securities LLC and accepted and agreed to by Borrower Principal (the "ADVISORY AGREEMENT") (the provisions of which are set forth on Schedule 4, attached hereto) relating to, among other things, confidentiality and the dissemination of certain confidential information, the provisions of the Advisory Agreement shall control.

SECTION 13.4. COOPERATION

         At the request of the holder of the Note and, to the extent not already required to be provided by Borrower under this Agreement, Borrower and Borrower Principal shall use reasonable efforts to provide updates of the information (i) delivered by Borrower under Section 3.20 hereof or (ii) required to be delivered by Borrower under Article 5 hereof, including, without limitation, to:

         (a) provide updated financial, budget and other information with respect to the Property, Borrower, Borrower Principal and Manager (all of the foregoing being referred to as the "PROVIDED INFORMATION");

         (b) make changes to the organizational documents of Borrower, any SPE Component Entity and their respective principals;

         (c) at Borrower's expense, cause counsel to render or update existing opinion letters as to enforceability and non-consolidation, which may be relied upon by the holder of the Note, the Rating Agencies and their respective counsel, which shall be dated as of the closing date of the Securitization;

         (d) at Lender's sole cost and expense, permit site inspections in accordance with the terms of this Agreement, appraisals, market studies and other due diligence investigations of the Property, as may be reasonably requested by the holder of the Note or the Rating Agencies or as may be necessary or appropriate in connection with the Securitization;

         (e)      intentionally deleted;

         (f) execute such amendments to the Loan Documents as may be requested by the holder of the Note or the Rating Agencies or otherwise to effect the Securitization including, without limitation, bifurcation of the Loan into two or more components and/or separate notes and/or creating a senior/subordinate note structure; provided, however, that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (i) change the interest rate, the stated maturity or the amortization of principal set forth in the Note, except in connection with a bifurcation of the Loan which may result in varying fixed interest rates and amortization schedules, but which shall have the same initial weighted average coupon of the original Note, or (ii) in the reasonable judgment of Borrower, modify or amend any other material economic term of the Loan, or (iii) in the reasonable judgment of Borrower, materially increase Borrower's obligations and liabilities under the Loan Documents;

         (g) deliver to Lender and/or any Rating Agency one or more certificates executed by an officer of Borrower certifying as to the accuracy, as of the closing date of the Securitization, of all representations made by Borrower in the Loan Documents as of the Closing Date or, if such representations are no longer accurate, certifying as to what modifications to the representations would be required to make such representations accurate as of the closing date of the Securitization;

         (h) have reasonably appropriate personnel participate in a bank meeting and/or presentation for the Rating Agencies or Investors;

         (i) cooperate with and assist Lender in obtaining ratings of the Securities from two (2) or more of the Rating Agencies; and

         (j) if required by any Rating Agency, deliver, at Borrower's sole cost and expense and within fifteen (15) Business Days of Lender's request therefore, (1) opinions relating to certain aspects of federal and Delaware law and Borrower's status as a single member Delaware limited liability company thereunder and (2) an Insolvency Opinion, which such opinions shall be given by a law firm acceptable to such Rating Agency and shall otherwise be in form and substance acceptable to such Rating Agency. Lender hereby acknowledges that Borrower may deliver such opinions in one consolidated opinion that, together with the Loan, addresses other Loans (made by Lender) relating to Affiliates of Borrower, provided that such opinion adequately identifies Borrower, the Property and other applicable matters relating to the Loan. In addition, Borrower shall make any changes to its organizational documents to the extent required in connection with the issuance of such opinions, provided that such changes shall not result in an adverse economic effect to Borrower.

         All reasonable third party costs and expenses incurred by Borrower in connection with Borrower's complying with requests made under this Section 13.4 shall be paid by Borrower. Lender shall be responsible for all of its out-of-pocket costs in connection with a securitization.

         In the event that Borrower requests any consent or approval hereunder and the provisions of this Agreement or any Loan Documents require the receipt of written confirmation from each Rating Agency with respect to the rating on the Securities, or, in accordance with the terms of the transaction documents relating to a Securitization, such a rating confirmation is required in order for the consent of Lender to be given, Borrower shall pay all of the costs and expenses of Lender, Lender's servicer and each Rating Agency in connection therewith, and, if applicable, shall pay any fees imposed by any Rating Agency as a condition to the delivery of such confirmation. Lender agrees, upon request, to use commercially reasonable efforts to cooperate with Borrower and to facilitate Borrower's efforts to obtain any such rating confirmation as required hereunder, which cooperation shall include supplying the Rating Agencies with copies of reports, documents and other information and materials provided to Lender by Borrower, provided however, that in no event shall (1) Lender be required to incur any costs or expenses (other than de minimus costs or expenses) in connection with such cooperation or (2) Lender's agreement hereunder to cooperate with Borrower in obtaining a rating confirmation obligate

Lender to institute (or threaten to institute) or participate in (or threaten to participate in) any litigation, suits, or proceedings at law or in equity against any Rating Agency in connection with Borrower's efforts to obtain such rating confirmation.

SECTION 13.5. SECURITIZATION INDEMNIFICATION

         (a) Borrower understands that certain of the Provided Information may be included in disclosure documents in connection with the Securitization, including, without limitation, a prospectus, prospectus supplement, offering memorandum or private placement memorandum (each, a "DISCLOSURE DOCUMENT") and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act or the Exchange Act, or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, Borrower will cooperate with the holder of the Note in updating the Disclosure Document by providing all current information required to be delivered by Borrower under Article 5 hereof necessary to keep the Disclosure Document accurate and complete in all material respects.

         (b) Borrower agrees to provide in connection with each of (i) a preliminary and a final offering memorandum or private placement memorandum or similar document (including any Investor or Rating Agency "term sheets" or presentations relating to the Property and/or the Loan) or (ii) a preliminary and final prospectus or prospectus supplement, as applicable, an indemnification certificate (A) indemnifying Lender (and for purposes of this Section 13.5, Lender hereunder shall include its officers and directors) and the Affiliate of Lender that (i) has filed the registration statement, if any, relating to the Securitization and/or (ii) which is acting as issuer, depositor, sponsor and/or a similar capacity with respect to the Securitization (any Person described in (i) or (ii), an "ISSUER PERSON") and each director and officer of any Issuer Person, and each Person or entity who controls any Issuer Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "ISSUER GROUP") for any Losses to which Lender or the Issuer Group may become subject insofar as the Losses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such sections (including any Investor or Rating Agency "term sheets" or presentations relating to the Property and/or the Loan) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such sections (including any Investor or Rating Agency "term sheets" or presentations relating to the Property and/or the Loan) or necessary in order to make the statements in such sections (including any Investor or Rating Agency "term sheets" or presentations relating to the Property and/or the Loan) or in light of the circumstances under which they were made, not misleading (collectively the "SECURITIES LIABILITIES") and (B) agreeing to reimburse Lender and the Issuer Group for any legal or other expenses reasonably incurred by Lender and Issuer Group in connection with investigating or defending the Securities Liabilities; provided, however, that Borrower will be liable in any such case under clauses (A) or (B) above only to the extent that any such Securities Liabilities arise out of or is based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender or any member of the Issuer Group by or on behalf of Borrower in connection with the Provided Information. This indemnity agreement will be in addition to any liability which Borrower may otherwise have. Moreover, the indemnification provided for in Clauses (A) and
(B) above shall be effective in the
event an indemnification certificate certifying that Borrower has carefully examined any preliminary or a final offering memorandum described above or prospectus or other document (including any Investor or Rating Agency "term sheets" or presentations relating to the Property and/or the Loan), as applicable, including without limitation, the sections entitled "Special Considerations," and/or "Risk Factors," and "Certain Legal Aspects of the Mortgage Loan," or similar sections, and all sections relating to Borrower, Borrower Principal, Manager, their Affiliates, the Loan, the Loan Documents and the Property, and any risks or special considerations relating thereto, and that, to the best of Borrower's knowledge, such sections (and any other sections reasonably requested) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading has been requested by Lender and has not been provided by Borrower and shall be applicable based on information previously provided by Borrower or its Affiliates if Borrower does not provide such requested indemnification certificate.

         (c) In connection with filings under the Exchange Act or any information provided to holders of Securities on an ongoing basis, Borrower agrees to indemnify (i) Lender and the Issuer Group for Losses to which Lender or the Issuer Group may become subject insofar as the Securities Liabilities arise out of or are based upon the omission or alleged omission to state in the Provided Information a material fact required to be stated in the Provided Information in order to make the statements in the Provided Information, in light of the circumstances under which they were made not misleading and (ii) reimburse Lender or the Issuer Group for any legal or other expenses reasonably incurred by Lender or the Issuer Group in connection with defending or investigating the Securities Liabilities.

         (d)      Promptly after receipt by an indemnified party under this
Section 13.5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 13.5, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this Section 13.5 the indemnifying party shall be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. The indemnifying party shall not be liable for the expenses of more than one such separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another indemnified party.

         (e) In order to provide for just and equitable contribution in circumstances in which the indemnity agreements provided for in Section 13.5(c) or Section 13.5(d) is or are for any reason held to be unenforceable by an indemnified party in respect of any losses, claims, damages or liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 13.5(c) or Section 13.5(d), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered:
(i) the indemnified party's and Borrower's relative knowledge and access to information concerning the matter with respect to which claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrower hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

         (f) The liabilities and obligations of Borrower, and Lender under this Section 13.5 shall survive the satisfaction of this Agreement and the satisfaction and discharge of the Debt.

         SECTION 13.6. INTENTIONALLY DELETED

                                   ARTICLE 14
                                INDEMNIFICATIONS

         SECTION 14.1. GENERAL INDEMNIFICATION

         Borrower shall indemnify, defend and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (b) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (d) any failure of the Property to be in compliance with any Applicable Legal Requirements; (e) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (f) the holding or investing of the Reserve Accounts or the performance of the Required Work, or Additional Replacements, or (g) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the Loan (collectively, the "INDEMNIFIED LIABILITIES"); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such

Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

         SECTION 14.2. MORTGAGE AND INTANGIBLE TAX INDEMNIFICATION

         Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of the Mortgage, the Note or any of the other Loan Documents, but excluding any income, franchise or other similar taxes.

         SECTION 14.3. ERISA INDEMNIFICATION

         Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, reasonable attorneys' fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender's sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Section 4.8 or Section
5.18 of this Agreement.

         SECTION 14.4. SURVIVAL

         The obligations and liabilities of Borrower under this Article 14 shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Mortgage.

                                   ARTICLE 15
                                  EXCULPATION

         SECTION 15.1. EXCULPATION

         (a) Except as otherwise provided herein or in the other Loan Documents, Lender shall not enforce the liability and obligation of Borrower or Borrower Principal, as applicable, to perform and observe the obligations contained herein or in the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower or Borrower Principal, except that Lender may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon this Agreement, the Note, the Mortgage and the other Loan Documents, and the interest in the Property, the Rents and any other collateral given to Lender created by this Agreement, the Note, the Mortgage and the other Loan Documents; provided, however, that any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Property, in the Rents and in any other collateral given to Lender. Lender, by accepting this Agreement, the Note, the Mortgage and the other Loan Documents, agrees that it shall not, except as otherwise provided in this Section 15.1, sue for, seek or demand any deficiency judgment against Borrower or Borrower Principal in any such action or proceeding, under or by reason of or under or in connection with this Agreement, the Note, the Mortgage or the other Loan Documents. The provisions of this Section 15.1 shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Agreement, the Note, the Mortgage or the other Loan Documents; (ii) impair the right of Lender to name Borrower or Borrower Principal as a party defendant in any action or suit for judicial foreclosure and sale under this Agreement and the Mortgage;
(iii) affect the validity or enforceability of any indemnity (including, without limitation, those contained in Section 12.6, with respect to Borrower or Borrower Principal, Section 13.5, with respect to Borrower, and Article 14 of this Agreement, with respect to Borrower), guaranty, master lease or similar instrument made in connection with this Agreement, the Note, the Mortgage and the other Loan Documents; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the assignment of leases provisions contained in the Mortgage; or (vi) impair the right of Lender to obtain a deficiency judgment or other judgment on the Note against Borrower or Borrower Principal if necessary to obtain any Insurance Proceeds or Awards to which Lender would otherwise be entitled under this Agreement; provided however, Lender shall only enforce such judgment to the extent of the Insurance Proceeds and/or Awards.

         (b) Notwithstanding the provisions of this Section 15.1 to the contrary:

                  (1) Borrower and Borrower Principal shall be personally liable to Lender on a joint and several basis for Losses due to:

                  (i) fraud or intentional misrepresentation by Borrower, Borrower Principal or any other Affiliate of Borrower or Borrower Principal in connection with the execution and the delivery of this Agreement, the Note, the Mortgage, any of the other Loan Documents, or any certificate, report, financial statement or other instrument or document furnished to Lender at the time of the closing of the Loan or during the term of the Loan;

                  (ii) Borrower's misapplication or misappropriation of Rents received by Borrower after the occurrence and during the continuance of an Event of Default;

                  (iii) Borrower's misapplication or misappropriation of tenant security deposits or Rents collected in advance and which have not been applied to the operation of the Property;

                  (iv) the misapplication or the misappropriation of Insurance Proceeds or Awards;

                  (v) Borrower's failure to pay Taxes, Other Charges (except to the extent that sums sufficient to pay such amounts have been deposited in escrow with Lender pursuant to the terms hereof and there exists no impediment to Lender's utilization thereof) beyond any applicable notice and cure periods specified therein;

                  (vi) any act of actual intentional physical waste or arson by Borrower, any principal, Affiliate, member or general partner thereof or by Borrower Principal, any principal, Affiliate, member or general partner thereof; or

                  (vii) the portion of any Rent paid by any Tenant more than thirty (30) days in advance that would have been payable by such Tenant from and after the occurrence of an Event of Default; and

                  (2) Borrower Principal shall be personally liable to Lender for Losses due to the Property, or any part thereof, becoming an asset in
(A) a voluntary bankruptcy or insolvency proceeding of Borrower or Borrower Principal, or (B) an involuntary bankruptcy or insolvency proceeding of Borrower or Borrower Principal in connection with which Borrower, Borrower Principal, SPE Component Entity or any Affiliate of any of the foregoing has or have solicited, procured, or supported in any way with the creditors commencing or filing such proceeding. Additionally, Borrower Principal shall be personally liable to Lender for Losses in the event of a breach by Borrower or SPE Component Entity of any of the covenants set forth in Article 6, except to the extent that such breach was inadvertent, immaterial and is promptly cured in accordance with
Section 11.1(d).

         (c) Notwithstanding the foregoing, the agreement of Lender not to pursue recourse liability as set forth in subsection (a) above SHALL BECOME NULL AND VOID and shall be of no further force and effect and the Debt shall become fully recourse (1) to Borrower and Borrower Principal, jointly and severally, in the event of a breach of any of the covenants set forth in Article 7 hereof and
(2) to Borrower in the event (i) of a breach by Borrower or SPE Component Entity of any of the covenants set forth in Article 6, except the extent that such breach was inadvertent, immaterial and is promptly cured in accordance with
Section 11.1(d) hereof or (ii) the Property or any part thereof shall become an asset in (A) a voluntary bankruptcy or insolvency proceeding of Borrower or Borrower Principal, or (B) an involuntary bankruptcy or insolvency proceeding of Borrower or Borrower Principal in connection with which Borrower, Borrower Principal, SPE Component Entity or any Affiliate of any of the foregoing has or have solicited, procured, or supported in any way with the creditors commencing or filing such proceeding.

         (d) Nothing herein shall be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provision of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness secured by the Mortgage or to require that all collateral shall continue to secure all of the indebtedness owing to Lender in accordance with this Agreement, the Note, the Mortgage or the other Loan Documents.

                                   ARTICLE 16
                                    NOTICES

         SECTION 16.1. NOTICES

         All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested, (b) expedited prepaid overnight delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or by (c) telecopier (with answer back acknowledged provided an additional notice is given pursuant to subsection (b) above), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

         If to Lender:              To the Lender notice addresses set forth on
                                    Schedule 1, attached hereto.

         If to Borrower:            c/o Manufactured Home Communities, Inc.
                                    Two North Riverside Plaza, Suite 800
                                    Chicago, Illinois 60606
                                    Attention: President
                                    Facsimile No.: (312) 279-1710

         With a copy to:            c/o Manufactured Home Communities, Inc.
                                    Two North Riverside Plaza, Suite 800
                                    Chicago, Illinois 60606
                                    Attention: General Counsel
                                    Facsimile No.: (312) 279-1715

         and to:                    Katten Muchin Zavis Rosenman
                                    525 West Monroe Street, Suite 1600
                                    Chicago, Illinois 60661
                                    Attention: Daniel J. Perlman, Esq.
                                    Facsimile No.: (312) 902-1061

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day.

                                   ARTICLE 17
                               FURTHER ASSURANCES

         SECTION 17.1. REPLACEMENT DOCUMENTS

         Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other Loan Document, Borrower will issue, in lieu thereof, a replacement Note or other Loan Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

         SECTION 17.2. RECORDING OF MORTGAGE, ETC.

         Borrower forthwith upon the execution and delivery of the Mortgage and thereafter, from time to time, will cause the Mortgage and any of the other Loan Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Property. Borrower will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, the Mortgage, the other Loan Documents, any note, deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Mortgage, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

         SECTION 17.3. FURTHER ACTS, ETC.

         Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every further acts, deeds, conveyances, deeds of trust, mortgages, assignments, security agreements, control agreements, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby mortgaged, deeded, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording the Mortgage, or for complying with all Legal Requirements. Borrower, on demand, will execute and deliver, and in the event it shall fail to so execute and deliver, hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements and financing statement amendments to evidence more effectively, perfect and maintain the priority of the security interest of Lender in the Property. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including without limitation, such rights and remedies available to Lender pursuant to this Section 17.3.

         SECTION 17.4. CHANGES IN TAX, DEBT, CREDIT AND DOCUMENTARY STAMP LAWS

         (a) If any law is enacted or adopted or amended after the date of this Agreement which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender's interest in the Property, Borrower will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury then Lender shall have the option by written notice of not less than one hundred twenty (120) days to declare the Debt immediately due and payable without any prepayment premium.

         (b) Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of the Mortgage or the Debt. If such claim, credit or deduction shall be required by law, Lender shall have the option, by written notice of not less than one hundred twenty (120) days, to declare the Debt immediately due and payable without any prepayment premium.

         If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, the Mortgage, or any of the other Loan Documents or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.

         SECTION 17.5. EXPENSES

         Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of written notice from Lender for all reasonable costs and expenses (including reasonable, actual attorneys' fees and disbursements reasonably incurred by Lender in accordance with this Agreement in connection with (a) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Property); (b) Borrower's ongoing performance of and compliance with Borrower's respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (c) following a request by Borrower, Lender's ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date;
(d) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (e) securing Borrower's compliance with any requests made pursuant to the provisions of this Agreement; (f) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Lien in favor of Lender pursuant to this Agreement and the other Loan Documents; (g) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; and (h) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender.

                                   ARTICLE 18
                                     WAIVERS

         SECTION 18.1. REMEDIES CUMULATIVE; WAIVERS

         The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower or Borrower Principal pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

         SECTION 18.2. MODIFICATION, WAIVER IN WRITING

         No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

         SECTION 18.3. DELAY NOT A WAIVER

         Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

         SECTION 18.4. TRIAL BY JURY

         BORROWER, BORROWER PRINCIPAL AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH

REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, BORROWER PRINCIPAL AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF LENDER, BORROWER PRINCIPAL AND BORROWER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER, BORROWER PRINCIPAL AND LENDER.

         SECTION 18.5. WAIVER OF NOTICE

         Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

         SECTION 18.6. REMEDIES OF BORROWER

         In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment. Lender agrees that, in such event, it shall cooperate in expediting any action seeking injunctive relief or declaratory judgment.

         SECTION 18.7. WAIVER OF MARSHALLING OF ASSETS

         To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower's partners and others with interests in Borrower, and of the Property, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever.

         SECTION 18.8. WAIVER OF STATUTE OF LIMITATIONS

         Borrower hereby expressly waives and releases, to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its Other Obligations.

         SECTION 18.9. WAIVER OF COUNTERCLAIM

         Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

                                   ARTICLE 19
                                  GOVERNING LAW

         SECTION 19.1. CHOICE OF LAW

         This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State of New York and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New York, provided however, (a) that with respect to the creation, perfection, priority and enforcement of any Lien created by the Loan Documents, and the determination of deficiency judgments, the laws of the state where the Property is located shall apply, and (b) with respect to the security interest in each of the Reserve Accounts and the Lockbox Account, the laws of the state where each such account is located shall apply.

         SECTION 19.2. SEVERABILITY

         Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         SECTION 19.3. PREFERENCES

         Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any Creditors Rights Laws, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

                                   ARTICLE 20
                                 MISCELLANEOUS

         SECTION 20.1. SURVIVAL

         This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

         SECTION 20.2. LENDER'S DISCRETION

         Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

         SECTION 20.3. HEADINGS

         The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         SECTION 20.4. COST OF ENFORCEMENT

         In the event (a) that the Mortgage is foreclosed in whole or in part,
(b) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, or
(c) Lender exercises any of its other remedies under this Agreement or any of the other Loan Documents, Borrower shall be chargeable with and agrees to pay all costs of collection and defense, including attorneys' fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

         SECTION 20.5. SCHEDULES INCORPORATED

         The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

         SECTION 20.6. OFFSETS, COUNTERCLAIMS AND DEFENSES

         Any assignee of Lender's interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

         SECTION 20.7. NO JOINT VENTURE OR PARTNERSHIP; NO THIRD PARTY BENEFICIARIES

         (a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

         (b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

         (c) The general partners, members, principals and (if Borrower is a trust) beneficial owners of Borrower are experienced in the ownership and operation of properties similar to the Property, and Borrower and Lender are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property. Borrower is not relying on Lender's expertise, business acumen or advice in connection with the Property.

         (d) Notwithstanding anything to the contrary contained herein, Lender is not undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents.

         (e) By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Agreement, the Mortgage, the Note or the other Loan Documents, including, without limitation, any officer's certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.

         (f) Borrower recognizes and acknowledges that in accepting this Agreement, the Note, the Mortgage and the other Loan Documents, Lender is expressly and primarily relying on the truth and accuracy of the representations and warranties set forth in Article 4 of this Agreement without any obligation to investigate the Property and notwithstanding any investigation of the Property by Lender; that such reliance existed on the part of Lender prior to the date hereof, that the warranties and representations are a material inducement to Lender in making the Loan; and that Lender would not be willing to make the Loan and accept this Agreement, the Note, the Mortgage and the other Loan Documents in the absence of the warranties and representations as set forth in Article 4 of this Agreement.

         SECTION 20.8. PUBLICITY

         All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan, Lender, Banc of America Securities LLC, or any of their Affiliates shall be subject to the prior written approval of Lender, not to be unreasonably withheld, provided however, that Lender's consent shall not be required in connection with any such news releases, publicity or advertising by Borrower or its Affiliates to the extent Borrower or its Affiliates are required to make such news releases pursuant to applicable Legal Requirements. Lender shall be permitted to make any news, releases, publicity or advertising by Lender or its Affiliates through any media intended to reach the general public which refers to the Loan, the Property, Borrower, Borrower Principal and their respective Affiliates without the approval of Borrower or any such Persons. Borrower also agrees that Lender may share any information pertaining to the Loan with Bank of America Corporation, including its bank subsidiaries, Banc of America Securities LLC and any other Affiliates of the foregoing, in connection with the sale or transfer of the Loan or any Participations and/or Securities created. In the event of a conflict between any of the provisions of this Section 20.8 and paragraph 5 of the Advisory Agreement, the applicable provisions of the Advisory Agreement shall control.

         SECTION 20.9. CONFLICT; CONSTRUCTION OF DOCUMENTS; RELIANCE

         In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

         SECTION 20.10. ENTIRE AGREEMENT

         This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written between Borrower and Lender are superseded by the terms of this Agreement and the other Loan Documents.

         SECTION 20.11. TAX DISCLOSURE

         Notwithstanding anything herein to the contrary, except as reasonably necessary to comply with applicable securities laws, each party (and each employee, representative or other agent of each party) hereto may disclose to any and all persons, without limitation of any kind, any information with respect to the United States federal income "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such parties (or their representatives) relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal income tax treatment or tax structure of the transactions contemplated hereby.

         SECTION 20.12. EXECUTION BY BORROWER PRINCIPAL

         Borrower Principal is executing this Agreement solely for the purpose of (a) making the representations and warranties applicable to Borrower Principal contained in Sections 4.1, 4.3, 4.4, 4.5, 4.7, 4.8, 4.10, 4.14 (with respect to financial information of Borrower Principal), 4.31, 4.39, and 4.40 of this Agreement, and (b) agreeing to the terms, covenants and conditions applicable to Borrower Principal contained in Sections 9.8, 12.6, 13.4, 15.1(b), 15.1(c), 18.4, and 18.10.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                     BORROWER:

                                     ________________________________________, a
                                     ___________________________________________

                                     By:________________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                     BORROWER PRINCIPAL:

                                     Acknowledged and agreed to with respect to its obligations set forth in Section 20.12 hereof:

                                     ________________________________________, a
                                     ___________________________________________

                                     By:________________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                     LENDER:

                                     [BANK OF AMERICA, N.A.,] [MORGAN STANLEY
                                     MORTGAGE CAPITAL INC.] [WELLS FARGO BANK,
                                     NATIONAL ASSOCIATION]

                                     By:________________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                     [[LOCKBOX BANK:]

                                     ACKNOWLEDGED AND AGREED TO WITH RESPECT TO
                                     ITS OBLIGATIONS SET FORTH IN ARTICLE 10
                                     HEREOF:

                                     ________________________________________, A
                                     ___________________________________________

                                     BY:________________________________________
                                        NAME: __________________________________
                                        TITLE: _________________________________

                                    EXHIBIT A

                              RENT DIRECTION LETTER

                                    EXHIBIT B

                       BORROWER EQUITY OWNERSHIP STRUCTURE

                   EXHIBIT C [RELEASE PARCEL PROPERTIES ONLY]

                                  (OUT PARCEL)

                                 (see attached)

                                   SCHEDULE 1

                                CREEKSIDE ESTATES

ELIGIBLE INSTITUTION: Bank of America, N.A.

LOCKBOX BANK: Bank of America, N.A.

OPERATING LEASE: Not Applicable

PRINCIPAL AMOUNT OF NOTE: $3,760,000

NOTE RATE: 6.327%

MATURITY DATE (SECTION 2.2(b)): 11/01/2015

MONTHLY PAYMENT AMOUNT (SECTION 2.2(b)): $23,229.59

PAYMENT ADDRESS (SECTION 2.2(d)):

SUBSTITUTION/DEFEASANCE LOCKOUT PERIOD (SECTION 2.4(b) AND SECTION 2.5): the fourth (4th) anniversary of the first Scheduled Payment Date

BORROWER ORGANIZATIONAL IDENTIFICATION NUMBER (SECTION 4.2):

LENDER NOTICE ADDRESS (SECTION 16.1):

                                   SCHEDULE 2

                                REQUIRED REPAIRS

                                 (see attached)

                                   SCHEDULE 3

                                BORROWER ACCOUNT

                                   SCHEDULE 4

                              (ADVISORY AGREEMENT)

         The Manufactured Home Communities, Inc. (the "Company") agrees that all advice given by Banc of America Securities LLC ("BAS") in connection with its engagement hereunder is for the benefit and use of the Company in considering its strategic situation and that no such advice shall be used for any other purpose or be disclosed, reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor shall any public references to BAS be made by or on behalf of the Company, in each case without BAS' prior written consent, which consent shall not be unreasonably withheld. BAS agrees to maintain the confidentiality of the confidential or proprietary information ("Confidential Information") provided by the Company to BAS in connection with this engagement and to utilize or disclose the Confidential Information only in connection with the activities and transactions contemplated by this letter agreement (the "Permitted Use"). BAS shall only disclose the Confidential Information (i) to its employees, officers, agents, advisors and other representatives (collectively, its "Representatives") who need to know such Confidential Information in connection with the Permitted Use or (ii) as required by law, regulation or legal, governmental or regulatory process but only after, in the case of this clause (iii), notice to the Company, unless such notice is prohibited by law, regulation or legal, governmental or regulatory process. Notwithstanding the foregoing, the following will not constitute Confidential Information: (i) information which was already known to BAS prior to its disclosure by the Company; (ii) information which is obtained by the BAS from a third party who is not known by the BAS to be prohibited from disclosing the information to the BAS by a contractual, legal or fiduciary obligation to the Company; (iii) information which is or becomes publicly available (other than as a result of disclosure by the BAS in violation of this paragraph); and
(iv) information which is independently developed, discovered or arrived at by the BAS or any of its Representatives without use of Confidential Information. BAS shall be liable for any beach of the provisions of this paragraph by its Representatives. The obligations related to Confidential Information contained in this paragraph shall terminate two years from the date of this letter agreement and will survive any earlier termination of this letter agreement. Notwithstanding anything to the contrary contained herein, BAS and the Company shall be permitted to disclose the tax treatment and tax structure of any strategic alternative (including any materials, opinions or analyses relating to such tax treatment or tax structure, but without disclosure of identifying information or, except to the extent relating to such tax structure or tax treatment, any nonpublic commercial or financial information) on and after the earliest to occur of the date of (i) public announcement of discussions relating to such strategic alternative, (ii) public announcement of such strategic alternative or (iii) execution of a definitive agreement (with or without conditions) to enter into such strategic alternative; provided, however, that if such strategic alternative is not consummated for any reason, the provisions of this sentence shall cease to apply with respect to such strategic alternative.

                                  SCHEDULE 4.5

                                  (LITIGATION)

                                      NONE

                                     - 3 -